 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2006

REGISTRATION STATEMENT NO. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYBER MERCHANTS EXCHANGE, INC.
(Name of Small Business Issuer in Its Charter)

California	3695	95-4597370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employee Identification No.)

5th Floor, QPL Industrial Building, 126-140 Texaco Road,
Tsuen Wan, Hong Kong
(852) 2944-9905
(Address and telephone number of principal executive
offices and principal place of business)

Chung Kwok, Chief Executive Officer
5th Floor, QPL Industrial Building, 126-140 Texaco Road,
Tsuen Wan, Hong Kong
(852) 2944-9905
(Name, address and telephone number of Agent for Service)

COPY TO:

Kevin K. Leung, Esq.
Dominador Tolentino, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share, underlying our Series B Convertible Preferred Stock	29,310,345	(1)	$0.45 (2)	13,189,655.25 (2)	$1,411.29
Common Stock, no par value per share, to be issued upon exercise of fixed-priced warrants	32,241,380		$0.326 (3)	10,510,689.88 (3)	$1,124.64
Common Stock, no par value per share	18,898,449		$0.45 (2)	8,504,302.05 (2)	$909.96
Total	80,450,174				$3,445.89

(1) Represents 29,310,345 common shares issuable upon full conversion of our Series B Convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average of the high and low prices of the common stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on September 11, 2006.

(3) Calculated in accordance with Rule 457(g)(1) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION
8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2006

PROSPECTUS
CYBER MERCHANTS EXCHANGE, INC.

80,450,174 shares of Common Stock

This prospectus covers the resale by selling stockholders named on page 15 of up to 80,450,174 shares of our common stock, no par value, which include:

●	29,310,345 shares of common stock underlying Series B Convertible Preferred Stock issued in conjunction with our private placement completed on August 16, 2006;

●
32,241,380 shares of common stock issuable upon exercise of outstanding warrants we issued in connection with our issuance of the Series B Convertible Preferred Stock, at an exercise price of $0.326 per share in conjunction with our private placement completed on August 16, 2006; and

●	18,898,449 shares of common stock.

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

Our common stock is currently listed on the Over the Counter Bulletin Board under the symbol “CMXG.” On September 14, 2006, the closing price of the shares was $0.59 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 15, 2006.

TABLE OF CONTENTS

Prospectus Summary	2
Risk Factors	4
Use of Proceeds	15
Selling Security Holders	15
Plan of Distribution	19
Legal Proceedings	20
Officers and Directors	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	24
Legal Matters	30
Experts	30
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Description of Business	31
Selected Consolidated Financial Data	38
Management’s Discussion and Analysis of Financial Condition and Results of Operations	39
Description of Property	49
Certain Relationships and Related Transactions	50
Market For Common Equity and Related Stockholder Matters	54
Dividend Policy	54
Executive Compensation	54
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	57
Where You Can Find More Information	57
Financial Statements	58

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Prospectus Summary”, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Cyber Merchants Exchange, Inc. and our wholly owned subsidiary, Infosmart Group Limited, and Infosmart’s direct and indirect subsidiaries Info Smart Technology Limited, Info Smart International Enterprises Limited, Infoscience Media Limited and Discobras Industria E Comercio de Electro Eletronica Limiteda as “Cyber”, "our company," "we," "us" and "our."

OUR COMPANY

Cyber Merchants Exchange, Inc. (“Cyber”), through our wholly owned subsidiary Infosmart Group Limited (“Infosmart”), is in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) optical media. We currently manufacture DVDRs with 8x and 16x writable speeds and are preparing for manufacturing of high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China and South America. We currently manufacture and ship our products from Hong Kong where we operate state of the art DVDR manufacturing facilities.

Cyber owns all of the capital stock of Infosmart Group Limited, a holding company incorporated in the British Virgin Islands (“Infosmart”). Infosmart beneficially owns 100% of the issued and outstanding capital stock of both: (i) Info Smart Technology Limited, a company incorporated under the laws of Hong Kong (“IS Technology”); and (ii) Info Smart International Enterprises Limited, a company incorporated under the laws of Hong Kong (“IS International”). IS Technology owns all of the issued and outstanding capital stock of Infoscience Media Limited, a company incorporated under the laws of Hong Kong (“IS Media”). IS Media owns 99.42% of the issued and outstanding capital stock of Discobras Industria E Comercio de Electro Eletronica Limiteda, a company incorporated under the laws of Brazil (“Discobras”), the remaining 0.58% ownership interest in Discobras is held by our local Brazilian partner.

We are constructing a DVDR production facility in Brazil.  In March 2006, IS Media formed Discobras, a Brazilian company, with a local partner, with registered capital of US$8 million for our new Brazilian DVDR production facility. We intend to relocate some of our DVDR manufacturing equipment to Brazil in October 2006. We have obtained all required government licenses and all other documents and approvals necessary to operate a DVDR production facility in Brazil. The facility has been leased since April 2006 and is already prepared for DVDR manufacturing equipment to be installed in October 2006. Production in Brazil is expected to start in the fourth quarter of 2006.

In fiscal 2004, Infosmart’s revenues were $22,421,765 and its net income was $3,024,300. In fiscal 2005, Infosmart’s revenues were $24,577,206 and its net income was $4,214,761.

Share Exchange Transaction

Cyber did not become engaged in the DVDR manufacturing business until August of 2006. Before the closing our recent share exchange transaction in August 2006, we were a shell company with nominal assets and operations, whose sole business was to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a business combination be negotiated and completed pursuant to which Cyber would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. We entered in an Exchange Agreement dated July 7, 2006 and amended on August 14, 2006 (the “Exchange Agreement”) with KI Equity Partners II, LLC (“KI Equity”), Infosmart, the owners of 100% of the capital shares of Infosmart, namely Chung Kwok, Po Nei Sze, Prime Corporate Developments Limited (“Prime Corporate”) and Hamptons Investment Group Limited (“Hamptons”) (collectively the “Infosmart Shareholders”), and Worldwide Gateway Co., Ltd. The closing of the Exchange Agreement occurred on August 16, 2006. At the closing of the Exchange Agreement, Cyber acquired all of Infosmart’s capital shares (the “Infosmart Shares”) from the Infosmart Shareholders, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to Cyber. In exchange, Cyber issued 1,000,000 shares of its Series A Convertible Preferred Stock to the Infosmart Shareholders. Each share of Cyber’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) is convertible into 116.721360 shares of Cyber's common stock, subject to adjustments. The Series A Preferred Stock will immediately and automatically be converted into shares of Cyber's common stock upon the approval by a majority of Cyber's stockholders (voting together on an as-converted-to-common-stock basis), following the closing of the Exchange Agreement, of an increase in the number of authorized shares of Cyber's common stock from 40,000,000 shares to 300,000,000 shares and a change of Cyber's corporate name to Infosmart Group, Inc.

As a result of the closing of the Exchange Agreement, Infosmart became the wholly owned subsidiary of Cyber and became Cyber’s main operational business. The Exchange transaction, for accounting and financial reporting purposes, is deemed to be a reverse acquisition, where Cyber (the legal acquirer) is considered the accounting acquiree and Infosmart (the legal acquiree) is considered the accounting acquirer, and thus the historical financial statements of Infosmart are the financial statements of Cyber. On August 16, 2006, pursuant to the authority granted by Cyber’s bylaws, the Board of Directors of Cyber unanimously changed Cyber’s fiscal year end from May 31 to December 31 of each year.

In connection with the share exchange transaction, Cyber engaged Keating Securities, LLC (“Keating Securities”), an affiliate of Keating Investments, LLC to act as a financial advisor for Cyber in connection with the Exchange transaction. At the closing the Exchange Agreement, Keating Securities was paid an advisory fee of $450,000.

Recent Financing

The closing of the Exchange Agreement described above was contingent on a minimum of $7,000,000 (or such lesser amount as mutually agreed to by Infosmart and the placement agent) being subscribed for, and funded into escrow, by certain accredited and institutional investors ("Investors") in a private placement offering for the purchase of shares of Cyber's Series B Convertible Preferred Stock ("Series B Preferred Stock") and common stock purchase warrants promptly after the closing of the Exchange transaction under terms and conditions approved by Cyber's board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange transaction, and the Exchange transaction was contingent on the closing of the Financing. On August 16, 2006, Cyber completed this private placement offering. Cyber received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, Cyber sold 1,092,857.1429 shares of its Series B Preferred Stock and warrants to purchase an additional 29,310,435 shares of Cyber’s common stock to the Investors. The price per unit in the Financing was $7.00. Each share of Series B Preferred Stock is currently convertible into 26.819924 shares of Cyber's common stock, subject to adjustments. On an as-converted basis, the Series B Preferred Shares would currently convert into 29,310,345 shares of Cyber's common stock.

Keating Securities, LLC and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agents in connection with the Financing. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, warrants to purchase 10% of the number of shares of common stock into which the Series B Preferred Stock issued in the Financing, which in the aggregate totaled 2,931,035 shares of our common stock on an as-converted basis at an exercise price of $0.326 per share. The warrants are fully vested and have a term of five years. The Placement Agent warrants will have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and Warrants. Cyber also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of $25,000.

The proceeds from the sale of the above securities will be used for general working capital purposes, including funding of the construction of our new production facility in Brazil, the purchase of equipment for HD DVDR and DVDR production lines, advertising and marketing expenses and product development expenses.

In connection with the Exchange Agreement, on September 7, 2006, we filed a Preliminary Information Statement on Schedule 14C (the "Information Statement") with the SEC. In the Information Statement, Cyber discloses that shareholders holding in excess of fifty percent (50%) of all shares entitled to vote have approved the following actions by written consent:

●
An amendment to Cyber’s Restated and Amended Articles of Incorporation to increase the number of the Cyber’s authorized shares of common stock from 40,000,000 to 300,000,000 shares with no par value; and

●	An amendment to Cyber’s Restated and Amended Articles of Incorporation to change Cyber’s name to “Infosmart Group, Inc.”

Cyber is a California corporation. Our principal executive offices are located at 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong. Our telephone number is (852) 2944-9905.

THE OFFERING

The shares issued and outstanding prior to this offering consist of 13,428,810 shares of common stock and 2,092,857.1429 shares of preferred stock. We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling stockholders consist of:

●	29,310,345 shares of common stock underlying Series B Convertible Preferred Stock issued in conjunction with our private placement offering completed on August 16, 2006;

●	32,241,380 shares of common stock underlying warrants issued in conjunction with our private placement offering completed on August 16, 2006; and

●	18,898,449 shares of common stock.

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders," "Registration Rights" and "Plan of Distribution," respectively. We will not receive any of the proceeds from those sales. Should the selling security holders, in their discretion, exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders, or that any of the common share purchase warrants underlying the common shares offered under this prospectus will be exercised.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

The limited operating history of Infosmart makes evaluation of our business difficult.

We have limited operating histories. Infosmart was incorporated in the British Virgin Islands on August 23, 2005, and IS Technology was founded in August of 2002. These limited operating histories and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in Cyber's securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We currently experiences customer concentration, which exposes it to all of the risks faced by our material customers.

Currently, 84% of all of our revenues are derived from three customers. E-Net Distribution, our largest customer, contributes approximately 69% of our revenues. DVD Technology and NaSa Multimedia Technology each contribute approximately 6.5% and 8.7%, respectively, of our revenues. Until we secure additional customer relationships, it is possible that we may experience periods during which it will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to negotiate satisfactorily attractive prices for Cyber’s products and will expose Cyber to the risk of substantial losses if a single dominant customer stops conducting business with Cyber. Moreover, Cyber will be subject to the risks faced by these major customers to the extent that such risks impede such customer's ability to stay in business and make timely payments to Cyber.

We continually seek to develop new products and standards, which may not be widely adopted by consumers or, if adopted, may reduce demand by consumers for our older products.

We continually seek to develop new products and standards and enhance existing products and standards with higher memory capacities and other enhanced features. We cannot assure you that our new products and standards will gain market acceptance or that we will be successful in penetrating the new markets that we target. As we introduce new products and standards, it will take time for these new products and standards to be adopted, for consumers to accept and transition to these new products and standards and for significant sales to be generated from them, if this happens at all. Moreover, broad acceptance of new products and standards by consumers may reduce demand for our older products and standards. If this decreased demand is not offset by increased demand for our new products and standards, our results of operations could be harmed. We cannot assure you that any new products or standards we develop will be commercially successful.

Our future operating results may fluctuate and cause the price of our common stock to decline.

We expect that our revenues and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond our control. The factors that could cause our operating results to fluctuate include, but are not limited to:

●	price competition;

●     general price increases by suppliers and manufacturers;

●     our ability to maintain and expand our customer relationships;

●	the introduction of new or enhanced products and strategic alliances by us and our competitors;

●	the success of our brand-building and marketing campaigns;

●	consumer acceptance of our products and general shifts in consumer behavior with respect to our industry;

●	our ability to maintain, upgrade and develop our production facilities and infrastructure;

●	technical difficulties and system downtime;

●	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

●	general economic conditions as well as economic conditions specific to our industry; and

●     our ability to attract and retain qualified management and employees.

If our revenues or operating results fall below the expectations of investors or securities analysts, the price of our common stock could significantly decline.

Our ability to manage our future growth is uncertain.

We are currently anticipating a period of growth as a result of our corporate growth strategy, which aims to, among other things, further develop our manufacturing capabilities, expand our product offerings, and reach new customers. In pursuing these objectives, the resulting strain on our managerial, operational, financial and other resources could be significant. Success in managing such expansion and growth will depend, in part, upon the ability of senior management to manage effectively. Any failure to manage the anticipated growth and expansion could have a material adverse effect on our business.

Increased product returns will decrease our revenues and impact profitability.

We do not make allowances for product returns in our financial statements based on the fact that we have not had a material historical return rate. In order to keep product returns low, we continuously monitor product purchases and returns and may change our product offerings based on the rates of returns. If our actual product returns significantly increase, especially as we expand into new product categories, our revenues and profitability could decrease. Any changes in our policies related to product returns may result in customer dissatisfaction and fewer repeat customers.

Our growth and operating results could be impaired if we are unable to meet our future capital needs.

We may need to raise additional capital in the future to:

●	fund more rapid expansion;

●	acquire or expand into new facilities;

●	maintain, enhance and further develop our manufacturing systems;

●	develop new product categories or enhanced services;

●	fund acquisitions; or

●	respond to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of Cyber's preferred shares and the common stock into which Cyber's preferred shares are convertible. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, develop or enhance our products or services or respond to competitive pressures.

The loss of key senior management personnel could negatively affect our business.

We depend on the continued services and performance of our senior management and other key personnel, particularly Chung Kwok, our Chief Executive Officer and President, Gavin Wong, our V.P. of Sales and Marketing and Sebastian Tseng, our Regional Director for South America and V.P. of Production and R&D. The loss of any of our executive officers or other key employees could harm our business. Infosmart currently has employment agreements with its key personnel. Further, Cyber expects to assume the employment agreements our executive officers currently have with Infosmart that are described in more detail in the section titled “Executive Compensation - Employment Agreements” in this prospectus. Infosmart has a “key person” life insurance policy for Chung Kwok.

Rapid changes in technology could adversely affect our business and hurt our competitive position.

We believe that our ability to increase sales by developing appealing, innovative products has an important role to play in our growth. However, it is extremely difficult to predict future demand in the rapidly changing storage media industry and develop new technologies to meet that demand. We may fail to develop and supply in a timely manner attractive, new products with innovative technologies for this industry and its markets. In the event that our management misreads the industry and market and/or is slow in developing innovative technologies on a cost competitive basis, actual earnings could differ significantly from our forecasts. At the same time, we may cease to be able to compete in markets, resulting in a significant adverse effect on our business results and growth prospects.

The use of technologies and intellectual properties for the production of all of our products are derived from two cooperation agreements and the failure to maintain the effectiveness of such agreements could substantially and adversely affect our business.

Our ability to produce our products depends on two cooperation agreements (the “Cooperation Agreements”) with two parties (“Cooperative Partners”) that have been granted licenses (the “Patent Licenses”) for the use of technologies and intellectual properties necessary for the production of all of our products. Such Cooperation Agreements currently expire on December 31, 2006, but we can renew both agreements. A failure to extend and otherwise maintain effectiveness of such agreements could prevent us from conducting our business of manufacturing our products and could substantially and adversely affect our business.

The patents required for manufacturing our DVDR products are owned by multiple companies. Our failure to obtain all of the required patents to manufacture our products may interfere with our current or future product development and sales.

We have never conducted a comprehensive patent search relating to the technology we use in our products. The Patent Licenses held by the parties with whom we have Cooperation Agreements were obtained through a joint patent licensing program (the “DVDR Patent License Program”) that is administered by Koninklijke Philips Electronics, N.V. (“Philips”). Parties acquiring the patent licenses through this DVDR Patent License Program are allowed to use patents owned by companies including Philips, Sony, Pioneer and/or Hewlett Packard (or for which such companies have patent applications pending) that are essential for manufacturing DVDR products. However, there may be other issued or pending patents owned by third parties that are required for manufacturing our products for which our Cooperative Partners do not have a patent license. If so, we could incur substantial costs defending against patent infringement claims or we could even be blocked from selling our products. We cannot determine with certainty whether any other existing third party patents or the issuance of any new third party patents would require us or our Cooperative Partners to alter, or obtain licenses relating to, our processes or products, or implement alternative non-infringing approaches, all at a significant additional cost to Cyber. There is no assurance that we or our Cooperative Partners will be able to obtain any such licenses on terms favorable to us, if at all, and obtaining and paying royalties on new licenses might materially increase our costs. Additionally, the fees in respect of existing licenses could increase materially in the future when these licenses are renewed, and such increase may have a significantly and adversely impact our business.

Our inability to obtain its own Patent Licenses through the DVD Patent License Program prior to the expiration of the Cooperation Agreements could adversely affect its operations.

We are planning to apply for our own Patent Licenses before the expiration of the two Cooperation Agreements within 90 days of the closing of the Exchange Agreement. In the event we are unable to obtain its own Patent Licenses, then it plans to exercise its option to renew Cooperation Agreements. However, if we are unable to obtain our own Patent Licenses then we may not be able to manufacture our products and this could significantly and adversely affect our business results and financial condition. Our inability to either obtain its own Patent Licenses or to renew and maintain the effectiveness of the Cooperation Agreements could result in delays in product development or prevent us from selling our products until equivalent substitute technology can be identified, licensed and/or integrated or until we are able to substantially engineer our products to avoid infringing the rights of third parties. We might not be able to renegotiate agreements, be able to obtain necessary licenses in a timely manner, on acceptable terms, or at all, or be able to re-engineer our products successfully. Moreover, the loss of or inability to extend any of these Patent Licenses would increase the risk of infringement claims being made against us, which claims could have a material adverse effect on our business.

We may be unable to obtain its own new Hong Kong business customs license for its manufacturing facilities in Hong Kong

The Hong Kong government requires companies manufacturing DVDRs to obtain a business license for the manufacture of optical Disc/Stampers (the “Hong Kong Business Licenses”) from the Customs and Excise Department of Hong Kong. We currently manufacturer our products under HK Business Licenses held by its Cooperative Partners under the Cooperation Agreement. In addition, we plan to obtain our own Hong Kong Business Licenses for our Hong Kong factories within 90 days of the closing of the share exchange transaction. However, if we are unable to obtain such business licenses and we are also unable to extend the Cooperation Agreements beyond December 31, 2006, then production of our products at our Hong Kong factories may be halted, causing substantial losses to Cyber.

Our business may suffer if we are sued for infringing upon the intellectual property rights of third parties.

There may be cases where it is alleged that our products infringe on the intellectual property rights of third parties. As a result, we may suffer damages or may be sued for damages. In either case, settlement negotiations and legal procedures would be inevitable and could be expected to be lengthy and expensive. If our assertions are not accepted in such disputes, we may have to pay damages and royalties and suffer losses such as the loss of our market share. The failure to prevent infringement on the rights of others could have a materially adverse effect on our business development, business results and financial condition.

We are dependent on certain raw materials and other products, and our business will suffer if we are unable to procure such materials and products.

Our manufacturing systems are premised on deliveries of raw materials and other supplies in adequate quality and quantity in a timely manner from many external suppliers. In new product development, we may rely on certain irreplaceable suppliers for materials. Because of this, there may be cases where supplies of raw materials and other products to us are interrupted by: an accident or some other event at a supplier; supply is suspended due to quality or other issues; or there is a shortage of or instability in supply due to a rapid increase in demand for finished products that use certain materials and products. If any of these situations becomes protracted, we may have difficulty finding substitutes in a timely manner from other suppliers, which could have a significant, adverse effect on our production and prevent us from fulfilling our responsibilities to supply products to our customers. Furthermore, if an imbalance arises in the supply-demand equation, there could be a spike in the price of raw materials. In the event of these or other similar occurrences, there could be a material adverse effect on our business results and financial condition.

We compete in a highly competitive industry where some of our competitors are larger and have more resources than us.

We operate in a highly competitive environment. Our competitors are both larger and smaller than us in terms of resources and market share. The marketplaces in which we operate are generally characterized by rapid technological change, frequent new product introductions and declining prices. In these highly competitive markets, our success will depend to a significant extent on its ability to continue to develop and introduce differentiated and innovative products and customer solutions successfully on a timely basis. The success of our product offerings is dependent on several factors including understanding customer needs, strong digital technology, differentiation from competitive offerings, market acceptance and lower costs. Although we believe that we can take the necessary steps to meet the competitive challenges of these marketplaces, no assurance can be given with regard to our ability to take these steps, the actions of competitors, some of which will have greater resources than us, or the pace of technological changes.

Technology in our industry evolves rapidly, potentially causing our products to become obsolete, and we must continue to enhance existing systems and develop new systems or we will lose sales.

Rapid technological advances, rapidly changing customer requirements and fluctuations in demand characterize the current market for our products. Further, there are alternative data storage media and additional media is under development, including high capacity hard drives, new CD-R/DVDR technologies, file servers accessible through computer networks and the Internet. Our existing and development-stage products may become obsolete if our competitors introduce newer or more appealing technologies. If these technologies are patented by or are proprietary to our competitors, then we may not be able to access these technologies. We believe that we must continue to innovate and anticipate advances in the storage media industry in order to remain competitive. If we fail to anticipate or respond to technological developments or customer requirements, or if we are significantly delayed in developing and introducing products, our business will suffer lost sales.

Our market is becoming more competitive. Competition may result in price reductions, lower gross profits and loss of market share.

The storage media industry is becoming more competitive and we face the potential for increased competition in developing and selling our products. Our competitors may have or could develop or acquire significant marketing, financial, development and personnel resources. We cannot assure you that we will be able to compete successfully against our current or future competitors. The storage media industry has increased visibility, which may lead to large, well-known, well-financed companies entering into this market. Increased competition from manufacturers of systems or consumable supplies may result in price reductions, lower gross profit margins, increased discounts to distribution and loss of market share and could require increased spending by us on research and development, sales and marketing and customer support.

If we are unable to compete effectively with existing or new competitors, the loss of its competitive position could result in price reductions, fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability and loss of market share.

We have several competitors, which include the largest DVDR manufacturers in the world. Certain of these competitors compete aggressively on price and seek to maintain very low cost structures. Some of these competitors are seeking to increase their market share, which creates increased pressure, including pricing pressure, within the market. In addition, certain of the competitors, including CMC and Ritek, have financial and human resources that are substantially greater than ours, which increases the competitive pressures we face. Customers make buying decisions based on many factors, including among other things, new product and service offerings and features; product performance and quality; ease of doing business; a vendor’s ability to adapt to customers’ changing requirements; responsiveness to shifts in the marketplace; business model; contractual terms and conditions; vendor reputation and vendor viability. As competition increases, each factor on which we compete becomes more important and the lack of competitive advantage with respect to one or more of these factors could lead to a loss of competitive position, resulting in fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability and loss of market share. We expect competitive pressure to remain intense.

The products we make have a life cycle. If we are unable to successfully time market entry and exit and manage its inventory, it may fail to enter profitable markets or exit unprofitable markets.

We operate in a highly competitive, quickly changing environment. We are preparing for high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR production. Thirty two (32) of Infosmart’s forty four (44) production lines can be upgraded to HD DVDR production at a time of management’s choosing. However, if the market turns in favor of Blu-Ray, Cyber will have to purchase new equipment to produce Blu-Ray DVRD discs, and thus Cyber’s business and operating results could be adversely affected. If strong competitors challenge us in Brazil and other key markets, we will need to quickly develop an adequate competitive response. If we fail to accurately anticipate market and technological trends, then our business and operating results could be materially and adversely affected.

We must also be able to manufacture the products at acceptable costs. This requires us to be able to accurately forecast customer demand so that it can procure the appropriate inputs at optimal costs. We must also try to reduce the levels of older product inventories to minimize inventory write-offs. If we have excess inventory, it may be necessary to reduce its prices and write down inventory, which could result in lower gross margins. Additionally, our customers may delay orders for existing 8x or 16x writable speed DVDR products in anticipation of new HD DVDR or Blu-Ray product introductions. As a result, we may decide to adjust prices of existing products during this process to try to increase customer demand for these products. Our future operating results would be materially and adversely affected if such pricing adjustments were to occur and we are unable to mitigate the resulting margin pressure by maintaining a favorable mix of products, or if we are unsuccessful in achieving input cost reductions, operating efficiencies and increasing sales volumes.

If we are unable to timely develop, manufacture, and introduce new products in sufficient quantity to meet customer demand at acceptable costs, or if we are unable to correctly anticipate customer demand for our new and existing products, then our business and operating results could be materially adversely affected.

If our products fail to compete successfully with other existing or newly-developed products for the storage media industry, our business will suffer.

The success of our products depends upon end users choosing our DVDR technology for their storage media needs. However, alternative data storage media exist, such as high capacity hard drives, new CD-R/DVDR technologies, file servers accessible through computer networks and the Internet, and additional media is under development. If end users perceive any technology that is competing with ours as more reliable, higher performing, less expensive or having other advantages over our technology, the demand for our DVDR products could decrease. Further, some of our competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products such as cameras, computer equipment, software or biometric applications. Competition from other storage media is likely to increase. If our products do not compete successfully with existing or new competitive products, our business will suffer.

Our products may have manufacturing or design defects that we discover after shipment, which could negatively affect our revenues, increase our costs and harm our reputation.

Our products may contain undetected and unexpected defects, errors or failures. If these product defects are substantial, the result could be product recalls, an increased amount of product returns, loss of market acceptance and damage to our reputation, all of which could increase our costs and cause us to lose sales. We do not carry general commercial liability insurance covering our products. In addition, we are preparing to launch production of HD format or Blu-Ray format DVDRs in 2007. HD and Blu-Ray format DVDR production will require us to master new production techniques and modify existing or purchase new machinery and equipment. It is possible that we may fail to achieve mastery of these new techniques and production yields could suffer as a result.

The development of digital distribution alternatives, including the copying and distribution of music and video and other electronic data files could lessen the demand for our products.

We are dependent on the continued viability and growth of physical distribution of music, video and other electronic data through recordable media. Alternative distribution channels and methods, both authorized and unauthorized, for delivering music, video and other electronic data may erode our volume of sales and the pricing of its products and services. The growth of these alternatives is driven by advances in technology that allow for the transfer and downloading of music, video and other electronic data files from the Internet. The proliferation of this copying, use and distribution of such files is supported by the increasing availability and decreasing price of new technologies, such as personal video recorders, DVD burners, portable MP3 music and video players, widespread access to the Internet, and the increasing number of peer-to-peer digital distribution services that facilitate file transfers and downloading. We expect that file sharing and downloading, both legal and illegal, will continue to exert downward pressure on the demand for traditional DVDRs. As current technologies and delivery systems improve, the digital transfer and downloading of music, video and other electronic data files will likely become more widespread. As the speed and quality with which music, video and other electronic data files can be transferred and downloaded improves, file sharing and downloading may in the future exert significant downward pressure on the demand for DVDRs. In addition, our business faces pressure from the emerging distribution alternatives, like video on demand (“VOD”) and personal digital video recorders. As substantially all of our revenues are derived from the sale of DVDRs, increased file sharing, downloading and piracy or the growth of other alternative distribution channels and methods, could materially adversely affect its business, financial condition and results of operations.

Our revenues, cash flows and operating results may fluctuate for a number of reasons.

Future operating results and cash flows will continue to be subject to quarterly fluctuations based on a wide variety of factors, including seasonality. Although our sales and other operating results can be influenced by a number of factors and historical results are not necessarily indicative of future results, our sequential quarterly operating results generally fluctuate downward in the fourth quarter of each fiscal year when compared with the immediately preceding quarter. For example, our first calendar quarter is modestly affected by the Chinese New Year.

A significant portion of the revenues will depend on the success of Cyber’s new venture in Brazil.

A significant portion of Cyber’s revenues will depend on the success of our new Brazilian venture. We have no prior manufacturing and distribution experience in Brazil, and will rely on the local knowledge of its Brazilian joint venture partner and the general knowledge of the South American marketplace of its regional director Sebastian Tseng. Our results could suffer should its relationships with either of these two parties deteriorate in the early months of the Brazilian venture.

We are at risk of losing our significant investment in Brazil if we are unable to obtain the intellectual property licenses required for our Discobras manufacturing facility.

The owners of the technologies and intellectual property necessary for the production of our products require that we obtain separate Patent Licenses for the use of intellectual property in our new DVDR manufacturing facility in Brazil. We plan to apply for the Patent Licenses for use at the Discobras manufacturing facility in 2006. However, if there is a substantial delay in obtaining approval for our use of the Patent Licenses, then we may be unable to manufacture a sufficient amount of our products to fill our sales orders, and this could cause us to lose substantial revenues. Further, in the event we are unable to obtain the Patent Licenses, then we may not be able to manufacture our products in Brazil, thus placing us at risk of losing its significant investment in the Brazilian venture.

Past activities of Cyber and its affiliates may lead to future liability for the combined companies.

Prior to the closing of the share exchange transaction in August 2006, Cyber engaged in businesses unrelated to that of our current business operations. Any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on Cyber.

Risks Relating To Doing Business in Hong Kong and Brazil

Adverse changes in economic and political policies of the People’s Republic of China government could have a material adverse effect on the overall economic growth of Hong Kong, which could adversely affect our business.

Although, as described above, we are planning a new venture in Brazil, substantially all of our business operations are currently conducted in Hong Kong, a special administrative region in the People’s Republic of China (“PRC”). Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in Hong Kong and the PRC. The PRC’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong or China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We currently conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, all of our senior executive officers reside within Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, neither the PRC nor Hong Kong have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Fluctuation in the value of the Hong Kong Dollar may have a material adverse effect on your investment.

The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar and the U.S. dollar has been effectively pegged, there can be no assurance that the Hong Kong dollar will remain pegged, to the U.S. dollar, especially in light of the significant international pressure on the Chinese government to permit the free floatation of the RMB and the Hong Kong dollar, which could result in an appreciation of RMB or the Hong Kong dollar against the U.S. dollar. Our revenues and costs are mostly denominated in Hong Kong dollars, while a significant portion of our financial assets are also denominated in Hong Kong dollars. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of the Hong Kong dollar against the U.S. dollar would make any new Hong Kong dollar denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Hong Kong dollars for such purposes. An appreciation of the Hong Kong dollar against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into the Hong Kong dollar, as the Hong Kong dollar is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China and Hong Kong reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China or in Hong Kong may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Changes in Hong Kong or Brazil’s political or economic situation could harm our operational results.

In addition to our operations in Hong Kong, we are currently establishing a production facility and a sales base in Brazil. Economic reforms adopted by the Chinese or Brazilian governments have had positive effects on the economic development of these countries, but the governments could change these economic reforms or any of the legal systems at any time. This could either benefit or damage Cyber’s operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

Any of the foregoing events or other unforeseen consequences of public health problems could damage Cyber’s operations.

The Brazilian government has historically exercised, and continues to exercise, significant influence over the Brazilian economy. Brazilian political and economic conditions will have a direct impact on our business and the market price of our securities.

The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes substantial changes in policy, as often occurs in other emerging economies. The Brazilian government’s actions to control inflation and carry out other policies have in the past involved wage and price controls, currency devaluations, capital controls and limits on imports, among other things. Our business, financial condition and results of operations may be adversely affected by factors in Brazil including:

●	Currency volatility;

●	Inflation acceleration;

●	Monetary policy and interest rate increases;

●	Fiscal policy and tax changes;

●	International trade policy including tariff and non-tariff trade barriers;

●	Foreign exchange controls;

●	Energy shortages; and

●	Other political, social and economic developments in or affecting Brazil.

In 2005, government figures, legislators and political party officials, especially those of the President’s party, have been the subject of a variety of allegations of unethical or illegal conduct. These accusations, which are currently being investigated by the Brazilian Congress, involve campaign financing and election law violations, and influencing of government officials and Congressmen in exchange for political support. Several members of the President’s party and of the federal government, including the President’s chief of staff, have resigned. We cannot predict what effect these accusations and investigations may have on the Brazilian economy.

Inflation and government measures to curb inflation may contribute significantly to economic uncertainty in Brazil and to heightened volatility in the Brazilian securities markets and, consequently, may adversely affect our business in Brazil.

Brazil has in the past experienced extremely high rates of inflation, with annual rates of inflation reaching as high as 2,567% in 1993 (as measured by the Índice Geral de Preços do Mercado published by Fundação Getúlio Vargas, or IGP-M Index). More recently, Brazil’s rates of inflation were 10.4% in 2001, 25.3% in 2002, 8.7% in 2003, 12.4% in 2004 and 0.2% in the nine months ended September 30, 2005 (as measured by the IGP-M Index). Inflation, governmental measures to combat inflation and public speculation about possible future actions have in the past had significant negative effects on the Brazilian economy and have contributed to economic uncertainty in Brazil. If Brazil experiences substantial inflation in the future, our costs may increase and our operating and net margins may decrease. Inflationary pressures may also lead to further government intervention in the economy, which could involve the introduction of government policies that may adversely affect the overall performance of the Brazilian economy.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

If we successfully establish our business operations in Brazil, some of our revenues will be settled in the Brazilian Real. Any future restrictions on currency exchanges may limit our ability to use revenue generated in Reals to fund any future business activities outside Brazil or to make dividend or other payments in U.S. dollars. Currently, we can legally exchange and transfer out of Brazil after-tax profits of up to Cyber’s total investment in its Brazilian subsidiary Discobras, which we expect to be approximately $8 million for 2006 and an additional $6 million for 2007.

The value of our securities will be affected by the foreign exchange rate between the U.S. dollar, the Hong Kong dollar and the Real.

The value of our common stock will be affected by the foreign exchange rate between U.S. and Hong Kong dollars and Real, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. or Hong Kong dollars into Real for our operational needs and should the Real appreciate against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our Reals into U.S. or Hong Kong dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. Dollar appreciates against the Real, the U.S. or Hong Kong dollar equivalent of our earnings from our subsidiaries in Hong Kong and Brazil would be reduced. We will engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

We will depend on Brazil’s foreign investment incentive programs, which provide reductions in taxation or exemptions from taxation for our operations in Brazil. The loss of the tax benefits from these incentive programs may substantially affect our earnings.

Under the State of Bahia’s investment incentive program, our Brazilian subsidiary, Discobras, has been granted a reduction in the Value Added Tax (“VAT”) it is required to pay for products. Discobras pays 2.28% only, as compared to VAT of 12% in Salvador, or 18% in São Paulo. This VAT reduction will be available to us until June 2016. We will also avail ourselves of an incentive program for foreign investment which exempts Discobras from paying Brazil’s ICMS taxes on raw materials it imports for production in Brazil and create substantial tax savings for Cyber. This tax exemption will last through June 2016. In the event that the VAT reduction program is no longer available to us or we are unable to extend the ICMS tax-exemption, our after-tax earnings would decline by the amount of the tax benefits, which may be substantial.

Risks Relating to this Offering and Ownership of Our Securities

Your rights with respect to ownership of Cyber's Series A and Series B Preferred Shares are set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions for the Series A and Series B Preferred Stock and form of Warrants and such documents should be reviewed carefully with your legal counsel.

Your rights with respect to ownership of our Series A and Series B Preferred Shares and the Warrants are set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions for the Series A and Series B Preferred Stock that were attached as Exhibits 3.3 and 3.4 and in the form of Warrant attached as Exhibit 10.17 to our Current Report on Form 8-K filed with SEC on August 24, 2006. These documents contain important provisions that provide you with rights, limitations and obligations and should be reviewed carefully with your legal counsel. We will also provide copies of these documents upon request.

After the closing of the share exchange transaction and the Financing, we will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

Following the closing of the share exchange transaction and the Financing, our shares may have limited liquidity.

Following the closing of the share exchange transaction and the Financing in August 2006, a substantial portion of our shares of common stock became subject to registration, and will be closely held by certain institutional and insider investors. Consequently, the public float for the shares may be highly limited. As a result, should you wish to convert the Series B Preferred Stock and sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

The Series B Preferred Shares sold by us in the Financing initially will not be registered and you will not be able to sell these preferred shares or the shares of common stock underlying the preferred shares of Cyber you obtain in the Financing until such shares are registered. There can be no assurance that we will be able to register the shares of Cyber in a timely manner.

None of the Series B Preferred Stock, the Cyber Merchants shares of common stock underlying the Series B Preferred Stock and the Warrants (collectively the "Financing Securities"), nor the shares of Cyber’s common stock issued to the holders of Infosmart’s capital stock in the Exchange will be registered or freely tradable immediately after the closing of the Financing and Exchange. We are filing this registration statement to register the shares of Cyber’s common stock underlying the Financing Securities that were obtained pursuant to the Financing as required by the Registration Rights Agreement that was entered into by the Series B Preferred stockholders and us in connection with their investment. However, there can be no assurance that we will be able to meet the time frame laid out in the Registration Rights Agreement. Our inability to meet such registration requirements will force you to hold the Financing Securities acquired in the Financing for a substantial period of time without having liquidity for those Financing Securities or the shares of our common stock underlying the Financing Securities.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, the stock market in which shares of our common stock will be quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

● variations in our operating results;

● announcements of technological innovations, new services or product lines by us or our competitors;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

● changes in operating and stock price performance of other companies in our industry;

● additions or departures of key personnel; and

● future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We have broad discretion as to the use of proceeds from this Financing and may not use the proceeds effectively.

Our management team will retain broad discretion as to the allocation and timing of the use of proceeds from the Financing and may spend these proceeds in ways with which our shareholders may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Our officers and directors own a substantial portion of our outstanding common stock, which will enable them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our shareholders.

As of the closing of the Financing and share exchange transaction in August 2006, our directors and executive officers controlled approximately 64% of our outstanding shares of stock that are entitled to vote on all corporate actions. Specifically, Chung Kwok, our Chief Executive Officer, President and Director and Po Nei Sze, our Chief Financial Officer, Secretary, Treasurer and Director, controlled approximately 64% of the outstanding voting shares as of the completion of the Financing and the share exchange transaction. These stockholders, acting together, could have a substantial impact on matters requiring the vote of the shareholders, including the election of our directors and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our shareholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

A large number of additional shares may be sold into the public market in the near future, which may cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock. After the Financing and assuming the full conversion of our Series A Preferred Stock and our Series B Preferred Stock, we will have approximately 159,460,515 shares of common stock outstanding. This includes 116,721,360 shares to be received by the shareholders of Infosmart in the Exchange transaction after the conversion of the Series A Preferred Stock. As restrictions on resale of such additional shares end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

A large number of common shares are issuable upon exercise of outstanding common share warrants and upon conversion of our Series A and Series B Preferred Stock. The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in Cyber as well as the book value of your common shares. The sale of a large amount of common shares received upon exercise of these warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

As of August 16, 2006, there are outstanding warrants entitling the holders to purchase up to 32,241,380 common shares at an exercise price of $0.326 per share. There are 116,721,360 shares underlying our convertible Series A Preferred Stock. There are 29,310,345 shares underlying our convertible Series B Preferred Stock at a conversion price per common share of $0.261 per common share. The exercise price for all of the aforesaid warrants may be less than your cost to acquire our common shares. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the warrants.

We will incur increased costs and compliance risks as a result of becoming a public company with substantial business operations.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur prior to the closing of the share exchange transaction as a shell company with no business operations and nominal assets. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

We have recently taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with Infosmart’s becoming a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to convert your Series B Preferred Stock and sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common shares have historically been sporadically or “thinly-traded” on the “Over-The-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that Cyber is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for Cyber’s common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you convert your Series B Preferred Stock into our common stock many be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for Cyber’s common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by its shareholders may disproportionately influence the price of those shares in either direction. The price for its shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Other than the dividend payments that will be due for the Series B Preferred Stock, we do not anticipate paying any cash dividends.

Other than the dividend payments that will be due for the Series B Preferred Stock, we presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $119,875.89, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

A portion of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon conversion of our Series B Convertible Preferred Stock or issuable upon exercise of common stock purchase warrants. In the event all of the common stock purchase warrants are exercised for cash, assuming no adjustments to the exercise price for anti-dilution protection, Cyber estimates that it would receive approximately $10,510,689 in gross proceeds. Any proceeds received from the exercise of the warrants will be used for general corporate purposes.

There can be no assurance that any warrants will be exercised or that Cyber will receive any proceeds therefrom. It is common that such warrants are never exercised because the price of the common stock does not justify the exercise or the warrant expires by its terms.

SELLING SECURITY HOLDERS

We are registering shares of common stock that that may become issuable upon conversion of our Series B Preferred Stock in the aggregate principal amount of $7,650,000 and related warrants to purchase 29,310,345 shares at $0.326 per share, and warrants issued to the placement agent, its employees and other persons acting on behalf of the placement agent to purchase 2,931,035 shares at $0.326 per shares (collectively, "Warrants").  The Series B Preferred Stock and related Warrants were issued to the Selling Security Holders in a private placement offering which closed on August 16, 2006.   The Series B Preferred Stock and related Warrants were issued in transactions exempt from the registration requirements of the 1933 Act under Section 4(2) of the 1933 Act to persons reasonably believed to be "accredited investors" as defined in Regulation D under the 1933 Act. Pursuant to the terms of the subscription agreement under which the Series B Preferred Stock and related Warrants were issued, we agreed to file this registration statement in order to permit those investors to sell the shares underlying the Series B Preferred Stock and Warrants. We are also registering a further 18,898,449 common shares in connection with securities issued to certain shareholders who received securities prior to the private and also securities issued as payment for services rendered in connection with the Exchange and the Financing. The securities issued to such shareholders who received securities prior to the private placement were also issued in transactions exempt from the registration requirements of the 1933 Act under Section 4(2) thereof either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The table below lists the Selling Security Holders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Security Holders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of September 14, 2006, assuming conversion of all of the shares of Series B Preferred Stock, and the exercise of all of the Warrants held by the Selling Security Holders on that date. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the Selling Security Holders. The fourth column lists the number of shares that will be beneficially owned by the Selling Security Holders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of September 14, 2006, but not offered hereby are not sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

CYBER MERCHANTS EXCHANGE, INC.

NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES OWNED BEFORE OFFERING	NUMBER OF SHARES BEING OFFERED (1)	NUMBER OF SHARES OWNED AFTER OFFERING (2)
Alpha Capital Anstalt (Konrad Ackerman (3))	2,681,992	2,681,992	0
Anima S.G.R.p.A. Rubrica - Anima Asia (Giovanni Brambilla (3))	3,831,418	3,831,418 (4)	0
Anima S.G.R.p.A. Rubrica - Anima Emerging Markets (Giovanni Brambilla (3))	2,298,851	2,298,851 (5)	0
Beachcomber Investments, LLC ** (6) (John E. Freyer (3))	1,915,709	1,915,709	0
Castlerigg Master Investments Ltd. (7)	7,662,835	7,662,835	0
CIM Dividend Income Fund Limited (R. James P. Morton (3))	7,662,835	7,662,835	0
Crescent International Ltd. (21)	1,915,709	1,915,709	0
DD Growth Premium Fund (Alberto Micalizzi (3))	3,448,276	3,448,276	0
Diamond Opportunity Fund, LLC (Richard Marks (3))	1,532,567	1,532,567	0
Darryl Donovan	383,142	383,142	0
Generation Capital Associates (Fred A. Brasch (3))	383,142	383,142	0
Gottbetter Capital Master, Ltd. (Adam S. Gottbetter (3))	7,662,835	7,662,835	0
David Austin Grose	191,571	191,571	0
MCF Navigator Fund, L.P. (20) **	2,298,851	2,298,851	0
S McGinnis & K McGinnis TTEE McGinnis Group Intl PSP U/A Dtd 08/01/1998 (Stanley McGinnis and Kathleen McGinnis (3))	191,571	191,571	0
Edmund H. Melhado	191,571	191,571	0

Maurice & Jennifer Micek JTWROS (8)	191,571	191,571	0
Lee Musser	191,571	191,571	0
Nite Capital LP (9)	1,915,709	1,915,709	0
Perinvest Dividend Equity Fund Limited (R. James P. Morton (3))	7,662,835	7,662,835	0
Steven R. Purvis	191,571	191,571	0
Reed A. Ringer and Elnora K. Ringer Joint Tenants With Rights of Survivorship (8)	383,142	383,142	0
Silver Rock I, Ltd. (Rima Salam (3))	1,532,567	1,532,567	0
SovGem Limited (Allan Moloney (3))	1,915,709	1,915,709	0
Donald A. Todd - Georgia K. Todd JTWROS (8)	191,571	191,571	0
Laurence Verbeck	191,571	191,571	0
KI Equity Partners II, LLC (10) **	8,604,160(13)	8,604,160	0
Kevin R. Keating (11)	250,000(13)	250,000	0
Garisch Financial, Inc. (12) **	250,000(13)	250,000	0
Worldwide Gateway Co., Ltd. (13) (Andy Lai (3))	2,850,000(13)	2,850,000	0
Timothy J. Keating ** (14)	728,201 (15)	728,201	0
Luca Toscani ** (18)(19)	364,100 (15)	364,100	0
Kyle L. Rogers ** (19)	60,683 (15)	60,683	0
Margie L. Blackwell ** (18) (19)	60,683 (15)	60,683	0
Justin K. Davis ** (19)	45,000 (15)	45,000	0
Ranjit Mankekar ** (19)	30,000 (15)	30,000	0
Pamela Solly ** (19)	15,000 (15)	15,000	0
Michael J. Keating ** (19)	30,000 (15)	30,000	0
Song He ** (19)	30,000 (15)	30,000	0
Melissa D. Salinas ** (19)	7,500 (15)	7,500	0
Jeff L. Andrews ** (18) (19)	222,222 (15)	222,222	0
Steven J. Henricks ** (19)	55,077 (15)	55,077	0
Randolph J. Haag ** (19)	9,579 (15)	9,579	0
Axiom Capital Management, Inc. * (22)	650,383 (15)	650,383	0
Pablo Felipe Serna Cardenas (19)	622,605 (15)	622,605	0
Hamptons Investment Group, Ltd. (16)	6,484,519 (13)	6,484,519	0
Richardson & Patel LLP (17)	459,770 (13)	459,770	0

TOTAL		80,450,174

____________________________________________
*Denotes broker-dealer

**Denotes affiliate of broker-dealer

(1)	Except where otherwise indicated, 50% of such shares represent shares underlying the Series B Preferred Stock and 50% of such shares represent shares issuable upon exercise of the Warrants.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	Individual(s) who is the natural person(s) who have voting and the power to vote, sell, transfer or otherwise dispose of the common stock upon Conversion.

(4)	Represents 1,915,709 shares of common stock held by such Selling Security Holder, to be acquired upon conversion of its shares of the Series B Preferred Stock, and 1,915,709 shares of common stock issuable upon exercise of its Warrants.

(5)	Represents 1,149,425 shares of common stock held by such Selling Security Holder, to be acquired upon conversion of its shares of the Series B Preferred Stock, and 1,149,425 shares of common stock issuable upon exercise of its Warrants.

(6)	Miles Freyer, a member of Beachcomber Investments, LLC, was an employee of Keating Securities, LLC. Beachcomber members Miles Freyer, Christina Freyer, Virginia Freyer, John E. Freyer, Jr. and manager John E. Freyer are customers/clients of Keating Securities, LLC.

(7)	Sandell Asset Management Corp. ("SAMC") is the investment manager of Castlerigg Master Investments Ltd. ("Master"). Thomas Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Master. Castlerigg International Ltd. ("Castlerigg International") is the controlling shareholder of Castlerigg International Holdings Limited ("Holdings"). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(8)	Joint tenants with a right of survivorship.

(9)	Keith A. Goodman, Manager of the General Partner of Nite Capital LP has voting and investment control over the shares held by Nite Capital, L.P. Mr. Goodman disclaims beneficial ownership of the shares.

(10)	Timothy J. Keating has investing and voting control over such securities. He disclaims beneficial ownership of such number of securities as are owned by the beneficial owners of the company other than himself. Does not include any other securities of Cyber over which he has investing and voting control.

(11)	Consists of 250,000 shares of common stock. Kevin R. Keating was the sole officer and a director of Cyber from September 30, 2005 to August 16, 2006. Kevin R. Keating acquired his 250,000 shares of common stock before the Exchange transaction closing in August 2006 as payment for services he rendered to Cyber. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, which is the majority stockholder of Cyber, Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC, and Keating Aftermarket Support, LLC (“KAMS”). Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, KAMS or Keating Securities, LLC and disclaims any beneficial interest in the shares of Cyber’s common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity, KAMS and Keating Securities, LLC disclaim any beneficial interest in the shares of Cyber’s common stock currently owned by Kevin R. Keating. Kevin R. Keating is a registered representative of Brookstreet Securities Corporation, a member firm of the NASD.

(12)	Mr. Frederic M. Schweiger has investing and voting control over such securities.

(13)	Represents shares of common stock only.

(14)	Selling Security Holder is a controlling member of Keating Securities, LLC, a member firm of the NASD and one of the placement agents in the private placement offering described above. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering. At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(15)	Represents common stock shares underlying Warrants only.

(16)	William Yan Sui Hui has investing and voting control over such securities, which this Selling Security Holder received as compensation for services to Cyber as a finder in connection with the Exchange transaction. Hamptons Investment Group, Ltd.’s address is Unit 3, 25/F, Global Gateway (Hong Kong), 98 Wang Lung Street, Tsuen Wan, Hong Kong.

(17)	Erick Richardson and Nimish Patel are the controlling persons of Richardson & Patel LLP, legal counsel to Cyber, and have voting and investment power over the shares being offered under this prospectus. Represents 459,770 shares issued to this Selling Security Holder as compensation for services rendered to Cyber. The address of Richardson & Patel LLP is 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

(18)	This individual was a member of Cyber’s Board of Directors from October 5, 2005 until August 16, 2006 and is also a registered representative of Keating Securities, LLC, one of the placement agents in Cyber’s private placement offering described above. Cyber currently has no material relationship with such Selling Security Holder, other than in connection with the private placement offering. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase any additional shares in connection with this offering. At the time of the acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly, with any person to distribute the securities being offered hereunder.

(19)	Selling Security Holder is an affiliate of Keating Securities, LLC, one of placement agents in the private placement offering described above. Cyber has no material relationship with such Selling Security Holder, other than in connection with the private placement offering. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering. At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(20)	Shareholder is an affiliate of Merriman Curhan Ford & Co., a member firm of the NASD. Mr. Gregory Curhan is the Chief Investment Officer of the Shareholder and has voting and investing control over the securities. Mr. Curhan disclaims the beneficial ownership over these shares.

(21)	Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(22)	Represents 650,383 shares underlying warrants issued to Selling Security Holder as compensation for services as one of the placement agents in Cyber’s private placement offering described above. Selling Security Holder is a member firm of the NASD. Liam F. Dalton and Mark D. Martino have investing and voting control over such securities. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering. At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the OTC Bulletin Board at prevailing market prices; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

Neither the selling stockholders nor Cyber can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective at least for a period ending with the first to occur of (i) the date that all of the shares covered by this prospectus have been sold; (ii) the date that all shares covered by this prospectus may be sold without restrictions pursuant to Rule 144(k), provided that a legal opinion with respect to the availability of Rule 144 for the resale of such shares received upon conversion of the Series B Preferred Stock has been rendered by a law firm acceptable to both Cyber and the holder of such shares as evidence that Rule 144 is available for such securities; or (iii) the date one year after this registration statement is declared effective by the Commission, provided, however, that if at the end of such one year period, any holder of shares covered by this prospectus is not able to immediately, freely resell all of the shares covered by this prospectus that it owns, then Cyber shall continue to keep this prospectus effective until terminated pursuant to clause (i) or (ii).

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

We are from time to time subject to other claims and litigation arising in the ordinary course of business. In the opinion of management, the ultimate outcome of claims and litigation of which management is aware will not have a material adverse effect on our consolidated financial position or results of operation. Management is not currently aware of any claims and litigation against Infosmart.

In Re: Factory 2-U Stores, Inc. On March 7, 2006, a complaint was filed against Cyber Merchants in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. The complaint seeks to recover from Cyber $91,572 in alleged preferential transfers made to the Cyber Merchants by the debtor during the ninety-day period prior to the filing of the debtor's bankruptcy petition. Cyber Merchants intends to defend against such preference claim by asserting that such transfers were made in the ordinary course of business and such other available defenses. To the extent that Cyber Merchants incurs any losses, costs or damages with respect to the preference claim, including attorneys' fees and related costs, Cyber Merchants believes it may recover such losses, costs and damages from Frank Yuan and ASAP pursuant to the indemnification provisions under the Transfer Agreement. Cyber has informed Mr. Yuan and ASAP that it intends to seek indemnification from them with respect to the preference claim. Further, Cyber has informed Mr. Yuan and ASAP that the $50,000 reserve originally due to be paid March 30, 2006 under the terms of the Transfer Agreement will be retained by Cyber until this preference claim is resolved to satisfy any potential indemnity claims.

Stanley Rosner (“Rosner”) v. World Wide Magic Net, Inc. (n/k/a Cyber) and Burlington Coat Factory, New York State Supreme Court, Nassau County, Index No. 98-006524. Breach of contract, fraud and tortuous interference action seeking $5,000,000 in compensatory damages, unspecified punitive damages and declaratory relief. By stipulation parties dated May 7, 1998, Rosner agreed to transfer the action to Supreme Court, New York County, after conceding Nassau County was not the proper venue for the action. Since that date, Rosner has neither transferred the case nor pursued it further.

OFFICERS AND DIRECTORS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Date of Appointment
Chung Kwok	39	Chief Executive Officer, President and Director	August 16, 2006
Po Nei Sze	33	Chief Financial Officer, Treasurer, Secretary and Director	August 16, 2006
Chang Chung Yuen, Andrew (“Andrew Chang”)	36	Chairman of the Board of Directors	August 16, 2006
Godwin Wong	56	Director	August 16, 2006

Business Experience Descriptions:

Chung Kwok, Chief Executive Officer, President and Director, has over 12 years experience in the optical storage media industry. In 1993, he began his international sales career with a subsidiary of Sonopress AG, one of the world’s top three pre-recorded CD/DVD manufacturers, and gained significant experience of the dynamics of storage media markets around the world. In 1997, Mr. Kwok co-founded Mega Winner (HK), Ltd. (“Mega Winner”), a leading CD manufacturer, before spotting the DVDR market opportunity and co-founding Infosmart in 2002. He served as Chairman of the Hong Kong Optical Disc Manufacturing and Technology Association from 2000 to 2002. He received his Bachelor of Mathematics degree from the Chinese University of Hong Kong.

Po Nei Sze, Chief Financial Officer, Treasurer, Secretary, and Director, co-founded Infosmart in 2002 and oversees its finance, human resources, accounting, purchasing and shipping departments. Before joining Infosmart, she worked with Wing Shing Cassette Manufacturing Co. Ltd. between 1996 and 1998 and witnessed the evolution of media production from cassette to VCD to DVDR. She established her own company, Mega Century, with her spouse in 1998 to produce VCDs. Ms. Sze’s relationship with and ownership in Mega Century were completely terminated in February 2005. Ms. Sze received her degree in Business Administration from the British Columbian Institute of Technology in Canada. Ms. Sze is the wife of Mr. Wong Hiu Ming (“Tony Wong”), who is a non-executive member of the Board of Directors of Prime, Infosmart, IS International, IS Technology, and IS Media.

Andrew Chang, Chairman of the Board of Directors, is a seasoned entrepreneur. In 1995, he founded Hung Tat International (HK) Ltd., a telecommunication devices manufacturing business, which today employs 1,400 workers and has revenues of $15 million. Hung Tat International (HK) Ltd. exports most of its output to the U.S. and its major customers include Family Dollar, Best Buy, Circuit City, Southern Telecom and jWIN Electronics. Mr. Chang holds a Master of Economics degree from the University of Macquaire, Australia and a Bachelor of Commerce degree majoring in accounting from the University of New South Wales, Australia. Mr. Chang is the cousin of Mr. Tony Wong, one of Infosmart’s non-executive directors.

Godwin Wong, Director, has been on the faculty of the Haas School of Business at the University of California, Berkeley for twenty years. He was raised in Hong Kong and was educated in U.S.A. with Ph.D. from Harvard University, Master’s from U.C.L.A. and baccalaureate from the University of Wisconsin. Dr. Wong serves on the Board of Directors of the United Commercial Bank, other NASDAQ companies and certain technology ventures in the San Francisco area and overseas, and previously for other California financial institutions. He has been advisor/consultant, and specialist/strategist to various organizations, corporations, government agencies, business enterprises in the U.S., Canada, Europe and Asia. Dr. Wong has been appointed Chief Expert Advisor for the City Government of Beijing HaiDian, where the Silicon Valley of China, Zhong Guan Cun, is situated. He also serves as director of one of the top ten software companies in Shanghai.  He has assisted companies in the negotiation of businesses transactions, technology transfer, mergers and acquisitions. Representing various investment groups, he has run his own San Francisco management companies in real estate, consulting, and investment management with over 35 employees. He speaks, reads and writes fluent Chinese in four dialects.

Involvement in Certain Legal Proceedings

To the best of Cyber’s knowledge, none of the officers or directors appointed following the closing of the Exchange transaction, including any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Cyber, and no such persons have been involved in any transaction with Cyber or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein. To the best of Cyber’s knowledge, none of the officers and directors appointed following the closing of the Exchange transaction have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mr. Chung Kwok is a 25% shareholder and director of Mega Winner (Hong Kong), Ltd. (“Mega Winner”), a corporation incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China which is currently subject to a bankruptcy lawsuit filed against it by Media Lab Ltd., an Australian company in Hong Kong’s High court on February 11, 2004. The court has ruled for Mega Winner to be wind-up (Companies Winding-up No. 1360 of 2003). A Liquidator was appointed on March 1, 2004 to wind-up Mega Winner.

Audit Committee and Audit Committee Financial Expert

Cyber is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. Cyber does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC, Cyber's board of directors is deemed to be its audit committee. Cyber's board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have. Our Board of Directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Cyber’s common stock beneficially owned on September 14, 2006, for (i) each stockholder known to be the beneficial owner of 5% or more of Cyber’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Shares of Common Stock Beneficially Owned (2)
Chung Kwok (7)	23,370,211	(8)	14.66%
Po Nei Sze (7)	78,598,867	(3)	49.29%
Andrew Chang	0		0%
Godwin Wong	0		0%
Prime Corporate Developments Limited (7)	78,598,867	(4)	49.29%
Lui Sau Wan (7)	8,267,763	(6)	5.18%
KI Equity Partners II, LLC (7) c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	8,604,160	(5)	5.4%
All Executive Officers and Directors as a Group (4 persons)	101,969,078		63.95%

(1)	Unless otherwise indicated, the address of the beneficial owner will be c/o Infosmart Group Limited, 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.

(2)
The amounts of beneficial ownership is based on the closing of the Exchange Agreement, the completion of the Financing with gross proceeds raised of $7,650,000, the issuance of shares as payment for consulting and legal services provided to the Cyber in connection with the Exchange transaction and the Financing, and it also assumes (a) the conversion of all 1,000,000 Series A Preferred Shares issued pursuant to the Exchange transaction, in which each Series A Preferred Share is converted into 116.721360 shares of Cyber's common stock (116,721,360 shares of common stock on an as-converted basis); and (b) the conversion of all 1,092,857.143 shares of Series B Preferred Stock issued pursuant to the Financing, in which each share of Series B Preferred Stock is converted into 26.819924 shares of Cyber's common stock (29,310,345 shares of common stock on an as-converted basis), and thus the percentage of common stock beneficially owned is based on a total of 159,460,515 shares of Cyber's common stock outstanding as of September 14, 2006. Figures may vary slightly due to rounding.

(3)
Includes 78,598,867 shares of Cyber’s common stock issuable upon conversion of the 673,388.8896 shares of Cyber’s Series A Preferred Stock currently owned by Prime Corporate Developments Limited (“Prime Corporate”) that will be automatically converted to shares of common stock upon the filing with and acceptance of an amendment to Cyber’s Articles of Incorporation by the Secretary of State of the State of California increasing the authorized number of shares of common stock from 40,000,000 to 300,000,000 so that Cyber has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock. Ms. Po Nei Sze is the sole owner of Prime Corporate and exercises sole voting and investment control over such shares.

(4)	Ms. Po Nei Sze is the sole owner of Prime Corporate and exercises sole voting and investment control over the shares owned by Prime Corporate.

(5)	Timothy J. Keating is the manager of KI Equity Partners II, LLC (“KI Equity”), and exercises sole voting and investment control over such shares.

(6)
Includes 8,267,763 shares of Cyber’s common stock issuable upon conversion of the 70,833.3334 shares of Cyber’s Series A Preferred Stock currently owned by Ms. Lui Sau Wan that will be automatically converted to shares of common stock upon the filing and acceptance of an amendment to Cyber’s Articles of Incorporation by the Secretary of State of the State of California increasing the authorized number of shares of common stock from 40,000,000 to 300,000,000 so that Cyber has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock. Ms. Lui Sau Wan’s address is No. 188, Victoria Road, Hong Kong.

(7)
These individuals or entities entered into a shareholder voting agreement (the "Voting Agreement") to vote their Cyber shares in favor of changing Cyber’s name and also increasing the authorized shares of Cyber’s common stock from 40,000,000 to 300,000,000 million shares. Pursuant to the Voting Agreement, these parties also agreed (a) that they will take all such actions so that the number of Cyber's directors shall be seven, (b) to vote in favor of the election of the six director designees by Infosmart (which currently includes Po Nei Sze, Chung Kwok and Andrew Chang and will also include three other independent directors to be designated by Infosmart) and KI Equity's one director designee to the Board of Directors of Cyber (collectively the "Director Designees") as set forth in the Voting Agreement, and (c) that they will not vote (or cause a vote) for the removal of the Director Designees from the Board of Directors. The holders of Series A Preferred Stock are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each Series A Preferred share carries a number of votes equal to the number of shares of common stock issuable upon conversion based on the then applicable conversion rate.

(8)
Includes 23,370,211 shares of Cyber’s common stock issuable upon conversion of the 200,222.2302 shares of Cyber’s Series A Preferred Stock currently owned by Mr. Kwok that will be automatically converted to shares of common stock upon the filing and acceptance of an amendment to Cyber’s Articles of Incorporation by the Secretary of State of the State of California increasing the authorized number of shares of common stock from 40,000,000 to 300,000,000 so that Cyber has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock.

CHANGE OF CONTROL

On August 16, 2006, Cyber completed a share exchange transaction pursuant to an Exchange Agreement with KI Equity, Infosmart, the equity owners of 100% of Infosmart’s capital shares that consist of (a) Prime Corporate Developments Limited ("Prime Corporate"), (b) Mr. Chung Kwok and (c) Ms. Sau Wan Lui, and Hamptons Investment Group Ltd. (“Hamptons”) (Prime Corporate, Chung Kwok, Lui Sau Wan and Hamptons are collectively referred to as the "Infosmart Shareholders") which resulted in a change of control of Cyber. At the closing of the Exchange Agreement, Cyber acquired all of the Infosmart capital hares from the Infosmart Shareholders, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to Cyber. In exchange, Cyber issued 1,000,000 Series A Preferred Shares to the Infosmart Shareholders. Each Series A Preferred Share shall be convertible into 116.721360 shares of Cyber's common stock, subject to adjustments. The Series A Preferred Shares will immediately and automatically be converted into shares of Cyber's common stock (the "Mandatory Conversion") upon the approval by a majority of Cyber's stockholders (voting together on an as-converted-to-common-stock basis), following the Exchange, of an increase in the number of authorized shares of Cyber's common stock from 40,000,000 shares to 300,000,000 shares and a change of Cyber's corporate name.

In connection with the closing of the Exchange Agreement, effective on August 16, 2006, Luca Toscani, Margie Blackwell, Jeff Andrews and Kevin R. Keating resigned as members of Cyber’s board of directors, and Kevin R. Keating resigned as President, Secretary and Treasurer of Cyber. Further, effective August 16, 2006, Chung Kwok, Po Nei Sze, Andrew Chang and Godwin Wong (the “New Cyber Directors”) were appointed as members of Cyber’s board of directors. Finally, effective August 16, 2006, the New Cyber Directors appointed Chung Kwok as the Chief Executive Officer and President of Cyber, and they appointed Po Nei Sze as the Chief Financial Officer, Treasurer and Secretary of Cyber.

The closing of the Exchange Agreement described above was contingent on a minimum of $7,000,000 (or such lesser amount as mutually agreed to by Infosmart and the placement agent) being subscribed for, and funded into escrow, by certain accredited and institutional investors ("Investors") in a private placement offering for the purchase of shares of Cyber's Series B Convertible Preferred Stock ("Series B Preferred Stock") and common stock purchase warrants promptly after the closing of the Exchange transaction under terms and conditions approved by Cyber's board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange transaction, and the Exchange transaction was contingent on the closing of the Financing. On August 16, 2006, Cyber completed this private placement offering. Cyber received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, Cyber sold 1,092,857.1429 shares of its Series B Preferred Stock and warrants to purchase an additional 29,310,435 shares of Cyber’s common stock to the Investors. The price per unit in the Financing was $7.00. Each share of Series B Preferred Stock is currently convertible into 26.819924 shares of Cyber's common stock, subject to adjustments. On an as-converted basis, the Series B Preferred Shares would currently convert into 29,310,345 shares of Cyber's common stock. The holders of Cyber’s Series A and Series B Preferred Stock are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each Series A and Series B Preferred Share carries a number of votes equal to the number of shares of common stock issuable upon conversion based on the then applicable conversion rate.

DESCRIPTION OF SECURITIES

Cyber is presently authorized under its Articles of Incorporation to issue 40,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. Of the 10,000,000 shares of preferred stock authorized, 1,200,000 shares were designated as Series A Convertible Preferred Stock and 1,800,000 shares were designated as Series B Convertible Preferred Stock pursuant to Certificates of Determination ("Certificates of Determination") that were approved by Cyber's board of directors, and filed with and accepted by, the Secretary of State of the State of California prior to the closing of the Exchange Agreement. Further, pursuant to the Exchange Agreement, Cyber issued 2,850,000 shares of Cyber’s common stock to Worldwide Gateway Co., Ltd. (“Gateway”) immediately prior to the Closing for Gateway’s services as a consultant to Cyber connection with the Exchange (“Gateway Shares”). Thus, as of the Closing, and immediately after the completion of the Financing, Cyber had 12,969,040 shares of common stock issued and outstanding, 1,000,000 shares of Series A Preferred Stock issued and outstanding, and 1,092,857.143 shares of Series B Preferred Stock issued and outstanding. Following the closing of the Exchange Agreement and upon approval by the majority of Cyber’s stockholders (voting together on an as-converted-to-common-stock basis) of an increase in the number of Cyber’s authorized shares of common stock, Cyber will file an amendment to its articles of incorporation to increase in the number of authorized shares of Cyber’s common stock from 40,000,000 shares to 300,000,000 shares (the “Amendment”). Upon the filing and acceptance of this Amendment, the Series A Preferred Stock will be automatically converted into shares of Cyber’s common stock (the “Mandatory Conversion”).

The following descriptions of Cyber’s capital stock are only summaries and do not purport to be complete and is subject to and qualified by its Articles of Incorporation, as amended, its By-laws, the Certificates of Determination, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of California. The descriptions of the common stock and preferred stock, as well as warrants to purchase our common stock, reflect changes to our capital structure that occurred immediately prior to or upon the closing of this Exchange transaction and the Financing:

COMMON STOCK

The holders of Cyber’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that upon giving the legally required notice, stockholders may cumulate their shares in the election of directors. Cyber Merchants may pay dividends at such time and to the extent declared by the Board of Directors in accordance with California corporate law. Cyber Merchants’ common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

PREFERRED STOCK

Cyber Merchants’ preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued series subsequent to the issue of those shares. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of the Board of Directors more difficult. No shares of preferred stock are currently issued and outstanding, and we have no present plans to issue any shares of preferred stock.

SERIES A CONVERTIBLE PREFERRED STOCK

The following is a summary of the preferences and rights contained in the Certificate of Determination (the “Series A Certificate”) of the Series A Convertible Preferred Stock (“Series A Preferred Stock”) and is qualified in its entirety by reference to the Series A Certificate, a copy of which will be provided by us upon request.

Stated Value

Each share of Series A Preferred Stock will have a stated value of $0.0001 per share (“Series A Stated Value”).

Dividends

Holders of Series A Preferred Stock (the “Series A Holders”) will not be entitled to dividends unless Cyber pays cash dividends or dividends in other property to holders of outstanding shares of common stock, in which event, each outstanding share of the Series A Preferred Stock will be entitled to receive dividends of cash or property in an amount or value equal to the Conversion Rate multiplied by the amount paid in respect of one share of our common stock. Any dividend payable to the Series A Preferred Stock will have the same record and payment date and terms as the dividend is payable on the common stock.

Liquidation Preference

The Series A Preferred Stock shall have a liquidation preference equal to $0.0001 per share.

Adjustments to Conversion Rate and Reorganization

The Conversion Rate for the number of shares of common stock into which the Series A Preferred Stock shall be converted on a Mandatory Conversion shall be subject to adjustment from time to time to reflect any stock splits, stock dividends, consolidations, reverse splits, combinations or reclassifications of shares of common stock or similar events. In case of any reclassification or reorganization of the outstanding shares of common stock which solely affects the par value of the shares of common stock, or in the case of any merger or consolidation of Cyber with or into another corporation (other than a consolidation or merger in which Cyber is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the property of Cyber as an entirety or substantially as an entirety in connection with which Cyber is dissolved, the Series A Holders shall have the right thereafter (until the Mandatory Conversion or its equivalent) to receive upon the conversion of the Series A Preferred Stock the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of common stock into which the Series A Preferred Stock is convertible immediately prior to such event; and if any reclassification also results in a change in shares of common stock, then such adjustment also shall be made.

Conversion Rights

Mandatory Conversion

At such time as Cyber files an amendment to its Articles of Incorporation (“Amendment”) with California’s Secretary of State increasing the authorized number of shares of common stock from 40,000,000 to 300,000,000 so that Cyber has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock, then upon the filing and acceptance of the Amendment, whether by amendment or restatement, all the outstanding shares of Series A Preferred Stock will immediately and automatically convert into shares of Cyber’s common stock without any notice or action required on the part of Cyber or the holder (“Mandatory Conversion”). On a Mandatory Conversion, the holders of Series A Preferred Stock will be entitled to receive common stock at the conversion rate of 116.721360 shares of fully paid and non-assessable common stock for one (1) share of Series A Preferred Stock (“Conversion Rate”).

Redemption Rights

The Series A Preferred Stock does not have any redemption rights.

Voting Rights

The holders of record of shares of Series A Preferred Stock shall be entitled to the following voting rights: (a) those voting rights required by applicable law and as described in the paragraph under “Protective Provisions” below; (b) the right to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote, with each share of Series A Preferred Stock being entitled to a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate; (c) whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of Cyber having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted, with each share of the Series A Preferred Stock entitling the Series A Holder thereof to one vote on all matters to be voted on by the Series A Holders as set forth in this section (c).

Protective Provisions

So long as any shares of Series A Preferred Stock are outstanding, Cyber shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class: (a) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Preferred Stock, other than the shares of Series B Preferred Stock (such Series B Preferred Stock having been created by a certificate of determination to be filed within five (5) business days after the filing of the Series A Certificate; (b) directly or indirectly, alter or change the rights, preferences or privileges of the Series A Preferred Stock; (c) amend Cyber’s Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock; (d) increase or decrease the authorized number of shares of Preferred Stock of Cyber; (e) liquidate or wind-up Cyber; or (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred or common stock; provided, however, that this restriction shall not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Cyber or any subsidiary pursuant to agreements under which Cyber has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

SERIES B CONVERTIBLE PREFERRED STOCK

The following is a summary of the preferences and rights contained in the Certificate of Determination (“Series B Certificate”) of the Series B Convertible Preferred Stock and is qualified in its entirety by reference to the provisions of the Series B Certificate, a copy of which will be provided by us upon request.

Stated Value

Each share of Series B Preferred Stock will have a stated value of $7.00 per share (“Series B Stated Value”).

Dividends

Holders of Series B Preferred Stock (the “Series B Holders”) are entitled to receive preferential dividends in cash on a quarterly basis at the rate of $0.56 per share per annum plus accumulated and unpaid dividends thereon (including any accrued late fees on overdue and unpaid dividends), (the “Series B Dividend”). Dividends shall be due and payable in arrears on March 29, June 29, September 29 and December 29 of each year, commencing September 29, 2006, except that if such date is not a Business Day, then the dividend shall be payable on the first immediately succeeding Business Day (each such date being hereinafter referred to as a “Dividend Payment Date”). All overdue accrued and unpaid dividends shall entail a late fee at the rate of fifteen percent (15%) per annum (or such lesser amount as required by applicable law), to accrue daily, from the date such dividend is due hereunder through and including the date of payment.  Unless full cumulative dividends (plus any accrued late fees thereon) have been or are contemporaneously distributed to both the Series B Preferred Stock and other preferred shares designated that rank in pari passu as the Series B Preferred Stock (“Parity Dividend Shares”), all dividends Cyber declares upon the Series B Preferred Stock and the Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of such dividends shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends (plus any accrued late fees thereon) on such shares, respectively, bear to each other. No distributions shall be made with respect to the common stock, or other preferred shares designated as ranking junior the Series B Preferred Stock (“Junior Dividend Shares”), until (1) the Series B Dividend shall have been declared and paid or set apart through the most recent Dividend Payment Date, and (2) Cyber has set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next two Dividend Payment Dates.

Liquidation Preference

The liquidation value per share of Series B Preferred Stock in the event of any liquidation, dissolution or winding up of Cyber, either voluntary or involuntary, shall be an amount equal to (i) the Series B Stated Value (subject to adjustment in the event of a stock split, stock dividend or similar event), plus (ii) an amount equal to the cash value of the accrued and unpaid dividends (including any accrued late fees) with respect to such share, whether or not declared, plus (iii) all liquidated damages and other amounts due in respect of the Series B Preferred Stock as provided in the Series B Certificate (the “Liquidation Value”). Any shares which are junior to, in pari passu with, or senior to the Series B Preferred Stock with respect to redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of Cyber are referred to as “Junior Liquidation Shares”, “Parity Liquidation Shares”, and “Senior Liquidation Shares”, respectively. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Cyber (a “Liquidation Event”), the Series B Holders (i) shall not be entitled to receive payments for the liquidation of the Preferred Shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the greater of: (a) one hundred twenty-five percent (125%) of the Liquidation Value; or (b) an amount equal an amount equal to the closing price of Cyber’s common stock on the day of the Liquidation Event multiplied by the number of shares of Cyber’s common stock that the Preferred Shares held by such Holder is convertible into (“Liquidation Amount”) of such Preferred Shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Amount to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by Cyber. If the assets of Cyber are not sufficient to pay in full the Liquidation Amount payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

Conversion Rights

Series B Holder’s Conversion

Each share of the Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into shares of common stock, subject to certain adjustments (“Series B Holder’s Conversion”). However, Cyber shall not issue shares of common stock upon a Series B Holder’s Conversion in an amount which results in the Series B Holder or its Affiliates beneficially owning an aggregate of more the 4.99% of Cyber’s outstanding common stock, after giving effect to such issuance of common stock, on the applicable conversion date, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The number of shares of common stock to be delivered by Cyber to a Series B Holder pursuant to a conversion shall be determined by dividing (i) the aggregate Liquidation Value of such Series B Holder’s Preferred Shares to be converted by (ii) the conversion price in effect on the applicable conversion date. The initial conversion price shall be $0.261, and is subject to certain adjustments.

Automatic Conversion

The outstanding and unconverted Series B Preferred Shares shall be converted into shares of Cyber’s common stock at the Conversion Price then in effect by delivering to the Holders an Automatic Conversion Notice upon the happening of all of the following events: (i) for each of the twenty (20) consecutive Trading Days immediately preceding the date of delivery of the Automatic Conversion Notice, the daily Closing Price of the common stock shall be equal to at least two hundred fifty percent (250%) of the Conversion Price in effect as of the date immediately preceding the date of the Automatic Conversion Notice; and (ii) the daily trading volume of the common stock for each of the Trading Days during such twenty (20) Trading day period shall be at least 500,000 shares; provided, however, no such conversion is permitted unless at the time of the delivery of the Automatic Conversion Notice and on the Automatic Conversion Date, (A) Cyber is in compliance with all of its obligations under this Certificate of Determination and the Transaction Documents, (B) during each of the Trading Days in such twenty (20) day period, the Registration Statement has been effective and has not been suspended by the SEC, (C) as of the Conversion Date, the Registration Statement is effective and has not been suspended by the SEC and no event has occurred which will likely result in the Registration Statement being declared ineffective or suspended by the SEC, and (D) no Triggering Event (as described below under “Redemption Rights”) hereof has occurred and is continuing. The Automatic Conversion Notice shall specify the date on which such conversion is to be effected, which date may not be prior to the day after Cyber delivers such Automatic Conversion Notice in accordance the Certificate’s notice provision or later than ten (10) Business Days subsequent to such delivery (the “Automatic Conversion Date”). If no Automatic Conversion Date is specified in the Automatic Conversion Notice, the Automatic Conversion Date shall be the day after the Automatic Conversion Notice is deemed delivered pursuant to the Certificate’s notice provision. However, Cyber shall not issue shares of common stock upon the Automatic Conversion in an amount which results in the Series B Holder or its Affiliates beneficially owning an aggregate of more the 4.99% of Cyber’s outstanding common stock, after giving effect to such issuance of common stock, on the applicable conversion date, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Mandatory Conversion

All of the then outstanding and unconverted shares of Series B Preferred Stock shall automatically be converted into shares of the common stock at the then-effective conversion price on the second anniversary of the original issuance date of such shares; provided that, no such conversion is permitted so long as a Triggering Event (as defined below under “Redemption Rights”) or (viii) hereof has occurred and is continuing; provided, further, that the Mandatory Conversion shall be delayed to the extent that a registration statement covering the resale of the common stock to be issued to holders of the Preferred Shares upon conversion is and has been continuously effective for a period of at least 120 calendar days prior to the Mandatory Conversion Date, but in no case should the delay be for a period more than 120 days after the Mandatory Conversion Date.

Anti-Dilution Adjustment

Cyber will adjust the conversion price to reflect any stock splits, stock dividends or other combinations or distributions to holders of Cyber’s securities where the consideration is less than the current conversion price. Cyber will not make this adjustment with respect to shares issued (1) upon conversion of Cyber’s Series A Preferred Stock issued pursuant to that certain Exchange Agreement, dated July 7, 2006, between Cyber and Infosmart (the “Exchange Agreement”) and the stockholders of Infosmart in accordance with the Certificate of Determination of the Series A Preferred Stock as of the date hereof; (2) for the issuance of common stock upon the exercise of warrants (including any warrants issued to the Placement Agent) pursuant to the terms of such warrants as of the date hereof issued in connection with the offering of the Preferred Shares (the “Private Placement”); or (3) for the issuance of common stock (whether directly or through Options or other Convertible Securities) to employees or directors of Cyber pursuant to an equity incentive plan or agreement approved by Cyber’s shareholders.

Any grant by Cyber (whether directly or by assumption in a merger or otherwise, in any manner) of any warrants, rights to subscribe for, or options to purchase any common stock (collectively, the “Options”) or any issuance or sale by Cyber (whether directly or by assumption in a merger or otherwise, in any manner) of any security convertible into or exchangeable for shares of common stock (“Convertible Securities”) shall be deemed to be an issuance of common stock for anti-dilution purposes, whether or not immediately exercisable or convertible. The number of shares of common stock deemed to be issued shall be equal to the maximum number of shares of common stock issuable upon the exercise of such Options or conversion of such Convertible Securities. The price per share of common stock in such deemed issuance or sale of common stock shall be determined by dividing: (A) the sum of (a) the total amount, if any, received or receivable by Cyber as consideration for the granting of such Options or issuance of such Convertible Securities, plus (b) the minimum aggregate amount of additional consideration payable to Cyber upon the full exercise of all such Options or the full conversion of all such Convertible Securities (“Total Consideration”); by (B) the total maximum number of shares of common stock issuable upon the exercise of such Options or the conversion of such Convertible Securities.

Voting Rights

Except as otherwise required by law, each Series B Holder shall be entitled to vote on all matters submitted to a vote of shareholders of Cyber, and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such Series B Holder’s shares of Series B Preferred Stock could then be converted pursuant to the terms of the Series B Certificate at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law or as expressly provided herein, the Series B Holders shall vote together as a single class on all matters.

Redemption Rights

Upon a Triggering Event (as defined below), each Series B Holder shall have the right, at such Series B Holder’s option, to require Cyber to redeem all, but not less than all, of its then-outstanding Series B Preferred Stock at the Liquidation Amount applicable to such shares as of the Redemption Date (the “Redemption Amount”).

A “Triggering Event” includes one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) if, during the period in which the Registration Statement shall be required to be effective pursuant to the Registration Rights Agreement entered by and between Cyber and the Series B Holders, the effectiveness of the Registration Statement lapses for any reason for more than an aggregate of forty-five (45) calendar days (which need not be consecutive days) during any twelve (12) month period, or the Series B Holders are not be permitted to resell shares of common stock required to be registered on the Registration Statement for more than an aggregate of twenty-five (25) calendar days (which need not be consecutive days) during any twelve (12) month period;

(ii) Cyber fails to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by Cyber, have been remedied within thirty (30) calendar days after the date on which written notice of such failure or breach shall have been given;

(iii) any material breach of the agreements required by the Purchase Agreement to be delivered to the Series B Holders at the closing thereof;

(iv) Cyber shall be party to a change of control transaction;

(v) the common stock fails to be listed or quoted for trading on the principal trading exchange or market for Cyber’s common stock for more than ten (10) trading days, which need not be consecutive trading days;

(vi) (a) the failure to have the registration statement required to be filed pursuant to Section 3(a) of the Registration Rights Agreement entered into in connection with the sale of the Preferred Shares declared effective by the Commission (as defined by the Registration Rights Agreement) by the one year anniversary of the closing date of the sale of the Preferred Shares AND the holder of such Preferred Shares can not sell any of the common stock to be received upon conversion of such Preferred Share pursuant to Rule 144, provided a legal opinion with respect to the availability of Rule 144 for the resale of Registrable Securities received upon conversion of such Preferred Shares has been rendered by a law firm acceptable to both Cyber and the Holder as evidence that Rule 144 is available for such Registrable Securities; or (b) the Exercise Price (as defined in the warrants) of the warrants shall have been adjusted to the minimum Exercise Price of $0.15 and thereafter a Registration Event (as defined in the Registration Rights Agreement) shall have occurred or is continuing;

(vii) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of Cyber or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Cyber or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Cyber or any Subsidiary under any applicable Federal or State law or (c) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Cyber or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(viii) the commencement by Cyber or Cyber subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Cyber or any Cyber subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Cyber or any Cyber Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Cyber or any Company subsidiary in furtherance of any such action;

(ix) any event of default occurs and is declared a default by Cyber’s creditor with respect to any material indebtedness in which the amount defaulted exceeds US$250,000 in any one instance and US$500,000 in the aggregate, and any applicable grace periods in such indebtedness with respect to such event of default shall have expired; or

(x) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Cyber or any of its subsidiaries and which judgments are not, within sixty (60) calendar days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) calendar days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as Cyber provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and Cyber will receive the proceeds of such insurance or indemnity within thirty (30) calendar days of the issuance of such judgment.

Registration Rights

Cyber is required use its best efforts to cause a Registration Statement on Form SB-2 (the “Registration Statement”) relating to the resale of the common stock received by the holders of the Preferred Stock upon conversion of the Preferred Stock (the “Converted Common Stock”) to be filed with the Securities and Exchange Commission within 30 days following the Closing (the “Filing Deadline Date”) and shall use its commercially reasonable efforts to cause such Registration Statement to become effective within 150 days following the Closing. Subject to certain blackout periods, Cyber is obligated to use best efforts to maintain the Registration Statement’s effectiveness for such time as is required to permit the persons with the registered shares to be able to sell them in the public market either under the registration statement or Rule 144(k). In the event that it does not meet its registration obligations, then Cyber has agreed to each purchaser, as partial liquidated damages for the damages to the purchaser by reason thereof, and not as a penalty, at a rate equal to two percent (2%) of the purchase price of the shares held by such Purchaser per month, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days), subject to a cumulative maximum value of 14%; provided, however, if a breach of the registration rights agreement obligation occurs (or is continuing) on a date more than one year after the Purchaser acquired the Registrable Securities (and thus the one year holding period under Rule 144(d) has elapsed), liquidated damages shall be paid only with respect to that portion of a purchaser’s registrable securities that cannot then be immediately resold in reliance on Rule 144; provided a legal opinion with respect to the availability of Rule 144 for the resale of Registrable Securities received upon conversion of the Series B Preferred Shares has been rendered by a law firm acceptable to both Cyber and the Holder as evidence that Rule 144 is available for such Registrable Securities. Each such payment shall be made and in cash and is due and payable within five business days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five business days after such termination. The penalty payment may be made at the election of Cyber in cash or shares of common stock valued at 50% of the closing bid price for such common stock (on the securities market at which time constitutes the principal securities market for the common stock) on the day such penalty is due.

WARRANTS

In connection with the Financing, Cyber issued to the investors warrants to purchase 100% of the amount of shares of common stock into which the Series B Preferred Stock may be converted. Cyber also issued warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock that the Series B Preferred Stock are convertible into to the Placement Agents. The warrants will be immediately exercisable at any time for a period of five years at an exercise price equal to $0.326 per share.

ANTI-TAKEOVER PROVISIONS

Cyber’s restated and amended Articles of Incorporation, and its Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for Cyber. Cyber’s Board of Directors are authorized, without action of its shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables Cyber to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

LEGAL MATTERS

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP. As of September 15, 2006, Richardson & Patel LLP is a shareholder of record of 459,770 shares of our common stock.

EXPERTS

The financial statements included in this prospectus have been audited by PKF (Hong Kong), independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Pursuant to the provisions of California’s Corporation Code, Cyber has adopted the following indemnification provisions in its restated and amended Articles of Incorporation for its directors and officers:

“(a)  Directors. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)  Directors and Officers. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

In addition, Cyber’s Bylaws contain the following provision regarding indemnification of its officers, directors, employees or other agents of the corporation:

“The corporation has the power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in California Corporations Code Section 317 as that section now exists or may from time to time be amended to provide.”

Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director’s duties to the corporation and its shareholders. The indemnification provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The indemnification provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

Section 317 of the California General Corporation Law further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its Articles of Incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

OVERVIEW

We are in the business of the developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) media. We manufacture recordable digital versatile discs (“DVDR”) with 8x and 16x writable speeds. We are preparing for manufacturing of high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China and South America. We produce our products through our three main operational business subsidiaries, Info Smart Technology Limited (“IS Technology”), Info Smart International Enterprises Limited (“IS International”) and Infoscience Media Limited (“IS Media”) at our state of the art DVDR manufacturing facilities in Hong Kong. We are also constructing a DVDR production facility in Brazil.  In March 2006, IS Media formed Discobras, a Brazilian company, with a local partner, with registered capital of US$8 million for our new Brazilian venture. IS Media currently holds a 99.42% ownership interest in Discobras and the local partner holds the remaining 0.58% ownership interest in Discobras. We have obtained all required government-issued licenses and necessary documents and approvals for operating a DVDR production facility in Brazil. The facility has been leased since April 2006 and is already prepared for DVDR manufacturing equipment to be installed in November 2006. Production in Brazil is expected to start in the fourth quarter of 2006.

HISTORY AND DEVELOPMENT OF THE COMPANY

History

Cyber was incorporated in July 1996 under the laws of the State of California. In July 1999, we raised approximately $3.2 million through an initial public offering. On June 30, 2000 we raised an additional $6.3 million in a private placement offering subscribed by 30 high net-worth Chinese investors. Prior to our reorganization, we were an intermediary to global suppliers and buyers in the manufacturing, wholesaling and retailing apparel business.

Cyber Reorganization

Our shareholders of record on March 25, 2005 approved on May 16, 2005 a reorganization of Cyber (the "Cyber Reorganization"). The Reorganization is summarized as follows:

•
We transferred of all of our assets and liabilities (the "Transfer") to ASAP Show Inc., a then wholly owned subsidiary ("ASAP"), effective May 31, 2005 pursuant to a Transfer and Assumption Agreement (“Transfer Agreement”), with ASAP continuing to operate the trade show business previously carried on by us;

•	We issued a stock bonus to certain directors and key employees of 120,862 shares of our common stock, on a post-reverse split basis, effective May 31, 2005 (the “Stock Bonus”);

•	We effected a one for eight and one-half (1-for-8.5) reverse stock split of our common stock (the "Reverse Split") with special treatment to preserve round lot stockholders, effective July 18, 2005;

•
On or about August 25, 2005, we distributed 8,626,480 shares of common stock of ASAP, representing all of the outstanding shares of ASAP, to our shareholders of record on August 18, 2005 on a pro rata basis (the "Distribution"), with such distributed shares being held by our transfer agent as depository agent until such time as the Form 10-SB filed by ASAP became effective with all comments from the SEC cleared (certificates representing such shares were issued by the transfer agent to the shareholders on or about March 27, 2006);

•	We entered into an amended and restated Securities Purchase Agreement (“SPA”) with KI Equity effective as of August 25, 2005; and

•
On September 30, 2005, we completed the sale of 7,104,160 shares of our common stock to KI Equity for $415,000 (the "Investment"), with the net proceeds of the Investment being paid to ASAP pursuant to the terms of the Transfer Agreement.

In connection with the closing of the Investment, our then current directors and officers resigned and Kevin Keating was appointed the sole director and officer of Cyber. We accounted for the Reorganization as a reverse spinoff in accordance with the Emerging Issues Task Force Issue No. (“EITF”) 02-11, “Accounting for Reverse Spinoffs.” In a reverse spinoff, the legal spinnee (ASAP) is treated as though it were the spinnor for accounting purposes. Reverse spinoff accounting is appropriate as the treatment of the legal spinnee as the accounting spinnor results in the most accurate depiction of the substance of the transaction for shareholders and other users of the consolidated financials statements. Under this treatment, the historical financial statements of Cyber became the historical financial statements of ASAP. In making its determination, Cyber considered the following indicators, among others: (i) the accounting spinnor (legal spinnee, ASAP) is larger than the accounting spinnee (legal spinnor, Cyber); (ii) the fair value of the accounting spinnor (legal spinnee) is greater than that of the accounting spinnee (legal spinnor); (iii) the accounting spinnor (legal spinnee) retains the senior management of the formerly combined entity; and (iv) the accounting spinnor (legal spinnee) retains senior management. As a result of the Cyber Reorganization, Cyber became a shell company with nominal assets and operations, with a business purpose being to identify, evaluate and complete a business combination with an operating company.

Change in Control Transaction

On July 7, 2006, Cyber entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) to acquire all of the equity ownership of Infosmart Group Limited through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart. Under the terms of the Exchange Agreement, immediately prior to the closing of the share exchange transaction, Hamptons was to receive 58.82352 shares of Prime’s capital stock as payment for its services as a finder in connection with the exchange transaction.

However, on August 11, 2006 and prior to the closing the share exchange transaction, Prime’s and Infosmart’s board of directors and their respective shareholders agreed to restructure the ownership of Infosmart’s issued capital stock and this resulted in the transfer of entire equity ownership of Infosmart directly to Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited. On August 14, 2006, Cyber entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart, the equity owners of Infosmart (which also consisted of Mr. Chung Kwok, Ms. Lui Sau Wan and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart and the Infosmart Shareholders replaced Prime and the Prime Shareholders as a parties to the Exchange Agreement and they assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction. Pursuant to the Exchange Agreement, as amended by the First Amendment, Cyber acquired all of the outstanding shares of Infosmart’s capital stock from the equity owners of Infosmart and Hamptons, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to Cyber. In exchange, Cyber issued to the Infosmart Shareholders 1,000,000 shares of Cyber’s Series A Preferred Stock, which are convertible into 116,721,360 shares of Cyber’s common stock.

The closing of the Exchange Agreement was contingent on a minimum of $7,000,000 being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of Cyber Series B Preferred Stock promptly after the closing of the Exchange under terms and conditions approved by Cyber’s board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange, and the Exchange was contingent on the closing of the Financing.

Recent Financing

Immediately following the closing of the Exchange Agreement, we received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, we sold 1,092,857.143 shares of our Series B Preferred Stock at a price per share of $7.00. Each share of Series B Preferred Stock will be convertible into shares of our common stock. Cyber is required to register the common stock underlying the Series B Preferred Stock issued in the Financing with the Securities and Exchange Commission for resale by the Investors. After commissions and expenses, we received net proceeds of approximately $6.89 million in the Financing.

In connection with the issuance of the Series B Preferred Stock to the Investors, Cyber issued warrants to the Investors to purchase an aggregate of 29,310,345 shares of common stock, on as-converted basis, of Cyber. The warrants have an exercise price of $0.326 per share, subject to adjustments.

Keating Securities, LLC and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agent in connection with the Financing. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the Financing and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, five-year warrants to purchase 10% of the number of shares of common stock into which the Series B Preferred Stock issued in the Financing may be converted number of shares of common stock into which the Series B Preferred Stock in the offering (“Placement Agent Warrants”).  The Placement Agent Warrants are exercisable at any time at a price equal 125% of the conversion price, on a net-issuance or cashless basis. The Placement Agent Warrants have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and Warrants. Cyber also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of $25,000.

Upon completion of the Exchange transaction, and after giving effect to the Financing, the Infosmart Shareholders owned 1,000,000 shares of Cyber’s Series A Preferred Stock and the Investors in the aggregate received 1,092,857.143 shares of our Series B Preferred Stock. The Infosmart Shareholders and the Investors will own, in the aggregate, 91.84% of our issued and outstanding shares of common stock after giving effect to the conversion of the Series A and Series B Preferred Stock into common stock. Cyber’s stockholders immediately prior to the Exchange will own 8.16% of the outstanding common stock (or, 12,969,040 shares of our common stock) immediately after completion of these transactions after giving effect to the conversion of the Series A and Series B Preferred Stock into common stock.

The issuance of the Series A Preferred Shares to the Infosmart Shareholders and, upon conversion, the shares of Cyber’s common stock underlying the Series A Preferred Shares, is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. The issuance of the Series B Preferred Shares to Investors is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions. As such, the Series A Preferred Shares and the Series B Preferred Shares, and upon conversion thereof, Cyber’s common stock, may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Infosmart’s History and Organizational Structure

Infosmart Group Limited (“Infosmart”) was incorporated in the British Virgin Islands on August 23, 2005 under the International Business Companies Act, British Virgin Islands. Prior to the Re-structuring (as described below) Prime Fortune, a British Virgin Islands company (“Prime”), was the sole equity owner and shareholder of 100% of Infosmart’s issued capital shares. In August 2006, the board of directors of both Prime and Infosmart decided to re-structure certain shareholdings in Infosmart, so that after the re-structuring, Prime would no longer own 100% of Infosmart’s issued capital shares and so that Prime Corporate Developments Ltd. (“Prime Corporate”), Mr. Chung Kwok and Ms. Sau Wan Lui would replace Prime as the direct owners of 100% of the issued capital shares and equity ownership of Infosmart (the “Re-structuring”).

Prior to the Re-structuring, Prime owned 100% of the issued capital shares of Infosmart, which consisted on one (1) issued capital share, and Prime’s issued capital shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Mr. Chung Kwok, and 75 shares held by Lui Sau Wan. On August 11, 2006, and in connection with the Re-structuring, Prime’s board of directors approved resolutions for Prime to transfer the one (1) issued capital share of Infosmart owned by Prime to Prime shareholder Chung Kwok in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart share to Chung Kwok on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, Infosmart’s Board approved resolutions for the issuance of 999 new shares in Infosmart to Prime Corporate Developments Limited (“Prime Corporate”), Chung Kwok and Lui Sau Wan, as follows: 713 shares to Prime Corporate, 211 shares to Chung Kwok, and 75 shares to Lui Sau Wan, in exchange for a cash payment by Prime Corporate, Chung Kwok and Lui Sau Wan of $1.00 per Infosmart share that each receives (the “Infosmart Share Issuance”) or an aggregate total payment of $999 for such shares. On August 11, 2006, Infosmart issued the 999 Infosmart shares, in amounts as described above, to Prime Corporate, Chung Kwok and Lui Sau Wan and, in exchange, received the $999 cash payment, pursuant to such resolutions.

As a result of and immediately after the Prime Transfer and the Infosmart Share Issuance, Prime Corporate, Mr. Chung Kwok and Ms. Sau Wan Lui became the owners of 100% of the issued capital shares of Infosmart, with each of them owning the same number of Infosmart shares as the number of Prime shares that each currently owns. Pursuant to a group reorganization completed in October 2005 (the “Infosmart Reorganization”), Infosmart is the holding company (directly and indirectly) of IS Technology, IS International, IS Media and Infosmart’s new Brazilian joint venture, Discobras, by the acquisition of 100% of the issued and outstanding common stock of IS Technology and IS International. IS Technology wholly owns IS Media, which, in turn, owns 99.42% of Discobras.

Infosmart started in the DVDR manufacturing business with the establishment of IS Technology. Founded in Hong Kong in August of 2002, IS Technology was the first company in Hong Kong to manufacture recordable digital versatile discs. With the continual growth in DVDR demand, the initial shareholders of IS Technology took in other shareholders to form two other companies, IS International and IS Media Limited, to produce DVDRs. These three companies now form Cyber’s main operational business.

Current Organizational Structure

As a result of the share exchange transaction, the Cyber and Infosmart Reorganizations and the Infosmart Re-structuring discussed above, Cyber’s current organizational structure is as follows (the percentages depict the current equity interests):

Our Business

We develop, manufacture, market and sell 8x and 16x writable speed DVDRs, and we are preparing for manufacturing of writable high density format DVDRs (“HD DVDR”) or Blu-Ray format DVDR discs. In order to act as a one-stop-shop for the optical storage media needs for our customers, we also outsource orders for products we do not produce ourselves, such as DVD±RW discs and DVD-RAM discs and other low margin DVDR items. We have customers in Western Europe, China, South America and Australia. To capture the South American market, we are establishing a sales and distribution network in Brazil and are constructing a DVDR production facility in Brazil.

Current Products

We currently develop, manufacture, market and sell recordable digital versatile discs (“DVDRs”). A recordable digital versatile disc is an optical disc storage media format that can be used for data storage, including movies with high video and sound quality. DVDRs are manufactured with different writable speed ratings. The writable speed ratings of blank DVDRs match the speed at which the recording lasers in digital versatile disc (“DVD”) drives (such as those found in DVD players or the DVD disc drives in computers) can write or “burn” data onto the DVDRs. Currently, most DVD drives are able to write or “burn” data onto DVDRs at 8 times (“8x”) or 16 times (“16x”) the industry set standard speed for writing or “burning” data onto a DVDR disc. We currently manufacture discs with 8x and 16x writable speed ratings. Sales of our 8x writable speed DVDRs account for approximately between 70% to 80% of our output; 16x writable speed DVDRs make up the remainder.

Research and Development

Infosmart is investing approximately $1,250,000 over the next 18 months on pre-production activities for HD DVDR production, including dye and stamper testing, mould modification and process fine-tuning. In order to position the company to be one of the first companies to have the capabilities to mass-produce HD DVDRs to coincide with the early growth phase of the product life cycle, we have worked closely with dye and stamper developers in Taiwan and will be conducting pre-production testing to prepare for HD DVDR production.

Manufacturing

We currently operate three factories, with a combined production capacity of 12 million 8x and 16x writable speed, single layer DVDRs per month. Currently, our product mix is approximately 70-80% of 8x DVDRs and 20-30% of 16x DVDRs. We have the flexibility to switch production easily between the two product types. After manufacturing the DVDRs, Infosmart puts its products through a rigorous quality assurance process.  Infosmart’s Quality Management System complies with ISO9001:2000 requirements and Infosmart is ISO 9000 certified. Our production equipment is easily upgradeable to HD DVDR production, and we believe that this flexibility provides us with competitive advantage if HD format DVDRs win the current standard war against Blu-Ray format DVDRs.

Intellectual Properties and Licenses

Infosmart does not own any patents or any other intellectual properties. The intellectual properties used in manufacturing our products are provided to us pursuant to two separate cooperation agreements described below.

Agreement 1

The first cooperation agreement (“Agreement 1”) was entered into between our subsidiary Infosmart Technology Limited (“IS Technology”) and Mega Century Limited (“Mega Century”), a Hong Kong company formerly controlled by Chief Financial Officer Po Nei Sze) on January 1, 2006. Under Agreement 1, the parties agreed to combine operationally their production facilities so that Mega Century and IS Technology can both produce DVDRs using certain intellectual properties for the production of DVDRs for which Mega Century was granted a patent licenses (the “Patent License”) for use by the DVD developer, and also the right to manufacture DVDRs under a government manufacturing license (the “Manufacturing License”) held by the Mega Century. In addition, Mega Century agreed that (1) IS Technology has full legal and beneficial ownership of the first 6,500,000 DVD discs (the “First Minimum Quantity”) produced in IS Technology’s production facilities each whole month during the one year term of Agreement 1, which IS Technology can sell to third parties or to Mega Century; and (2) for any amount of DVDs produced in excess of the First Minimum Quantity (excluding quantities sold by IS Technology directly to Mega Century), IS Technology will receive 70% of the gross profits from the sale of such DVDs.

In exchange, IS Technology agreed that for any amount of discs produced in excess of the First Minimum Quantity (excluding quantities sold by IS Technology directly to Mega Century), Mega Century receives 30% of the gross profits from the sale of such DVDs. Under Agreement 1, Mega Century is responsible for paying all the relevant licensee fees and IS Technology is responsible for all the recurrent costs and expenses incurred for the production of all DVD products manufactured at IS Technology’s production facility during the one year term of Agreement 1. On January 1, 2006, Mega Century, IS Technology and Infosmart International Enterprises Limited (“IS International”) entered into an Amendment Agreement amending Agreement 1 whereby IS International agreed to be an additional party to Agreement 1 and to undertake IS Technology’s rights and obligations with IS Technology, jointly and severally.

Agreement 2

The second cooperation agreement (“Agreement 2”) was entered into between our subsidiary Infoscience Media Limited (“IS Media”) and Infoscience Holdings Limited, an independent third party, (the “Third Party”) on December 1, 2005. Under Agreement 2, the parties agreed to combine operationally their production facilities so that both IS Media and the Third Party can both produce DVDRs at their combined facilities using certain intellectual properties for the production of DVDs for which the Third Party holds patent licenses (the “Patent License”) for use from the DVD developer (the “License Agreement”) and also a right to manufacture DVDs under a government manufacturing license (the ”Manufacturing License”) held by the Third Party. The Third Party also agreed that IS Media shall have full legal and beneficial ownership of the first 5,000,000 DVD discs (the “Second Minimum Quantity”) produced in both IS Media’s and the Third Party’s production facilities (the “Combined Facilities”) for each whole month during the one year term of Agreement 2.

In exchange, IS Media agreed: (1) the Third Party shall receive full legal and beneficial ownership of all DVDs produced in the Combined Facilities that are in excess of the Second Minimum Quantity; and (2) to provide the Third Party with stand-by credit facility of not more than HK$30,000,000 from IS Media’s own sources or indirectly from any third party including any licensed Hong Kong bank. Under Agreement 2, the Third Party is responsible for paying all the relevant licensee fees and IS Media is responsible for all the recurrent costs and expenses (except for rent and public utilities, for which each party is responsible for the costs they incur in their own production facility) incurred for the production of all DVD products manufactured in the Combined Facilities during the one year term of Agreement 2.

Patent Licenses

We plan to directly apply for both a Patent License from the DVD developer to produce the Products and also the Manufacturing License in 2006 before the expiration of Agreement 1 and Agreement 2. In addition, upon completion of the Discobras DVDR production facility Brazil, Infosmart will also apply for the required Patent License for use of intellectual property required to manufacture its DVDR products in Brazil.

The Patent Licenses discussed above were both granted under the Patent Licenses discussed above that that are held by Mega Century and the Third Party were obtained through a joint patent licensing program (the “DVDR Patent License Program”) that is administered by Koninklijke Philips Electronics, N.V. (“Philips”). Parties acquiring the patent licenses through this DVDR Patent License Program are allowed to use patents owned (or for which these companies have patent applications pending) by participating companies including Philips, Sony, Hewlett Packard and/or Pioneer that are essential in the DVDR manufacturing process. The patent license offered through Philips’ DVDR Patent Licensing Program is offered under non-discriminatory terms and conditions and in principle is available to all manufacturers. Thus, Infosmart should be able to gain approval upon application for use of the Patent Licenses. However, in the event that such approval is delayed for a long period or denied, then Infosmart plans to renew the Cooperation Agreements so that Infosmart can continue to produce its DVDR products.

Sources and Availability of Raw Materials and Principal Suppliers

Raw material costs constitute approximately 50% of the production costs for DVDR discs. Key materials used in DVDR production are polycarbonate, silver target, organic dye, printing oil and bonding glue. The most important cost item is polycarbonate, which accounts for about half of cost of goods sold.

The supply market for polycarbonate is competitive. Major polycarbonate suppliers include Teijin Chemicals, Dow Chemical, General Electric, Bayer, and Mitsubishi. Infosmart orders polycarbonate from a variety of sources depending on price and availability. Since polycarbonate is a petroleum byproduct its price is affected by crude oil prices and can be volatile. We place three (3) month supply contracts with polycarbonate vendors. These supply contracts guarantee quantity but leave pricing to be market determined.

Polycarbonate prices increased from $1.90 - 2.50/kg in 2004 to around $2.80/kg - $3.50/kg in 2005 because of surging oil prices and supply constraints, thereby seriously cutting the profit margins of disc manufacturers worldwide. Capacity was hit in 2004 by the explosion of GE’s PCB factory in Spain. At the end of 2005, worldwide polycarbonate capacity expanded as a major new factory came online in Shanghai, and two other large factories in Japan and the U.S. expanded output in response higher market prices. Polycarbonate prices were approximately $3.00/kg - $3.10/kg at the beginning of 2006, and have since dropped into the $2.80-$3.10 range. It is anticipated that expanded industry capacity for PCB will offset upward price pressures resulting from rising oil prices, leading to price stability or even a modest price decline in PCB prices in the near term.

Marketing And Distribution

We mainly sell to distributors, who resell to retailers. We have acquired about 80% of our customers, and increased our exposure in Europe, USA, South America, the Middle East, Asia and China, through attendance at trade shows such as:

•	CeBIT (Hannover, Germany) 2003, 2004, 2005

•	Comdex (Las Vegas, USA) 2003

•	Computex (Taipei, Taiwan) 2004

•	Gitex (Dubai, UAE) 2004 and 2005

•	China Sourcing Fairs 2004

•	IT Brazil 2005, 2006

•	Hong Kong Electronics Show 2004, 2005, 2006

We have gained the rest of our customers mainly through print advertising and referrals.

To further establish our distribution and sales network, we are planning a marketing campaign in Brazil including advertisements in Brazilian newspapers and magazines, and it also plans to attend the following local Brazilian trade exhibitions in 2006:

•	Abras (exhibition for buyers and purchasers for supermarkets and retail shops)

•	HI-FI (exhibition of audio and video products)

•	ESCORALERES (exhibition for schools and student usage products)

•	GAME (video game trade show)

Current Customers

We have established a wide client base and distribution network covering Europe/UK, the Middle East, Australia/New Zealand, and Asia.

Our top 3 customers by value, who accounted for 84% of our revenue in 2005, are as follows:

•
E-Net Distribution is the largest optical media distribution company in Europe; business from E-Net contributes 69% of our revenue. E-Net sells to European as well as Middle Eastern retailers and sources from us about 15% of the blank DVDR discs that it sells.

•
NaSa Multimedia Technology (NaSa) markets our DVDR blank media in Australia and New Zealand under its “Laser” brand. NaSa obtains 80-100% of its DVDR blank media supplies from us. Sales to NaSA account for approximately 8.7% of our revenue.

•
DVD Technology, a leading distributor of optical storage products in the UK, also sells to continental Western and Eastern European retailers. DVD Technology’s obtains about 20% of its DVDR blank media supplies from us. Sales to DVD Technology account for approximately 6.5% of our revenue.

Our pricing and payment terms are flexible. Infosmart’s objective is to build a strong base of loyal customers and management will offer competitive price to capture market share in specific markets that have strong growth prospects. Our payment terms are more stringent for new customers and more flexible for long-term customers and established businesses.

In the Brazil local market, it is the norm to pay Cash on Delivery (C.O.D.). We do not intend to give any payment terms to its Brazilian customers in 2006, which will eliminate any credit risk from new customers in this newly developed market.

Competition

Competitive Products

We currently produce Single Layer (“SL”) DVDR discs of two writable speeds (8x and 16x), but we are preparing to launch production of DVDR discs in either High Density or Blu-Ray formats. The table and discussion below describe some competitor products:

Computer storage media comparison

Product	Media Type	Storage Capacity	Unit Price ($)	Approximate Price per MB (¢/MB)
Floppy Disc	Non- optical	1.44 MB	0.22	23.75
USB Drive	Non- optical	2 GB	70 - 140	7-12
Flash Memory	Non- optical	1 GB	76 - 120	7.4-11.7
Hard Disc	Non- optical	200 GB	130	0.06
CD-R	Optical	700 MB	0.18-0.30	0.026-0.043
DVD±R*	Optical	4.7 GB	0.6-0.8	0.012-0.017
HD DVD**	Optical	15-30 GB	10-15	0.05-0.07
Blu-Ray	Optical	25-50 GB	25-30	0.06-0.10

Note: 1GB = 1024 MB

Optical storage media, hard discs, USB drives and flash memory are the most commonly used computer storage media. Hard discs have up to 500GB of capacity, cost around $0.75/GB and are the most economical choice for large storage needs. However the hard disc is less versatile, more fragile and harder to install than optical storage media; it is also bulky and has poor portability.

Both USB drives and flash memory are compact in size, provide great portability and reusability, but are relatively expensive and have limited storage capacity (maximum only 1-2 GB). These devices are mainly used to store computer and music/home video files where portability is required. Floppy disc capacity is too small for multimedia or today’s software files.

For full movies or computer file backups recordable compact discs and DVDRs offer large (from 750MB to 9.4GB) and economical (from $0.18 to $0.80 per disc) storage solutions. Rewritable DVDR discs (“DVD±RW”) are reusable but are more expensive, and therefore less popular, than write-once DVDR discs that we produce.

High Density format and Blu-Ray format DVDRs represent the next generation of optical media. High density optical storage media (HD DVD/Blu-Ray) utilizes blue lasers, which have shorter wavelengths than the red lasers used for DVD and enable data storage on polycarbonate discs at higher densities needed for high-definition film and television images. Blue lasers increase the storage capacity per disc from 4.7-8.5GB to 40-50GB. Two incompatible blue laser technologies have been developed, namely HD DVD and Blu-Ray, led by Toshiba and Sony respectively. Both sides have failed to agree on a unified format that would support a single consumer hardware platform and thereby avoid a rerun of the VHS versus Betamax war that held back the early development of the videocassette industry. The damage of the format war can be reduced with the introduction of “ultra-multi” drives which can read both formats. Blu-Ray and HD DVD discs have ultra-large capacity and are predicted to be impacting the market in a significant way from late 2006 to 2007.

Competitor Companies

Our competitors are numerous and include companies such as CMC Magnetics, Ritek, Imation and UME Disc Group. Some of our competitors have significantly larger manufacturing market share, but that is not necessarily indicative of greater profitability. We believe that we have achieved optimal capacity and can match the lowest single layer DVDR production costs anywhere in the industry.

Government Regulation And Probability Of Affecting Business

The development of our products is generally not subject to government regulation. However, because we market and sell our products in other countries, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

Although it is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

Employees

As of June 30, 2006, we had 148 full-time employees, including management. None of these employees are represented by any collective bargaining agreements. Neither we nor any of the subsidiaries have experienced a work stoppage. Management believes that our relations with our employees are good.

Principal Executive Offices

Our principal executive office located at 5/F., QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong, China SAR and the telephone number is 852-2944-9905.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this prospectus. We derived the financial data for the period January 1 through June 31, 2006 and as of December 31, 2005 and 2004 from the predecessor’s financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	Six months ended June 30,		Year ended December 31,
	2006	2005	2005	2004

Net sales	$12,562,004	$14,489,359	$24,577,206	$22,421,765
Cost of sales	(9,077,139)	(10,469,875)	(18,441,644)	(17,763,244)

Gross profit	3,484,865	4,019,484	6,135,562	4,658,521
Administrative expenses	(610,325)	(320,881)	(739,621)	(673,973)
Depreciation	(121,084)	(100,655)	(214,534)	(177,823)
Selling and distributing costs	(198,713)	(116,179)	(188,058)	(405,989)

Income from operations before the following
Items and taxes	2,554,743	3,481,769	4,993,349	3,400,736
Professional fees for pre-listing exercise	-	-	(320,892)	-
Reversal of commission payable	-	716,575	718,250	-
Other income	171,250	200,562	302,903	679,660
Interest expenses	(275,486)	(230,075)	(520,827)	(319,693)

Income before income taxes	2,450,507	4,168,831	5,172,783	3,760,703
Income taxes	(437,095)	(729,545)	(958,022)	(736,403)

Net income	$2,013,412	$3,439,286	$4,214,761	$3,024,300

		As at December 31,
	As at June 30, 2006	2005	2004
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$188,219	$154,368	$95,226
Working Capital Deficit	994,286	2,838,819	5,692,014
Total Assets	28,172,973	24,920,741	22,568,708
Total Debt	17,142,293	15,879,322	16,886,198
Total Shareholders’ Equity	11,030,680	9,041,419	5,682,510

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the three and six months ended June 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004 should be read in conjunction with Selected Consolidated Financial Data and our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) optical media. We currently manufacture DVDRs with 8x and 16x writable speeds and are preparing for manufacturing of high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China and South America. We manufacture and ship our products from Hong Kong where we operate state of the art DVDR manufacturing facilities. In 2006, we began expansion of our production capabilities to Brazil and are establishing a sales and distribution network in Brazil as well.

Critical Accounting Policies and Estimates

Our management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 5 to our consolidated financial statements appearing in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating

Basis of presentation and consolidation

On October 20, 2005, the Infosmart Reorganization described above was completed and accordingly, accounting for recapitalization is adopted for the preparation of consolidated financial statements. Generally, this means that the consolidated financial statements are issued under the name of the legal parent, Infosmart Group Limited, but includes the combined financial statements of IS Technology and IS International. The comparative figures represent their combined financial position, the results of operations and cash flows. The accompanying consolidated financial statements of Infosmart have been prepared in accordance with generally accepted accounting principles in the United States of America. The consolidated financial statements include the accounts of Infosmart and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery. Actual results could differ from those estimates.

Cash and cash equivalents

We consider all cash and other highly liquid investments with initial maturities of three months or less. At December 31, 2005, we had $154,368 in cash and cash equivalents. DVDR production is a capital-intensive business. Most of our capital lease and bank loans are on a short-term basis. These short-term arrangements allow us to minimize interest payment but at the same time kept our net cash flow at a low level. Therefore, even though a large amount of cash is collected from sales of goods, a considerable portion of the cash is used to pay for leased equipment. We paid off $7,537,978 and $4,008,648 of capital lease/bank loans in 2004 and 2005 respectively. By the beginning of 2006, only six (6) machines out of the total of 44 machines were leased equipment. With majority of our lease obligations completed, our net cash flow is expected to improve in 2006.

Trade receivable

Trade receivables are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year-end. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that we will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. We extend unsecured credit to customers in the normal course of business and believe all trade receivables in excess of the allowances for doubtful receivables to be fully collectible. Infosmart does not accrue interest on trade accounts receivable. The normal credit terms range from 15 to 60 days. During the reporting years, we had no bad debt experience and, accordingly, did not make any allowance for doubtful debts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as the management projected demand requirements; decrease due to market conditions, product life cycle changes. During the reporting years, we were not required to make any allowance for slow-moving or defective inventories.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Production line and equipment	10% with 30% residual value
Others	20%

Effective April 1, 2004, the depreciation rate for the production line and equipment was changed from 20% to 10% with a residual value of 30% on cost. With reference to a valuation carried out at November 9, 2005 by a major production line and equipment supplier, the management considered that the revised depreciation method reflected more fairly the expected useful lives of the production line and equipment and its resalable value. The effect of a change in an accounting estimate is recognized prospectively by including it in consolidated statements of operations in 2004 and it increased the results of operations for 2004 by approximately $1,650,732.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Infosmart recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Financial instruments

The carrying values of our financial instruments, including cash and cash equivalents, restricted cash, trade and other receivables, deposits, dividend payable, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

Foreign currency translation

Infosmart is exposed to certain foreign currency risk from export sales transactions and recognized trade receivables as they will affect the our future operating results. We did not have any hedging activities during the reporting period. As our functional currency is HK$, the exchange difference on translation to U.S. dollars for reporting purpose is taken to other comprehensive income.

Income taxes

We use the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue recognition

Revenue from sales of our products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Concentrations of credit risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of trade receivables. We extend credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. We conduct periodic reviews of the client’s financial conditions and payment practices. Further, we will maintain an allowance for doubtful accounts based on the management’s expectations on actual losses possibly incurred. Other than set forth below, no customers represented 10% or more of our net sales and trade receivable.

At December 31, 2005 and 2004, customers that represented 10% or more of our net sales and their trade receivables are:

Net sales	Year Ended December 31,
	2005	2004
DVD Technology	$1,592,482	$3,492,778
ENet	17,164,213	16,188,381
	$18,756,695	$19,681,159

Trade receivables	As of December 31,
	2005	2004
DVD Technology	$376,160	$513,912
ENet	1,610,075	699,141
	$1,986,235	$1,213,053

Recent accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory costs - an amendment of ARB No. 43, Chapter 4.” (“SFAS 151”). SFAS 151 amends ARB 43, Chapter 4 to clarify that “abnormal” amount of idle freight, handling costs and spoilage should be recognized as current period charges. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revises SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments, based on the grant-date fair value of those awards. This cost is to be recognized over the period during which an employee is required to provide service in exchange for the award (typically the vesting period). SFAS 123R also requires that benefits associated with tax deductions in excess of recognized compensation cost be reported as a financing cash inflow, rather than as an operating cash flow as required under current literature.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method.

Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based awards granted or modified after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but this method also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123. We are adopting SFAS 123R effective January 1, 2006 using the modified prospective method.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle. The statement requires retrospective application to prior period financial statements of changes in accounting principle, unless impracticable to do so. It also requires that a change in the depreciation, amortization, or depletion method for long-lived non-financial assets be accounted as a change in accounting estimate, effected by a change in accounting principle. Accounting for error corrections and accounting estimate changes will continue under the guidance in APB Opinion 20, “Accounting Changes”, as carried forward in this pronouncement. The statement is effective for fiscal years beginning after December 15, 2005.

In November 2005, the FASB issued FSP Nos. FAS 115-1 and 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” This FSP addresses the determination as to when an investment is considered impaired, whether the impairment is ‘other-than-temporary’, and the measurement of an impairment loss. The investment is impaired if the fair value is less than cost. The impairment is ‘other-than-temporary’ for equity securities and debt securities that can contractually be prepaid or otherwise settled in such a way that the investor would not recover substantially all of its cost. If ‘other-than-temporary’, an impairment loss shall be recognized in earnings equal to the difference between the investment’s cost and its fair value. The guidance in this FSP is effective in reporting periods beginning after December 15, 2005.

In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 155”), and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided we have not yet issued financial statements, including for interim periods, for that fiscal year.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes.” This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

Results of Operations

Comparison of Three Month and Six Month Periods Ended June 30, 2006 and June 30, 2005.

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:
	Three months ended June 30				Six months ended June 30
	2006	% of	2005	% of	2006	% of	2005	% of
	Unaudited	Revenue	Unaudited	Revenue	Unaudited	Revenue	Unaudited	Revenue
SALES	$6,330,486	100.00%	$8,648,450	100.00%	$12,562,004	100.00%	$14,489,359	100.00%

COST OF SALES	4,436,765	70.09%	6,373,868	73.70%	9,077,139	72.26%	10,469,875	72.26%

GROSS PROFIT	1,893,721	29.91%	2,274,582	26.30%	3,484,865	27.74%	4,019,484	27.74%

ADMINISTRATIVE EXPENSES	336,784	5.32%	225,443	2.61%	610,325	4.86%	320,881	2.21%

DEPRECIATION	62,947	0.99%	51,232	0.59%	121,084	0.96%	100,655	0.69%

SELLING AND DISTRIBUTING COSTS	150,426	2.38%	30,724	0.36%	198,713	1.58%	116,179	0.80%

INCOME FROM OPERATIONS	1,343,564	21.22%	1,967,183	22.74%	2,554,743	20.34%	3,481,769	24.04%

REVERSAL OF COMMISSION PAYABLE	-	0.00%	716,575	8.29%	-	0.00%	716,575	4.95%

OTHER INCOME	119,725	1.89%	69,069	0.80%	171,250	1.36%	200,562	1.38%

INTEREST EXPENSES	127,335	2.01%	162,445	1.88%	275,486	2.19%	230,075	1.59%

INCOME BEFORE INCOME TAXES	1,335,954	21.10%	2,590,382	29.95%	2,450,507	19.51%	4,168,831	28.78%

INCOME TAXES	242,048	3.82%	454,299	5.25%	437,095	3.48%	729,545	5.04%

NET INCOME	1,093,906	17.28%	2,136,083	24.70%	2,013,412	16.03%	3,439,286	23.74%

Comparison of Three Months Ended June 30, 2006 and 2005

Net Sales. For the three months ended June 30, 2006, net sales decreased 26.8% from $8,648,450 to $6,330,486 relative to the three months ended June 30, 2005. The decrease in revenues was driven by the decrease in the average sale price of our manufactured discs and the shifting of the sales force from Europe to Brazil. Another factor is the conversion of one production line to test HD-DVD production frequently. It caused the production capacity of the production line to decrease by 5%.

Cost of Sales. Cost of sales decreased from $6,373,868 or approximately 73.7% of net sales for the three months ended June 30, 2005, to $4,436,765, or approximately 70.1% of net sales for the three months ended June 30, 2006, an decrease of 30.4% over the same comparable quarters in 2005 and 2006. The decrease in cost of sales was driven by the continuing moving downward trend in polycarbonate (PCB) costs during 2006. The PCB costs, however, have a lower sensitivity than the sale price.

Gross Profit. Gross profit decreased approximately 16.7% from $2,274,582 for the three months ended June 30, 2005 to $1,893,721 for the three months ended June 30, 2006. This decrease in gross profit is due to the average sale selling price per disc was about 10% down from 18.1 cents in 2005.

Selling and Distribution Costs. For the three months ended June 30, 2006, selling and distribution costs increased approximately 389.6% from $30,724 to $150,426 relative to the three months ended June 30, 2005. This increase in selling and distribution costs is primarily due to the fall in commission and traveling expenses from approximately $288,000 in 2004 to $53,000 in 2005. In 2004, in order to expand our market share and boost sales, higher commission and traveling expenses were incurred. In 2005, stronger customer relationships were already established and thus those expenses were reduced accordingly.

Administrative Expenses. Administrative expenses increased approximately 49.4% from $225,443 for the three months ended June 30, 2005 to $336,784 for the three months ended June 30, 2005. This increase in administrative expenses is due to the establishment of Brazil plant and sales office and the employment of new administrative personnel. Further, legal and professional fees were continuously paid for listing exercise during the period.

Net Income. Net income decreased approximately 48.8% from $2,136,083 for the three months ended June 30, 2006 to $1,093,906 for the three months ended June 30, 2005. Further, our net income margin was 17.3% and 24.7% in the same comparable quarters in 2006 and 2005, respectively. This decrease in net income is due primarily to the fall in revenues and increase in general and administrative expenses as a percentage of sales. In addition, Infosmart and its customers agreed to cancel potential sales rebates worth $716,575, which had been accrued in past years, because these rebates had been agreed, but not paid, in relation to selling prices which had subsequently been reduced by the company, and were therefore no longer commercially justified.

Comparison of Six Months Ended June 30, 2006 and 2005

Net Sales. For the six months ended June 30, 2006, net sales decreased 13.3% from $14,489,359 to $12,562,004 relative to the six months ended June 30, 2005. The decrease in revenues was driven by the decrease in the average sale price of our manufactured discs compared with the same quarters in 2005. It caused the production capacity of the production line to decrease by 5%.

Cost of Sales. Cost of sales decreased from $10,469,875 or approximately 72.3% of net sales for the six months ended June 30, 2005, to $9,077,139, or approximately 72.3% of net sales for the six months ended June 30, 2006, an decrease of only 13.3%, as compared to a 13.3% decrease in sales over the same comparable quarters in 2005 and 2006. The decrease in cost of sales was driven by the continuing moving downward trend in polycarbonate (PCB) costs during 2006. The PCB costs, however, have a lower sensitivity than the sale price.

Gross Profit. Gross profit decreased approximately 13.3% from $ 4,019,484 for the six months ended June 30, 2005 to $3,484,865 for the six months ended June 30, 2006. This decrease in gross profit is due to the average sale selling price per disc was about 10% down from 18.1 cents in 2005.

Selling and Distribution Costs. For the six months ended June 30, 2006, selling and distribution costs increased approximately 71.0% from $116,179 to $198,713 relative to the six months ended June 30, 2005. This increase in selling and distribution costs is due to the promotion of new market in Brazil and its neighbors.

Administrative Expenses. Administrative expenses increased approximately 90.2% from $320,881 for the six months ended June 30, 2005 to $610,325 for the six months ended June 30, 2006. This increase in administrative expenses is due to the establishment of Brazil plant and sales office and the employment of new administrative personnel. Further, legal and professional fees were continuously paid for listing exercise during the period.

Net Income. Net income decreased approximately 41.5% from $3,439,286 for the six months ended June 30, 2005 to $2,013,412 for the six months ended June 30, 2006. Further, the net income margin was 16.0% and 23.7% in the same comparable quarters in 2006 and 2005, respectively. This decrease in net income is due primarily to the fall in revenues and increase in general and administrative expenses as a percentage of sales. In addition, our company and our customers agreed to cancel potential sales rebates worth $716,575, which had been accrued in past years, because these rebates had been agreed, but not paid, in relation to selling prices which had subsequently been reduced by the company, and were therefore no longer commercially justified.

Comparison of Years Ended December 31, 2005 and December 31, 2004.

Net Sales. Net sales were $24,577,206 in 2005, an increase of approximately 9.6% on prior year sales of $22,421,765. The increase in revenues was driven by a 49% growth in manufactured disc revenues to $21,966,222 from $14,736,765. This more than offset a 66% decline in sales of purchased discs manufactured by third parties. Eighty nine percent of our revenues were from sales of manufactured discs, up from 66% in 2004. This trend marks a permanent shift in Infosmart’s operations in favour of sales of own-manufactured discs and in the future we expect sales of purchased discs to be insignificant. Infosmart’s manufactured discs in 2005 were mostly 8x and 16x DVDRs; 4x DVDR discs were largely purchased for resale. In 2004, Infosmart’s manufactured product mix was largely composed of 4x and 8x DVDRs. The average sale price of the Infosmart’s manufactured discs in 2005 was 18.1 cents, 14.6% down from 21.2 cents in 2004.

Cost of Sales. Cost of sales increased from $17,763,244 or approximately 79.2% of net sales in fiscal 2004, to $18,441,644, or approximately 75% of net sales in the same period in fiscal 2005. The approximately 3.8% increase is primarily attributable to the increase in our volume of sales. Unit cost of goods sold (“COGS”) fell by 12.9% to 13.3 cents per disc, driven by a 20% fall in polycarbonate (PCB) costs during 2005, from $3.5/kg to $2.8/kg. PCB normally accounts for 50%-60% and 30%-40% of Infosmart’s raw material costs and COGS, respectively. The decrease in the overall cost of sales as a percentage of net sales is mainly attributable to the drop in the cost of purchased discs as a percentage of their sales, from 93.1% in 2004 to 87.0% in 2005. This exceeded a modest rise in the cost of manufactured discs as a percentage of their sales, from 72.0% in 2004 to 73.6% in 2005.

Gross Profit. Gross profit increased approximately 31.7% from $4,658,521 in 2004 to $6,135,562 in 2005. This increase in gross profit is due to the Infosmart’s reduction of rebates offered to customers purchasing high quantities. These rebates were originally conceived when market prices of discs were high and became less appropriate as they fell during 2005.

Selling and Distribution Costs. Selling and distribution costs decreased approximately 53.7% from $405,989 in 2004 to $188,058 in 2005. This decrease in selling and distribution costs is primarily due to the fall in commission and traveling expenses from approximately total of $288,000 in 2004 to $53,000 in 2005. In 2004, in order to expand our market share and boost sales, higher commission and traveling expenses were incurred. In 2005, stronger customer relationships were already established and thus those expenses were reduced accordingly.

Administrative Expenses. Administrative expenses increased approximately 9.7% from $673,973 in 2004 to $739,621 in 2005. This increase in administrative expenses is due to the establishment of IS Media (Factory 3) and the employment of 10 new administrative personnel.

Net Income. Net income increased approximately 39.4% from $3,024,300 in 2004 to $4,214,761 in 2005. Further, the net income margin was 17.1% and 13.5% in 2005 and 2004, respectively. This increase in net income is due primarily to the rise in revenues and fall in cost of goods sold and sales, general and administrative expenses as a percentage of sales. In addition, our company and our customers agreed to cancel potential sales rebates worth $718,250, which had been accrued in past years, because these rebates had been agreed, but not paid, in relation to selling prices which had subsequently been reduced by the company, and were therefore no longer commercially justified. This non-cash reversal exceeded $320,892 incurred in professional fees in 2005 in preparation for the reverse merger listing.

GROWTH STRATEGIES

Our growth strategy is to continue to produce DVDRs for developed and, increasingly, developing economies, while preparing some of our production lines for the next generation HD format DVDRs and/or Blu-Ray format DVDRs for sale to developed countries. By the end of 2007, we plan to have at least two production lines converted to HD format DVDR output and another 44 lines ready for conversion. The timing of product and territory market entry and exit is a critical determinant of success in the optical media market. Flexibility in our technology base and manufacturing locations will enable us to time the switch of emphasis to HD format or Blu-Ray format DVDR production and regional markets according to local information and actual, rather than projected, market developments.

New Markets:

South America and Brazil

We received several large orders after attending the IT Brazil 2005 exhibition. We expect sales in South America will grow dramatically in the near future and our plans to deepen penetration of key South American markets in 2006 by establishing a production facility and sales office in Brazil. We plan to achieve these objectives through Discobras, a Brazilian joint venture in which we have a 99.42% stake. For other South American countries, we will select strong distribution partners, conduct more marketing activities and exhibitions, and pre-positioning inventory in bonded warehouses in the region to ensure prompt delivery.

Brazil will be our main focus in 2006. In addition to attending IT Brazil 2006, Infosmart will attend local computer games exhibitions and the main tradeshow for supermarket and chain store buyers in 2007. Our sales team will continue to locate distributors and strategic channel partners for specific territorial submarkets in Brazil.

We plan to launch our own brand “Discobras” in the Brazilian retail market from 2007, with sales to supermarkets and chain stores such as Bompreco (a Wal-Mart subsidiary). Management expects that sales directly to retailers will generate higher profit margins sales to local wholesalers, and has earmarked a $650,000 budget for this marketing effort over the next 18 months.

In addition, we are constructing a DVDR production facility in Brazil.  We intend to relocate some of our DVDR manufacturing equipment to Brazil in October 2006. We have obtained all required government licenses and all other documents and approvals necessary to operate a DVDR production facility in Brazil. The facility has been leased since April 2006 and is already prepared for DVDR manufacturing equipment to be installed in October 2006. Production in Brazil is expected to start in the fourth quarter of 2006. Management believes its Brazilian plant will support our push to become known as a top quality local DVDR manufacturer that offers stable supply and competitively priced products. We offer a 100% guarantee against defects in materials and workmanship for all its products. Our quality control system in Hong Kong for the DVDR manufacturing process complies with ISO 9001:2000 standards, and the entire manufacturing process and system from Hong Kong will also be applied to the Brazilian production facility.

Other Developing Markets - The Middle East, Africa, Eastern European Region/Russia.

Some of our Western European distributors sell our products to retailers in the Middle East and Eastern Europe. We plan to exploit opportunities in major developing markets in the Middle East, Africa, Russia and Eastern Europe countries directly by attending tradeshows and advertising in trade websites.

Online Marketing Exposure

The Internet is increasingly being used for product sourcing. We currently invests approximately $20,000 per year on online exposure in industry portals such as globalsources.com, alibaba.com and the Hong Kong Trade Development Council website. We plan to increase our online promotional activities in 2007.

Next Generation HD DVDR

We are investing approximately $1,250,000 over the next 18 months on pre-production activities for HD DVDR production, including dye and stamper testing, mould modification and process fine-tuning. In order to position Cyber to be one of the first companies to have the capabilities to mass-produce HD DVDRs to coincide with the early growth phase of the product life cycle, we have worked closely with dye and stamper developers in Taiwan and will be conducting pre-production testing to prepare for HD DVDR production. However, if Blu-Ray format DVDRs become the dominant format, we would need to purchase totally new equipment for Blu-Ray DVDR production. Although we are getting ready to produce HD DVDR, we will still work closely with distributors to monitor the market demand and we will continue to keep in touch with Blu-Ray technology providers for more technical information, so that we would be ready to move straight into Blu-Ray DVDR production in the event that such market needs arise.

LIQUIDITY AND CAPITAL RESOURCES

Six Months Ended June 30, 2006

Net cash flow provided by operating activities was $1,382,470 for the six months ended June 30, 2006 and $1,024,112 for the six months ended June 30, 2005. The increase of net cash flow provided by operating activities for the six months ended June 30, 2006 was mainly due to payment of a significant amount of legal and professional fees relating to the listing exercise during the six months ended June 30, 2005, which was included in prepaid expenses. Another factor contributing to the increase in the net cash flow by operating activities was the increase in trade payable. Material costs were rising in 2005, but Infosmart purchased in bulk when prices dropped and negotiated lower prices from material suppliers by offering shorter payment terms. These arrangements also caused a decrease in net cash flow because Infosmart was paying suppliers at a much faster rate. However, we were able to secure materials at lower prices in a volatile market, thereby minimizing the overall material costs. During the six months ended June 30, 2006, the supply of material was more stable and hence, we were not required to settle with suppliers as fast as in 2005. The above factors eliminate the effect of the increase in trade receivables.

Net cash flow used in investing activities was $1,385,893 and $226,643 for the six months ended June 30, 2006 and 2005 respectively. Uses of cash flow for investing activities relate to the capital expenditures for the acquisition of plant and equipment.

Net cash flow provided by financing activities was $37,686 for the six months ended June 30, 2006. Compared with the net cash flow used in financing activities of $285,899 for the six months ended June 30, 2005, the increase of net cash flow was mainly due to the decrease in repayment of obligations under capital leases. The capital leases terms were matured during the period ended June 30, 2006.

Twelve Months ended December 31, 2005

We have funded our operations through December 31, 2005 primarily through retained earnings and borrowings.

Net cash flow provided by operating activities was $6,825,041 in fiscal 2004 and $2,269,328 in fiscal 2005. The reduction of net cash flow in fiscal 2005 was mainly due to the increase in trade receivables and decrease in trade payable as compared to fiscal 2004. Since most of the customers are repeat customers, we gave longer trade terms to those customers who have a good payment history and who have conducted business with us for more than one year. Also, we shipped a big Christmas/New Year order to E-Net, which was worth more than $1.8 million and which was recorded as part of trade receivable as of December 31, 2005. Therefore, the trade receivable for fiscal 2005 was $3,252,678, an increase of $1,388,245 compared to the trade receivable of $1,864,433 in fiscal 2004. Another factor contributing to the decrease in the net cash flow by operating activities was the decrease in trade payable from $3,958,980 in fiscal 2004 down to $1,800,984 in fiscal 2005. Material costs were rising in 2005, but we purchased in bulk when prices dropped and negotiated lower prices from material suppliers by offering shorter payment terms. These arrangements also caused a decrease in net cash flow because we were paying suppliers at a much faster rate than in fiscal 2004. However, we were able to secure materials at lower prices in a volatile market, thereby minimizing the overall material costs.

Net cash flow used in investing activities was $3,645,625 for fiscal 2004 and $1,454,531 in fiscal 2005. Uses of cash flow for investing activities include capital expenditures for the acquisition of plant and equipment. The uses of cash flow were offset by the sale of certain plant and equipment.

Net cash flow used in financing activities was $3,443,540 in fiscal 2004 and $756,134 in fiscal 2005. The decrease in net cash flow was mainly due to the decrease in repayment of obligations under capital leases. Significant production lines and equipment were acquired under capital leases in fiscal 2004 and most of the leases’ terms were for one year.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of December 31, 2005, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations:
Bank Indebtedness	$4,462	$4,462	—	—	—
Other Indebtedness	$3,747	$1,997	$1,604	$146	—
Capital Lease Obligations	$53	$53	—	—	—
Operating Leases	$70	$70	—	—	—
Purchase Obligations	—	—	—	—	—
Total Contractual Obligations:	$8,332	$6,582	$1,604	$146

Bank indebtedness consists of secured and unsecured borrowings from our banking facilities arrangements including letters of credit, bank overdrafts, and non-recurring bank loans.

Other indebtedness consists of loans and debt financing from independent third parties for working capital and the acquisition of DVDR production lines and equipment.

Capital lease obligations consist of leases for certain production lines and equipment under non-cancelable lease agreements.

Operating lease amounts include leases for office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2004 to 2006, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases includes contingent rentals.

Off-balance Sheet Arrangements

A bank guarantee was given by a bank to a electric utility company on Infosmart’s behalf. This guarantee exempted Infosmart from the obligation of paying a deposit required by the electric utility company. This off-balance sheet arrangement has no effect on the Infosmart’s liquidity, capital resources, market risk support or credit risk support, other than allowing Infosmart to retain the HK$1.1 million deposit that would have been required by the utility company. Infosmart is not aware of any events, demands, commitments, trends or uncertainties that will result in of reasonably likely result in the termination of this arrangement.

Other than the arrangement described above, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Related Party Transactions

For a description of out related party transactions see the section of this prospectus entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

We currently do not use derivative financial instruments in its investment portfolio and have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we will engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At June 30, 2006, we had approximately $188,219 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of our revenues derived and expenses and liabilities incurred are in Hong Kong dollars. Thus, our revenues and operating results may be impacted by exchange rate fluctuations in the currencies of Hong Kong. We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations. The effect of foreign exchange rate fluctuation during the year ended December 31, 2005 was not material to us.

Name Change and Increase in Authorized Shares of Common Stock

In connection with the Exchange Agreement, on September 7, 2006, we filed a Preliminary Information Statement on Schedule 14C (the "Information Statement") with the SEC. In the Information Statement, Cyber discloses that shareholders holding in excess of fifty percent (50%) of all shares entitled to vote have approved the following actions by written consent:

●
An amendment to Cyber’s Restated and Amended Articles of Incorporation to increase the number of the Cyber’s authorized shares of common stock from 40,000,000 to 300,000,000 shares with no par value; and

●	An amendment to Cyber’s Restated and Amended Articles of Incorporation to change Cyber’s name to “Infosmart Group, Inc.”

These amendments to Cyber’s Articles of Incorporation are to be implemented by filing a Certificate of Amendment with the Secretary of State of the State of California. Under federal securities laws, Cyber cannot file the Certificate of Amendment until at least 20 days after the mailing of the definitive version of this Information Statement.

DESCRIPTION OF PROPERTY

Hong Kong offices and facilities

Our main offices and manufacturing facilities are located in Hong Kong. We currently store and deliver products from our manufacturing facilities located in Chai Wan and Tsuen Wan, New Territories, Hong Kong. We have placed a high priority on operating a safe, clean, and well-maintained distribution facility, which is a key selling point for many of our customers. Our prime location provides excellent proximity for shipping products to a diverse customer base located in all regions of the world.

A summary description of our facilities, including the total approximate square footage of our facilities, is provided in the table below:

Location	Principal Activities	Area (sq. feet)	Lease Expiration Date
Fortune Factory Building, 40 Lee Chung Street Chai Wan, Hong Kong.	Administrative offices, Manufacturing facility (Factories 1 & 2)	31,186 sq. ft.	Lease for 7,500 sq. ft. expires December 2006; and Lease for 26,686 sq. ft. expires in December 2007

5/F., QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong	Manufacturing facility (Factory 3)	40,000 sq. ft.	March 2009 (entered by Infoscience Holdings Limited)

We lease office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2004 to 2006, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases includes contingent rentals. Minimum future commitments under these agreements payable as of December 31, 2005 are as follows:

Year ending December 31
2006	$69,515

Rental expense was $518,967 and $158,051 during 2005 and 2004, respectively. We believe that our existing facilities are well maintained and in good operating condition.

Brazil production facility

In the first quarter of 2006, we started the construction of the production facility in Brazil. Once the factory with the supporting infrastructure is ready, we will relocate twelve of its existing production lines from Factory 1 to Brazil in mid October 2006. Our Brazilian production facility is located in Camaçari, State of Bahia, close to Salvador. The factory is approximately 1,800 sq. meters and can accommodate 26 production lines. Good progress had been made in the construction of the factory. Further, all licenses required for the facility have been obtained, an incentive program from the State of Bahia had been approved, and the factory and the warehouse have been leased. The construction costs for the Brazil factory are currently being financed through loans from Infosmart shareholders.

We also use a warehouse and the sales office, which are located in São Paulo and is where most of the current commercial activities are conducted. Both the warehouse and the sales office are owned by our local Brazilian partner and we are not obligated pay rent for using both of these premises. The warehouse is located at Rua Santa Clara, Brás, while the sales office is located at Rua Catumbi, Belém, both in São Paulo.

A summary description of our facilities in Brazil, including the total approximate square footage of our facilities, is provided in the table below:

Location	Principal Activities	Area (sq. feet)	Lease Expiration Date
Loteamento Poloplast Quadra D lote 5, galpoes C, D, and E, Camacari, State of Bahia, Brazil - BA, CEP 42801-170	Manufacturing facility	25,000 sq. ft.	March 31, 2009, with options for renewal.

Rua Catumbi, Belem, Sao Paulo, Brazil	Warehouse	15,000 sq. ft.	None.

Rua Santa Clara, No 272/274, Bras, Sao Paulo, Brazil - SP, CEP 03025-030	Sales Office	2,000 sq. ft.	None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions since inception between Cyber and our subsidiaries and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

CYBER

Cyber had a revolving $500,000 line of credit with Frank Yuan and his spouse, Vicky Yuan. The line of credit bears interest at 8% per annum and was to expire on February 2006. The line of credit has been terminated and Cyber’s obligations thereunder were assumed by ASAP Show, Inc.

Pursuant to a Stock Option Assumption Agreement entered into between Cyber and Frank Yuan as of May 31, 2005 (“Option Assumption Agreement”), Frank Yuan, the former CEO of Cyber agreed to assume all obligations of Cyber with respect to options to purchase 36,025 shares of Cyber’s common stock held by certain employees and consultants. In connection with the Option Assumption Agreement, Yuan delivered a certificate representing 36,025 shares of Cyber’s common stock, which shares may be cancelled to the extent Yuan fails to deliver shares to such holders upon exercise.

A certain Amended and Restated Securities Purchase Agreement (“SPA”) by and among KI Equity, Cyber and Frank Yuan dated August 25, 2005, pursuant to Section 7.2 thereof, Frank Yuan has agreed to indemnify KI Equity and Cyber for certain claims and liabilities arising prior to the closing of the Amended SPA for a limited time.

A certain Transfer and Assumption Agreement dated May 31, 2005 (“Assumption Agreement”) by and among Cyber, Frank Yuan and ASAP Show, Inc. (“ASAP”), a then wholly owned subsidiary of Cyber, under which Cyber transferred all of its Assets (as defined therein) to ASAP and ASAP assumed all of Cyber’s liabilities (“Assumed Liabilities”). Under Section 5 of the Assumption Agreement, ASAP and Frank Yuan agreed to indemnify Cyber for any claims and liabilities relating to the Assumed Liabilities. Further, pursuant to Section 3 of the Assumption Agreement, an indemnity reserve for $50,000 (“Indemnity Escrow”) was established to satisfy any claims that may arise for indemnity under the Amended SPA or the Assumption Agreement. Cyber has retained the Indemnity Escrow beyond the six month period after the closing of the Amended SPA pending the resolution of the Preference Action discussed below.

On March 7, 2006, a complaint was filed against Cyber in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. (“Preference Action”). The complaint seeks to recover from Cyber $91,572 in alleged preferential transfers made to Cyber by the debtor during the ninety-day period prior to the filing of the debtor’s bankruptcy petition. Cyber intends to defend against such preference claim by asserting that such transfers were made in the ordinary course of business and such other available defenses. Cyber filed its answer to the compliant on or about April 20, 2006. To the extent Cyber incurs any losses, costs or damages with respect to the preference claim, including attorneys’ fees and related costs, Cyber believes it may recover such losses, costs and damages from Frank Yuan and ASAP pursuant to the indemnification provisions under the Assumption Agreement and/or Amended SPA. Cyber has informed Frank Yuan and ASAP that it intends to seek indemnification from them with respect to the preference claim. Further, Cyber has informed Frank Yuan and ASAP that the $50,000 reserve originally due to be paid March 30, 2006 under the terms of the Assumption Agreement will be retained by Cyber until this preference claim is resolved to satisfy any potential indemnity claims.

Effective October 5, 2005, Cyber entered into a contract with Vero Management, L.L.C. (“Vero”) for managerial and administrative services, which contract was amended effective November 1, 2005. Vero has not been engaged to provide, and Vero does not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating, a former officer and director of Cyber, is the manager of Vero. The term of the contract was for one year, but the contract may be terminated at any time. In consideration of the services provided, Vero was paid $2,500 for each month in which services are rendered. Cyber's contract with Vero was terminated effective at the closing of the Exchange Agreement.

Kevin R. Keating was the sole officer and a director of Cyber prior to the closing of the Exchange Agreement. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, (which was the majority stockholder of Cyber prior to the closing of the Exchange transaction), Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC, and KAMS. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, KAMS or Keating Securities, LLC and disclaims any beneficial interest in the shares of Cyber’s common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity, KAMS and Keating Securities, LLC disclaim any beneficial interest in the shares of Cyber’s common stock currently owned by Kevin R. Keating. Kevin R. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with Cyber that terminated effective as of the closing of the Exchange Agreement.

Margie L. Blackwell, Luca Toscani and Jeff L. Andrews were directors of Cyber prior to the closing of the Exchange Agreement. Margie L. Blackwell and Luca Toscani are each members of Keating Investments, LLC, and Jeff L. Andrews is a Vice President of Keating Investments, LLC.

At the closing of the Exchange Agreement, pursuant to the terms of the Exchange Agreement, Cyber entered into financial advisory agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, under which Keating Securities was compensated by Cyber for its advisory services rendered to Cyber in connection with the Exchange. Prior to the exchange, Cyber was a public shell company. The transaction advisory fee of $450,000 was paid to Keating Securities at the closing of the Exchange Agreement.

Keating Securities and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agents in connection with the private placement that closed in August of 2006 in which we sold the Series B Preferred Stock and common stock purchase warrants. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, warrants to purchase 10% of the total number of shares of common stock into which the Series B Preferred Stock issued in the private placement may be converted, with an exercise price of $0.326 per share. The warrants are fully vested and have a term of five years. The Placement Agent warrants will have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and Warrants. A total of 2,931,035 warrant shares were granted to the Placement Agents, of which 1,658,045 were transferred to Keating Securities’ agents and employees.

At the closing of the Exchange Agreement, Cyber also entered into an aftermarket support agreement between Cyber and Keating Aftermarket Support, LLC (“KAMS”), with such terms and conditions as mutually acceptable to Infosmart, Cyber and KAMS. Pursuant to this agreement, the parties agreed that: (i) KAMS shall provide after market support services to Cyber for a period of one year after the Closing of the Combination with the monthly retainer to be paid to KAMS for such services being $12,500, (ii) Cyber shall engage a qualified research firm approved by KAMS to issue an independent research report and provide research coverage on Cyber following the Closing, with Cyber being responsible for paying an estimated total cost of $35,000 for an initial independent research report and three subsequent quarterly reports thereafter, and (iii) Cyber agreed to allocate a $400,000 annual budget for third party aftermarket support and investor relations services for the one year period after closing of the Exchange Agreement.

INFOSMART GROUP

The related transactions of our predecessor’s officers, directors and/or 5% Infosmart shareholders are as follows:

Advances from Related Parties

Advances from certain related parties to Infosmart’s working capital are as follows:

	As of December 31,
	2005	2004
External Scene	$-	$129,000
Tech Power Resources Company, which is controlled by minority interest, Ms. Li Woon Che (before the Reorganization) of ISTL	-	96,448
Mega Century	-	$490,549
Prime Corporate	2,217,054	906,209
Rise Tech	-	154,317
Chung Kwok	-	384,961
Tony Wong	-	1,189,370

	$2,217,054	$3,350,854

The above advances are interest-free, unsecured and all of the related parties have undertaken not to demand repayment in the next twelve months. As of December 31, 2005, the amounts originally due to Tony Wong, Eternal Scene and Po Nei Sze, which amounted to $3,870, $129,000 and $1,707,348, respectively, were assigned to Prime Corporate pursuant to consent letters dated the same date.

Related Party Material Transactions

Infosmart’s material transactions with related parties during the years ended December 31, 2005 and 2004 included:

	Year ended December 31,
	2005	2004
Sales of raw materials to Mega Century at costs actual incurred	$29,197	$499,217
Purchases of finished goods from Mega Century at market prices	24,677	1,292,156
Sales of finished goods to Mega Century at market Prices	-	26,040
Factory rentals received from Mega Century at market rentals	2,572	17,873
Machinery rentals received from Mega Century at market rentals	-	481,500
Quarters rentals paid to Eternal Scene at market rentals	-	$62,274

Mega Century Limited, a Hong Kong company (“Mega Century”), is a company formerly controlled by Ms. Po Nei Sze. However, only the transactions with Mega Century up to February 7, 2005 are regarded as related party transactions as management believes that Mega Century was no longer a related party following the transfer of entire interest in Mega Century by Ms. Sze and her family members to independent third parties.

Infosmart Reorganization Related Transactions

On October 20, 2005, Infosmart and its subsidiaries (including IS Technology, IS International and IS Media) reorganized their corporate structure (the “Infosmart Reorganization”).

Immediately before the Infosmart Reorganization, the 20,000 fully-paid issued and outstanding shares of IS Technology were held as follows: (a) 14,255 shares held by Eternal Scene International Limited (“Eternal Scene”) (an entity controlled by Infosmart Director and Cyber CFO and director Po Nei Sze (“Ms. Sze”)); (b) 4,245 shares held by Infosmart and Cyber CEO and Director Mr. Chung Kwok (“Mr. Kwok”) and (c) 1,500 shares held in trust by Ms. Li Woon Che (“Ms. Li”) for the benefit of Ms. Lui Sau Wan (“Ms. Lui”), representing approximately 71.3%, 21.2% and 7.5% of the entire issued common stock of IS Technology, respectively. On October 19, 2005, IS Technology increased its authorized share capital to 5,000,000 shares.

In connection with the Infosmart Reorganization, on October 20, 2005, Prime Corporate Developments Limited (“Prime Corporate”), a company solely owned and controlled by Ms. Sze, converted $617,287 (equivalent to HK$4,800,000) in outstanding loans to IS Technology into 4,800,000 shares of IS Technology’s voting common stock, par value $0.13 (equivalent to HK$1) per share. Prime Corporate then directed IS Technology to issue 4,799,999 IS Technology shares to Infosmart and one (1) IS Technology share to be held in trust by Mr. Wong Hiu Ming (“Tony Wong”) for the benefit of Prime Corporate, the husband of Ms. Sze, instead of issuing such shares to Prime Corporate.

Further, following the conversion, Infosmart also acquired the remaining 20,000 outstanding and issued shares of IS Technology stock as follows:

1.	Infosmart acquired the 14,255 IS Technology shares previously held by Eternal Scene in exchange for a cash payment of HK$14,255 or approximately US$1,827.

2.
Mr. Kwok agreed to transfer his 4,245 IS Technology shares to Infosmart in exchange for an issuance to him by Infosmart of 43 shares of Infosmart stock. After transferring his 4,245 IS Technology shares to Infosmart, Mr. Kwok then assigned his right to receive the 43 Infosmart shares to Prime Fortune Enterprises Limited (“Prime”). All of the 1,000 fully-paid issued and outstanding shares of Prime's stock are held as follows: 713 shares by Prime Corporate, 212 shares by Mr. Kwok, and 75 shares by Ms. Lui.

3.
Ms. Li, who held the 1,500 IS Technology shares in trust for the benefit of Ms. Lui, agreed to transfer 1,500 IS Technology shares in exchange for an issuance to her by Infosmart of 15 shares of Infosmart stock. After transferring the 1,500 IS Technology shares to Infosmart, Ms. Li then waived her right to receive the 15 Infosmart shares.

Immediately before the Infosmart Reorganization, the 200 fully-paid issued shares of IS International were held as follows: (a) 161 shares by Prime Corporate Developments Limited (“Prime Corporate”), an entity controlled by Ms. Sze, Prime Corporate’s sole shareholder; (b) 24 shares by Rise Tech Holdings Limited (“Rise Tech”); and (c) 15 shares held in trust by Ms. Li for the benefit of Ms. Lui, representing 80.5%, 12.0% and 7.5% of the entire issued common stock of IS International. Infosmart acquired all 200 issued and outstanding shares of IS Technology stock as follows:

1.
Prime Corporate agreed to transfer its 161 IS International shares to Infosmart in exchange for an issuance to Prime Corporate by Infosmart of 161 shares of Infosmart stock to Prime Corporate (including an issuance of one (1) share to Tony Wong, to hold in trust for the benefit of Prime Corporate). After transferring its 161 IS Technology shares to Infosmart, Prime Corporate then assigned its right to receive the 161 Infosmart shares to Prime.

2.
Rise Tech agreed to transfer its 24 IS International shares to Infosmart in exchange for an issuance to Rise Tech by Infosmart of 24 shares of Infosmart stock. After transferring its 24 IS Technology shares to Infosmart, Rise Tech then waived its right to receive the 24 Infosmart shares.

3.
Ms. Li, who held the 15 IS International shares in trust for the benefit of Ms. Lui, agreed to transfer 15 IS International shares in exchange for an issuance to Ms. Li by Infosmart of 15 shares of Infosmart stock. After transferring the 15 IS Technology shares to Infosmart, Ms. Li then assigned her right to receive the 15 Infosmart shares to Prime.

Thus, after the Infosmart Reorganization, Infosmart beneficially owned all 4,820,000 shares of issued and outstanding shares IS Technology stock, and all 200 shares of issued and outstanding shares IS International stock. IS Technology owns all of the issued and outstanding shares of IS Media’s stock.

Further, as described above, the following persons assigned the rights to receive a total of 219 Infosmart shares to Prime, as follows: (1) Mr. Kwok, 43 shares; (2) Ms. Li, 15 shares; and (3) Prime Corporate, 161 shares. Rather than being issued the 219 Infosmart shares, Prime agreed to waive its rights to all 219 Infosmart shares in exchange for the issuance of one (1) share of Infosmart stock, which was the only issued and outstanding share of Infosmart stock. Thus, following the Infosmart Reorganization, Prime became the owner of 100% of the voting power in Infosmart.

Infosmart Re-structuring Related Transactions

In August 2006, and immediately prior to the closing of Exchange Agreement, the board of directors of both Prime and Infosmart decided to re-structure certain shareholdings in Infosmart, so that after the re-structuring, Prime would no longer own 100% of Infosmart’s issued capital shares and so that Prime Corporate, Mr. Chung Kwok (“Mr. Kwok”) and Ms. Lui Sau Wan (“Ms. Lui”) would replace Prime as the direct owners of 100% of the issued capital shares and equity ownership of Infosmart (the “Re-structuring”).

Prior to the Re-structuring, Prime owned 100% of the issued capital shares of Infosmart, which consisted of one (1) issued capital share, and Prime’s issued capital shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Mr. Kwok, and 75 shares held by Ms. Lui. On August 11, 2006, and in connection with the Re-structuring, Prime’s board of directors approved resolutions for Prime to transfer the one (1) issued capital share of Infosmart owned by Prime to Prime shareholder Mr. Kwok in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart share to Mr. Kwok on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, Infosmart’s Board approved resolutions for the issuance of 999 new shares in Infosmart to Prime Corporate Developments Limited (“Prime Corporate”), Mr. Kwok and Ms. Lui, as follows: 713 shares to Prime Corporate, 211 shares to Mr. Kwok, and 75 shares to Ms. Lui, in exchange for a cash payment by Prime Corporate, Mr. Kwok and Ms. Lui of $1.00 per Infosmart share that each receives (the “Infosmart Share Issuance”) or an aggregate total payment of $999 for such shares, and that on August 11, 2006, Infosmart issued the 999 Infosmart shares, in amounts as described above, to Prime Corporate, Mr. Kwok and Ms. Lui, in exchange, received the $999 cash payment, pursuant to such resolutions.

As a result of and immediately after the Prime Transfer and the Infosmart Share Issuance, Prime Corporate, Mr. Kwok and Ms. Lui became the owners of 100% of the issued capital shares of Infosmart, with each of them owning the same number of Infosmart shares as the number of Prime shares that each currently owns.

Other Related Transactions

For the period December 31, 2005 through the closing of the Exchange Agreement on August 16, 2006, Prime Corporate Developments Limited, an Infosmart and Cyber shareholder and a related entity solely owned by Cyber’s CFO and Director Ms. Po Nei Sze, has loaned approximately $384,615 to Infosmart in connection with the construction of the Discobras manufacturing facility in Brazil.

Pursuant to the Exchange Agreement, as amended on August 16, 2006, immediately prior to the Closing of the Exchange, Infosmart issued 58.82 shares of the its capital stock to Hamptons Investment Group, Ltd. ("Hamptons") (which will convert into approximately 6,484,519 of Cyber’s common stock upon Mandatory Conversion of the 55,556 shares Series A Preferred Stock Hamptons received in connection with the Exchange transaction) for services provided as a finder in connection with the Exchange transaction.

Other than the above transactions or otherwise set forth in this prospectus or in any reports filed by Cyber with the SEC, Cyber and its subsidiaries have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of its common stock, or family members of such persons. Cyber is not a subsidiary of any company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Cyber’s common stock, having no par value per share, is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "CMXG". The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for Cyber’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid

June 30, 2006	1.25	0.30
May 31, 2006	1.25	0.30
February 28, 2006	0.51	0.30

November 30, 2005	0.55	0.25
August 31, 2005	1.45	0.25
May 31, 2005	1.28	1.11
February 28, 2005	1.28	0.94

November 30, 2004	1.70	1.11
August 31, 2005	2.55	1.70
May 31, 2005	2.81	2.13
February 28, 2004	2.81	2.81

Note:
Quotations on and prior to July 22, 2005 were adjusted for a 10-for-85 reverse stock split on July 22, 2005. On August 16, 2006, Cyber changed its fiscal year end to December 31st and thus the high and low bid quotations for the quarter ended June 30, 2006 is also provided.

We currently have approximately 13,428,810 shares of common stock issued and outstanding and approximately 2,092,857.143 shares of Series A and Series B preferred stock issued and outstanding. We have approximately 200 stockholders of record of our common stock and 30 stockholders of record of our preferred stock.

We also have outstanding warrants that were issued in conjunction the private placement of our Series B Preferred Stock on August 16, 2006. These warrants, if exercised, would permit stockholders to purchase an additional 32,241,380 shares of our common stock.

After this offering, and assuming conversion of all the preferred stock and exercise of all warrants, we will have approximately 191,701,895 shares of common stock outstanding.

DIVIDEND POLICY

We have never paid any dividends on the common stock. We anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the preferred stock, other than for our Series B Preferred Stock, in the foreseeable future.

EXECUTIVE COMPENSATION

Summary of cash and other compensation

The following Executive Compensation Chart highlights the compensation for Cyber’s executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years.

								Long Term Compensation
		Annual Compensation						Awards				Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award (s) ($)		Securities Underlying Options/ SARs (#) (#)		LTIP Payouts ($)	All Other Compensation ($)
Frank Yuan (former CEO and President) (1)	2005 2004 2003	$ $ $	137,500 150,000 150,000	$ $ $	0 0 0	$ $ $	0 0 0	$42,943 N/A N/A	(2)	N/A 185,000 5,000	(3) (4)	N/A N/A N/A	N/A N/A N/A
Kevin R. Keating (former President, Secretary and Treasurer) (5)	2005 2004 2003	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	N/A N/A N/A		N/A N/A N/A		N/A N/A N/A	$12,500 N/A N/A	(6)

(1)	Mr. Frank Yuan resigned as Cyber’s Chairman, Chief Executive Officer, President and Chief Financial Officer on September 30, 2005.

(2)	Consists of grants of stock options under Cyber’s 2001 Stock Option Plan. All the stock options were cancelled during fiscal 2005.

(3)	Consists of value of stock bonus consisting of 38,862 shares of Cyber’s common stock.

(4)	Consists of value of stock bonus.

(5)	Kevin R. Keating was appointed as Cybers’ President, Secretary, Treasurer and Director on September 30, 2005. He resigned from such positions at the Closing.

(6)	On October 5, 2005, Cyber issued 250,000 shares of its common stock to Kevin R. Keating for services rendered to Cyber valued at $12,500, or $0.05 per share.

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2005 by the Chief Executive Officer and the Chief Financial Officer of both Cyber and Infosmart and each of our other four highest paid executives of our predecessor, Infosmart, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2005.

Summary compensation table

Long Term Compensation
		Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary ($) (1)		Bonus ($)		Other Annual Compensation ($) (1)		Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
Chung Kwok, CEO, President and Director	2005 2004 2003	$ $ $	30,769 30,769 12,820	$ $ $	0 0 0	$ $ $	61,538 46,153 19,230	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Po Nei Sze, CFO, Secretary, Treasurer and Director	2005 2004 2003	$ $ $	30,769 30,769 6,410	$ $ $	0 0 0	$ $ $	46,153 46,153 12,820	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)
Salary and other annual compensation paid to Mr. Kwok and Ms. Sze are expressed in U.S. Dollars based on the interbank exchange rate of 7.75802 Hong Kong Dollars for each 1.00 U.S. Dollar, on June 1, 2006. Other annual compensation consists of a housing allowance that will no longer be paid to Mr. Kwok and Ms. Sze in 2006.

Director Compensation and Stock Option Grants

Prior to the share exchange transaction, Cyber compensated its directors with stock options for their service as directors. Prior stock options granted and vested under Cyber’s 1996, 1999 and 2001 Stock Option Plans were cancelled during fiscal 2005. The value of the stock bonus issued to the directors of Cyber effective May 31, 2005 approximated $7,000.

Except as set forth above, there was no other compensation paid to Frank Yuan, Kevin R. Keating or any other director of Cyber during the fiscal year ended May 31, 2006. There were no option grants to Frank Yuan, Kevin R. Keating or any other director of Cyber during the fiscal year ended May 31, 2006.

Pursuant to an action by Cyber’s board on August 24, 2005, Cyber cancelled all outstanding stock options granted under Cyber’s 1996, 1999 and 2001 Stock Option Plans (“Option Plans”) and further terminated each of Option Plans. Certain option holders agreed to the cancellation of their options, and Frank Yuan agreed to assume all obligations of Cyber with respect to options to purchase 36,025 shares of Cyber’s common stock held by certain employees and consultants who did not agree to cancel their options.

Cyber currently has no stock options issued or outstanding and currently does not have any stock option or equity incentive plans. The board of directors plans to evaluate Cyber’s need for equity incentive plans, and may institute such plans in the future if the board determines they are needed for compensation of its officers, directors and employees, or that formation of such plans is otherwise in the best interests of Cyber.

Employment Agreements

We currently do not have formal employment agreements with any of our executive officers or key employees. However, the following are summaries of our executive officers and/or directors employment agreements with Infosmart, which agreements Cyber plans to assume following the closing of the Exchange Agreement:

Infosmart entered into a Letter of Appointment agreement with Mr. Chung Kwok on June 1, 2006. Effective June 1, 2006, Mr. Kwok was appointed Chief Executive Officer and Director of Infosmart and his base monthly salary is HK$60,000 per month or approximately US$7,772 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Kwok is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of Infosmart.

Infosmart entered into a Letter of Appointment agreement with Mr. Andrew Chang on July 1, 2006. Effective July 1, 2006, Mr. Chang was appointed Chairman and Director of Infosmart and his base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Chang is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of Infosmart.

Infosmart entered into a Letter of Appointment agreement with Ms. Po Nei Sze on June 1, 2006. Effective June 1, 2006, Mr. Sze was appointed Chief Financial Officer and Director of Infosmart and his base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Ms. Sze is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that she incurs or she pays for on behalf of Infosmart.

All of the above-described Letters of Appointment agreements state the officer and/or directors employment may be terminated immediately, without Company prior notice or payment in lieu of notice if at any time the officer and or director (1) becomes physically or mentally disabled whether totally or partially so that he is substantially unable to perform his duties for a period of or for 30 days in the aggregate in any period of six consecutive months, (2) is convicted of a criminal offense, except one which in the reasonable of the Board does not affect his position with Infosmart at the time of such conviction, (3) commits repeated or continued (after warning) any persistent or material breach of the employment agreement; (4) is guilty of willful neglect in discharging his duties or commits any grave misconduct which in the absolute opinion of the Board tends to bring himself or Infosmart into disrepute; or (5) commits an act of bankruptcy or compounded with his creditors generally or is guilty of conduct which would make his continued appointment prejudicial to the interests of Infosmart. Further, the agreements provide for employee insurance, mandatory provident fund benefits and, after completion of the three-month probation period, medical insurance. These agreements also contain restrictive covenants preventing competition with Infosmart during their employment and for a period of 12 months after termination, and also covenants preventing the use of confidential business information, except in connection with the performance of their duties for Infosmart, during or at any time after termination of their employment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Cyber informed Corbin & Company, LLP ("Corbin"), its independent registered public accounting firm, that Cyber dismissed Corbin and engaged a new independent registered public accounting firm. The new independent registered public accounting firm is PKF Hong Kong (“PKF”). Pursuant to Item 304(a) Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, Cyber reported the following:

(a)	(i)	Cyber dismissed Corbin as its independent registered public accounting firm effective on August 22, 2006.

(ii)
During the period August 25, 2005 (inception) to May 31, 2006, Cyber's financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about Cyber’s ability to continue as a going concern in the audit report for the period August 25, 2005 (inception) to May 31, 2006.

(iii)	The dismissal of Corbin and engagement of PKF was approved by the Corporation's Board of Directors.

(iv)
Cyber and Corbin did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the period from August 25, 2005 (inception) to May 31, 2006 and subsequent interim period from May 31, 2006 through the date of dismissal.

(v)	During Cyber's fiscal year ended May 31, 2006, prior to the dismissal of Corbin, Cyber did not experience any reportable events.

(b)	On August 16, 2006, Cyber engaged PKF of Hong Kong, to be Cyber's independent registered public accounting firm.

(i)
Prior to engaging PKF, Cyber had not consulted PKF regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on Cyber’s financial statements or a reportable event, nor did Cyber consult with PKF regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	Cyber did not have any disagreements with Corbin and therefore did not discuss any past disagreements with Corbin.

(c)
Cyber provided a copy of the Form 8-K Current Report announcing the change in certifying accountants to Corbin prior to filing it with the SEC on August 24, 2006 and requested Corbin to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Corbin. A copy of Corbin's letter to the SEC dated August 22, 2006 was filed as Exhibit 16.1 to that Form 8-K Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and we intend to file periodic reports, proxy statements and other information with the SEC.

FINANCIAL STATEMENTS

The consolidated financial statements as of December 31, 2005 and 2004 and the unaudited condensed consolidated financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 commence on the following page.

Infosmart Group Limited
( Formerly Sino Excellence Group Limited)
Consolidated financial statements

December 31, 2005 and 2004
(Stated in US dollars)

INFOSMART GROUP LIMITED
(FORMERLY SINO EXCELLENCE GROUP LIMITED)
CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Infosmart Group Limited
(formerly Sino Excellence Group Limited)

We have audited the accompanying consolidated balance sheets of Infosmart Group Limited (the “Company”) and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong
April 27, 2006

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Statements of Operations
(Stated in US Dollars)

	Year ended December 31,
	2005	2004
Net sales	$24,577,206	$22,421,765
Cost of sales	(18,441,644)	(17,763,244)

Gross profit	6,135,562	4,658,521
Administrative expenses	(739,621)	(673,973)
Depreciation - Note 12	(214,534)	(177,823)
Selling and distributing costs	(188,058)	(405,989)

Income from operations before the following items and taxes	4,993,349	3,400,736
Professional fees for pre-listing exercise	(320,892)	-
Reversal of commission payable - Note 6	718,250	-
Other income - Note 7	302,903	679,660
Interest expenses	(520,827)	(319,693)

Income before income taxes	5,172,783	3,760,703
Income taxes - Note 8	(958,022)	(736,403)

Net income	$4,214,761	$3,024,300

Earning per share - basic and dilutive - Note 9	$261	$150

Weighted average shares outstanding - basic and dilutive - Note 9	16,160	20,183

See notes to consolidated financial statements

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Balance Sheets
(Stated in US Dollars)

	As of December 31,
	2005	2004
ASSETS
Current Assets
Cash and cash equivalents	$154,368	$95,226
Restricted cash - Note 14(b)	263,085	133,172
Trade receivables (net of allowance of doubtful debts of $Nil in 2005 and 2004) - Note 14(c)	3,252,678	1,864,433
Prepaid expenses and other receivables - Note 10	1,478,343	280,106
Inventories - Note 11	1,427,790	1,712,592

Total Current Assets	6,576,264	4,085,529
Deferred taxes - Note 8	45,724	-
Plant and equipment, net - Note 12	18,298,753	18,483,179

TOTAL ASSETS	24,920,741	22,568,708

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Trade payables	1,800,984	3,958,980
Other payables and accrued liabilities - Note 13	1,102,953	729,125
Bank borrowings - Note 14	4,461,840	3,055,065
Current obligations under capital leases - Note 15	52,692	1,694,323
Current portion of other loans - Note 16	1,996,614	340,050

Total Current Liabilities	9,415,083	9,777,543
Obligations under capital leases - Note 15	-	51,245
Other loans - Note 16	1,750,131	2,220,848
Advances from related parties - Note 17	2,217,054	3,350,854
Deferred taxes - Note 8	2,497,054	1,485,708

TOTAL LIABILITIES	$15,879,322	$16,886,198

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Balance Sheets (cont’d)
(Stated in US Dollars)

	As of December 31,
	2005	2004
COMMITMENTS AND CONTINGENCIES - Note 18

STOCKHOLDERS’ EQUITY
Common stock - Note 19 2005 - $1 par value; 2004 - $0.12826 par value Authorized: 2005 - 50,000 shares; 2004 - 30,000 shares Issued and outstanding: 2005 - 1 share; 2004 - 20,200 shares	$1	$2,591
Additional paid-in capital	619,877	-
Accumulated other comprehensive income	31,658	3,630
Retained earnings	8,389,883	5,676,289

TOTAL STOCKHOLDERS’ EQUITY	9,041,419	5,682,510

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,920,741	$22,568,708

See notes to consolidated financial statements

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Statements of Cash Flows
(Stated in US Dollars)

	Year ended December 31,
	2005	2004
Cash flows from operating activities
Net income	$4,214,761	$3,024,300
Adjustments to reconcile net income to net cash flows provided by operating activities :
Depreciation	1,695,697	1,968,242
Deferred income taxes	958,022	736,403
Gain on disposal of plant and equipment	-	(9,193)

Changes in operating assets and liabilities :
Trade receivables	(1,378,159)	(445,176)
Prepaid expenses and other receivables	(1,684,202)	490,289
Inventories	289,229	(1,057,541)
Trade payables	(2,163,581)	1,686,026
Other payables and accrued liabilities	370,407	287,327
Advances from related parties	(32,846)	144,364

Net cash flows provided by operating activities	2,269,328	6,825,041

Cash flows from investing activities
Proceeds from disposal of plant and equipment	-	62,274
Acquisition of plant and equipment	(1,454,531)	(3,707,899)

Net cash flows used in investing activities	$(1,454,531)	$(3,645,625)

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Statements of Cash Flows (cont’d)
(Stated in US Dollars)

	Year ended December 31,
	2005	2004
Cash flows from financing activities
Dividend paid	$(1,501,167)	$(1,284,000)
Proceeds from new bank loans	3,475,726	3,505,089
Increase in restricted cash	(129,097)	(132,965)
Increase (decrease) in bank overdrafts	232,822	(162,539)
Issue of shares - Note 19	-	25
Advances from related parties	-	2,168,828
Proceeds from other loans	1,286,000	-
Repayment of other loans	(111,770)	-
Repayment of obligations under capital leases	(1,693,041)	(7,057,844)
Repayment of bank loans	(2,315,607)	(480,134)

Net cash flows used in financing activities	(756,134)	(3,443,540)

Effect of foreign currency translation on cash
cash equivalents	479	(971)

Net increase (decrease) in cash and cash equivalents	59,142	(265,095)

Cash and cash equivalents - beginning of year	95,226	360,321

Cash and cash equivalents - end of year	$154,368	$95,226

Supplemental disclosures for cash flow information :
Non-cash financing activity :
Plant and equipment acquired under
- capital lease obligations	-	5,851,300
- other loan arrangement	-	2,560,898
- Capitalisation of advances from spouse of Ms. Sze	617,287	-

Cash paid for :
Interest	454,901	319,693
Income taxes	-	-

See notes to consolidated financial statements

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Consolidated Statements of Stockholders’ Equity
For the years ended December 31, 2005 and 2004
(Stated in US Dollars)

	Common stock		Additional paid-in	Accumulated other comprehensive	Retained
	Shares	Amount	capital	income	earnings	Total
Balance, January 1, 2004	20,002	$2,566	$-	$7,673	$3,935,989	$3,946,228
Issue of shares (ISIEL) - Note 2 & 19	198	25	-	-	-	25
Comprehensive income
Net income	-	-	-	-	3,024,300	3,024,300
Foreign currency translation adjustments	-	-	-	(4,043)	-	(4,043)
Total comprehensive income						3,020,257
Dividend	-	-	-	-	(1,284,000)	(1,284,000)

Balance, December 31, 2004	20,200	2,591	-	3,630	5,676,289	5,682,510
Issue of shares (ISTL) - Note 2 & 19	4,800,000	617,287	-	-	-	617,287
Reorganization - Note 2 & 19	(4,820,200)	(619,878)	619,878	-	-	-
Issue of shares - Note 2 & 19	1	1	(1)	-	-	-
Comprehensive income
Net income	-	-	-	-	4,214,761	4,214,761
Foreign currency translation adjustments	-	-	-	28,028	-	28,028
Total comprehensive income						4,242,789
Dividend	-	-	-	-	(1,501,167)	(1,501,167)

Balance, December 31, 2005	1	$1	$619,877	$31,658	$8,389,883	$9,041,419

See notes to consolidated financial statements

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

1.	Change of company name

On December 1, 2005, the Company changed its name from Sino Excellence Group Limited to Infosmart Group Limited.

2.	Corporation information and reorganization

Infosmart Group Limited (the “Company”) was incorporated in the British Virgin Islands on August 23, 2005. The Company was organized principally to manufacture recordable Digital Video Disc (“DVD-R”), an optical digital disc used for storing data and interactive sequences as well as audio and video files, under the two cooperation agreements as detailed in note 3 . The Company intends to go public in the US through a reverse acquisition of a US publicly traded company.

On October 20, 2005, the Company and its subsidiaries (including Info Smart Technology Limited (“ISTL”), Info Smart International Enterprises Limited (“ISIEL”) and Infoscience Media Limited (“IML”)) reorganized its corporate structure (the “Reorganization”) as set forth below:

 Company Corporate Structure - Before Reorganization (Figure 1)

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

In connection with the Reorganization, on October 20, 2005, Prime Corporate Developments Limited (“Prime Corporate”) whose sole shareholder is Ms. Po-Nei Sze (“Ms. Sze”), converted an advance of $617,287 (equivalent of HK$4,800,000) to ISTL into 4,800,000 shares of ISTL’s voting common stock, par value $0.13 (equivalent of HK$1) per share (“Step 1”). Immediately following such conversion, the Company acquired all of the outstanding and issued shares of common stock of ISTL and ISIEL from their then existing stockholders (the “Stockholders”) (“Step 2”) in consideration for the issuance of 1 share of $1 each of the Company’s voting common stock, representing 100% of the voting power in the Company. Finally, at the direction of the Stockholders, all of the Company’s stock to be issued to the Stockholders were assigned to Prime Fortune Enterprises Limited (“Prime Fortune”) (“Step 3”).

Company Corporate Structure - Reorganization (Figure 2)

Following the Reorganization, the Company became the holding company of ISTL, IML and ISIEL and is wholly owned by Prime Fortune.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Company Corporate Structure - After Reorganization (Figure 3)

Prime Fortune was incorporated in the British Virgin Islands on August 23, 2005 and the 1,000 fully-paid issued shares of Prime Fortune were held as follows: 713 shares by Prime Corporate, 212 shares by C. Kwok (“Mr. Kwok”), and 75 shares by an independent third party, Ms. Lui, representing approximately 71.3%, 21.2% and 7.5% of the entire issued common stock of Prime Fortune, respectively.

3.	Description of business

The Company is principally engaged in the manufacturing of DVD recordable discs including 4X, 8X and 16X recording speeds. Usually, the Company commences the production of its products after accepting the customers’ orders and deposits. In case demand of the Company’s products exceed the Company’s production capacity, the shortage on production of DVD discs is outsourced to third parties.

During 2004, the Company primarily produced and sold two products, 4X DVD discs and 8X DVD discs. The main stream of production occurred during the second half of 2004. Because of technology trends and market demand, the Company has also moved towards production of 16X DVD for 2005.

The key raw materials for the production of the Company’s products are PC resin and silver granule. PC resin is mainly used in the molding of DVD discs. Silver granule is mainly used in coating the DVD discs.

The Company’s main suppliers are located in Hong Kong while the Company’s customers are located in both Hong Kong and overseas including Australia and Europe. The Company’s major customers include distributors and retail traders.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

In order to produce DVD Discs ("the Products"), the manufacturers need to obtain two licenses:

(1)	license agreement granted from DVD developer (intellectual property owner) to produce the Products (the “License Agreement”); and

(2)	The license for the manufacture of optical discs issued by the Customs and Excise Department of Hong Kong (the "Manufacturing License").

The applications for the License Agreement and the Manufacturing License are relatively complex and time-consuming. In order to obtain the Manufacturing License, the Company has to submit an application form with all necessary supporting documents to the Optical Disc License Division of the Customs and Excise Department, the production has to be halted for about a month for the Customs and Excise Department to arrange an appointment for the inspection of manufacturing premises and the Company will be informed of the result within 14 working days. The license is valid on the date of payment for a period of 3 years.

Due to historical association with Mega Century Limited (“Mega Century”), a company formerly controlled by Ms. Sze and her family members up till February 7,2005 when the entire equity interest of Mega Century owned by them was transferred to an independent third party, the Company has entered into cooperation agreements with Mega Century and a third party respectively for the production of the Products instead of halting production for a month during the application period for the licenses. With the relocation of certain production lines from Hong Kong to Brazil and the relocation of Hong Kong production facility from Chai Wan to Tsuen Wan in 2006, there will be a month's period for the Customs and Excise Department to inspect the new production facility in Tsuen Wan. The Company intends to obtain these two licenses before the expiration of the First Cooperation Period and the Second Cooperation Period on December 31, 2006 as detailed below.

Currently the Company operates under two cooperation agreements. The first cooperation agreement (“Agreement 1”) was entered into on December 1, 2002 between ISTL and Mega Century. The second cooperation agreement (“Agreement 2”) was entered into between IML and an independent third party (the “Third Party”) on December 1, 2004.

Agreement 1

Mega Century is engaged in the business of producing the Products. Mega Century has been granted the License Agreement by DVD developer to use certain intellectual properties owned by DVD developer in order to produce the Products. Mega Century is also the holder of the Manufacturing License for the manufacture of optical Disc/Stampers issued by the Customs and Excise Department of Hong Kong. Pursuant to the Agreement 1, during the period from December 1, 2002 to December 31, 2005 (“First Cooperation Period”), Mega Century agrees to share technical know-how with the ISTL and ISTL agrees to provide the production facilities, human and other resources (“Combined Facilities”) to produce the Products.

In accordance with Agreement 1, ISTL is required to purchase from Mega Century at least $1,200,000 worth of Products, cumulatively (the “Minimum Sales”) during the First Cooperation Period. In respect of the Minimum Sales, Mega Century would purchase the necessary raw materials from ISTL at cost (“Production Cost”) incurred by ISTL and Mega Century shall use the Combined Facilities to manufacture the Products and sell to ISTL at the market price for the Products at the time of sale.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

For Products manufactured at the Combined Facilities, Mega Century is responsible for paying all the relevant licensee fees and ISTL is responsible for all the recurrent costs and expenses incurred.

Agreement 1 further provides that the legal title and full beneficial ownership of the first 6,500,000 units of the Products (the “Minimum Quantity”) produced at the Combined Facilities within each whole month during the First Cooperation Period shall belong to ISTL and in this connection ISTL shall have the right to sell the Minimum Quantity to the third party buyers and/or to Mega Century.

For all Products manufactured in excess of the Minimum Quantity, the direct production cost is wholly borne by ISTL and the gross profit is shared between Mega Century and ISTL in the proportion of 30% and 70% respectively.

On January 1, 2004, Mega Century, ISTL and ISIEL entered into an agreement amending Agreement 1 whereby ISIEL agreed to be an additional party to Agreement 1 and to undertake ISTL’s rights and obligations with ISTL jointly and severally.

During 2005 and 2004, the production volume at the Combined Facilities was within the Minimum Quantity under Agreement 1. As a result, the Products wholly belonged to the Company in accordance to Agreement 1. Related party sales and purchases are detailed in note 21 .

Up to December 31, 2004, the Company fulfilled the Minimum Sales as required by Agreement 1 and, as a result, there is no purchase commitments regarding such Minimum Sales requirement.

An extension agreement was signed on December 31, 2005 for the extension of the First Cooperation Period to December 31, 2006 with a renewal option.

Agreement 2

With respect to Agreement 2, the Third Party also obtained the relevant License Agreement and Manufacturing License, whereby each of the Third Party and IML agrees that during the period from December 1, 2004 to December 31, 2005 (the “Second Cooperation Period”) to combine operationally their production facilities and resources to produce the Products similar to the arrangement set forth in Agreement 1.

For the Products manufactured at the combined facilities, the Third Party is responsible for paying all the relevant licensee fees and IML is responsible for all the recurrent costs and expenses incurred.

Agreement 2 provides that the legal title and full beneficial ownership of the first 5,000,000 units of the Products (the “Second Minimum Quantity”) produced by the combined production facilities within each whole month during the Second Cooperation Period shall belong to IML and in this connection IML shall have the right to sell the Second Minimum Quantity to third party buyers and/or to the Third Party. For those quantities in excess of the Second Minimum Quantity, they shall belong to the Third Party.

An agreement was signed on December 31, 2005 to extend the Second Cooperation Period to December 31, 2006 with a renewal option.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

4.	Continuance of operations

These financial statements have been prepared on a going concern basis. Due to the fact that the Company is engaged in a capital intensive industry, the Company’s working capital (deficit) as of December 31, 2005 was $(2,838,819). Its ability to continue as a going concern is dependent upon the ability of the Company to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company plans to satisfy its capital needs through revenue generated from its business and financing transactions through the sale of equity or debt securities.

Management’s plans for the continuation of the Company as a going concern include financing the Company’s operations through debt financing from the banks, trade creditors and investors with extended credit terms. Further, one of the controlling stockholders of Prime Fortune has undertaken to financially support the Company in the course of its operation as necessary. In 2005, the Company started the production of 16X DVD discs to satisfy the market demand and develop new markets in South America. With the launch of new product lines with higher margins than its existing products and the potential of new markets, the management of the Company believes that the new product lines and new markets would bring growth in both revenue and profits and enhance the cash flow position of the Company.

5.	Summary of significant accounting policies

Basis of presentation and consolidation

On October 20, 2005, the Reorganization was completed and accordingly, accounting for recapitalization is adopted for the preparation of consolidated financial statements. Generally, this means that the consolidated financial statements are issued under the name of the legal parent, the Company, but includes the combined financial statements of ISTL and ISIEL. The comparative figures represent their combined financial position, results of operations and cash flows.

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade receivables. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. The Company conducts periodic reviews of the client’s financial conditions and payment practices. Further, the Company will maintain an allowance for doubtful accounts based on the management’s expectations on actual losses possibly incurred. Other than set forth below, no customers represented 10% or more of the Company’s net sales and trade receivables.

At December 31, 2005 and 2004, customers represented 10% or more of the Company’s net sales and their related trade receivables are:

Net sales	Year ended December 31,
	2005	2004

DVD Technology	$1,592,482	$3,492,778
ENet	17,164,213	16,188,381

	$18,756,695	$19,681,159

Trade receivables	As of December 31,
	2005	2004

DVD Technology	$376,160	$513,912
Enet	1,610,075	699,141

	$1,986,235	$1,213,053

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less.

Restricted cash

Deposits in banks for securities of bank overdrafts facilities that are restricted in use are classified as restricted cash under current assets.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Trade receivable

Trade receivables are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. The Company extends unsecured credit to customers in the normal course of business and believes all trade receivables in excess of the allowances for doubtful receivables to be fully collectible. The Company does not accrue interest on trade accounts receivable. The normal credit terms range from 15 to 60 days. During the reporting years, the Company had no bad debt experience and, accordingly, did not make any allowance for doubtful debts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company’s reserve requirements generally increase as the management projected demand requirements; decrease due to market conditions, product life cycle changes. During the reporting years, the Company did not make any allowance for slow-moving or defective inventories.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives. The principal annual rates are as follows:-

Production line and equipment	10% with 30% residual value
Leasehold improvements	20%
Furniture, fixtures and office equipment	20%
Motor vehicles	20%

With effect from April 1, 2004, the depreciation rate for production line and equipment was changed from 20% to 10% with a residual value of 30% on cost. With reference to a valuation carried out at November 9, 2005 by a major production line and equipment supplier, the management considered that the revised depreciation method reflected more fairly the expected useful lives of the production line and equipment and its resalable value. The effect of a change in an accounting estimate is recognised prospectively by including it in consolidated statements of operations in 2004 and it increased the results of operations for 2004 by $1,650,732.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Impairment of long-live assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Advertising and transportation expenses

Advertising, transportation and other product-related costs are charged to expense as incurred.

Advertising expenses amounted to $101,590 and $78,961 during 2005 and 2004 respectively and are included in selling and distributing costs.

Transportation expenses amounted to $447,894 and $746,444 during 2005 and 2004 respectively and are included in cost of sales.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Dividends

Dividends are recorded in the Company’s financial statements in the period in which they are declared.

Off-balance sheet arrangements

Other than the bank guarantee given by a bank to a utility company which exempted the Company’s obligation to pay the required utility deposit (note 14 ), the Company does not have any off-balance sheet arrangements.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Comprehensive income

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Foreign currency translation

The functional currency of the Company is Hong Kong dollars (“HK$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

The exchange rates in effect at December 31, 2005 and 2004 were HK$1 for $0.1290 and $0.1286 respectively. There is no significant fluctuation in exchange rate for the conversion of HK$ to US dollars after the balance sheet date.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, trade and other receivables, deposits, dividend payable, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

The Company is exposed to certain foreign currency risk from export sales transactions and recognized trade receivables as they will affect the future operating results of the Company. The Company did not have any hedging activities during the reporting period. As the functional currency of the Company is HK$, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Basic and diluted earnings per share

The Company reports basic earnings or loss per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the years.

Recent accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory costs - an amendment of ARB No. 43, Chapter 4.” (“SFAS 151”). SFAS 151 amends ARB 43, Chapter 4 to clarify that “abnormal” amount of idle freight, handling costs and spoilage should be recognized as current period charges. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revises SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments, based on the grant-date fair value of those awards. This cost is to be recognized over the period during which an employee is required to provide service in exchange for the award (typically the vesting period). SFAS 123R also requires that benefits associated with tax deductions in excess of recognized compensation cost be reported as a financing cash inflow, rather than as an operating cash flow as required under current literature.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method.

Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based awards granted or modified after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but this method also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123. The Company is adopting SFAS 123R effective January 1, 2006 using the modified prospective method.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle. The statement requires retrospective application to prior period financial statements of changes in accounting principle, unless impracticable to do so. It also requires that a change in the depreciation, amortization, or depletion method for long-lived non-financial assets be accounted as a change in accounting estimate, effected by a change in accounting principle. Accounting for error corrections and accounting estimate changes will continue under the guidance in APB Opinion 20, “Accounting Changes”, as carried forward in this pronouncement. The statement is effective for fiscal years beginning after December 15, 2005.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

In November 2005, the FASB issued FSP Nos. FAS 115-1 and 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” This FSP addresses the determination as to when an investment is considered impaired, whether the impairment is ‘other-than-temporary’, and the measurement of an impairment loss. The investment is impaired if the fair value is less than cost. The impairment is ‘other-than-temporary’ for equity securities and debt securities that can contractually be prepaid or otherwise settled in such a way that the investor would not recover substantially all of its cost. If ‘other-than-temporary’, an impairment loss shall be recognized in earnings equal to the difference between the investment’s cost and its fair value. The guidance in this FSP is effective in reporting periods beginning after December 15, 2005. The Company is reviewing FSP Nos. FAS 115-1 and 124-1, but does not expect that the adoption of this FSP will have a material effect on its consolidated financial statements.

The Company does not anticipate that the adoption of these standards will have a material impact on these financial statements.

6.	Reversal of commission payable

A major customer of the Company granted full forbearance for commission payable by the Company for previous period.

7.	Other income

	Year ended December 31,
	2005	2004

Machinery rental income	$-	$481,500
Factory rental income charged to Mega Century	15,432	17,873
Gain on disposal of plant and equipment	-	9,193
Interest income	7,307	115
Scrap sales	211,754	94,731
Other income	68,410	76,248

	$302,903	$679,660

8.	Income taxes

The components of the provision for income taxes in Hong Kong are:

	Year ended December 31,
	2005	2004

Current taxes	$-	$-
Deferred taxes	958,022	736,403

	$958,022	$736,403

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

The effective income tax expenses differs from the statutory rate of 17.5% in Hong Kong as follows:

	Year ended December 31,
	2005	2004

Provision for income tax at statutory tax rate	$905,237	$658,123
Non-deductible items for tax	55,853	9,859
Income not subject to tax	(3,068)	(1,610)
Effect of increase in statutory tax rate	-	70,031

Effective income tax expenses	$958,022	$736,403

Deferred tax (assets) liabilities as of December 31, 2005 and 2004 are composed of the following:

	As of December 31,
	2005	2004

Deferred tax assets
Operating losses available for future periods	$(573,653)	$(961,632)

Deferred tax liabilities
Temporary difference on accelerated tax
depreciation on plant and equipment	3,024,983	2,447,340

Deferred tax liabilities, net	$2,451,330	$1,485,708

	As of December 31,
	2005	2004

Recognised in the balance sheet:
Net deferred tax assets	$(45,724)	$-
Net deferred tax liabilities	2,497,054	1,485,708

	$2,451,330	$1,485,708

As of December 31, 2005 and 2004, the Company has unused tax losses of $3,278,020 and $5,495,044 respectively available for offset against future profits for Hong Kong income tax purposes. The tax losses do not expire under current tax legislation.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

9.	Earnings per share

The calculation of the weighted average number of shares outstanding for 2004 is based on the number of outstanding shares of ISTL and ISIEL before the Reorganization. The calculation of the weighted average number of shares outstanding for 2005 is based on the number of outstanding shares of ISTL and ISIEL up to the date of Reorganization and the number of outstanding shares of the Company up to December 31, 2005.

The Company has no dilutive instruments, such as options and warrants. Accordingly, the basic and diluted earnings per share are the same.

10.	Prepaid expenses and other receivables

	As of December 31,
	2005	2004

Prepaid operating expenses	$-	$52,394
Prepaid professional fees for listing	28,896	-
Rental and utility deposits	49,014	108,923
Advance to Mega Century	24,882	-
Advance to the Third Party	1,227,738	1,526
Other receivables for advancement	147,813	117,263

	$1,478,343	$280,106

The advances to Mega Century and the Third Party are interest-free and unsecured and have no fixed terms of repayment.

11.	Inventories

	As of December 31,
	2005	2004

Raw materials	$272,124	$492,116
Finished goods	1,155,666	1,220,476

	$1,427,790	$1,712,592

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

12.	Plant and equipment

	As of December 31,
	2005	2004

Costs
Production lines and equipment	$21,895,934	$20,561,147
Leasehold improvements	954,794	777,788
Furniture, fixtures and office equipment	116,078	102,125
Motor vehicles	54,924	54,753

	23,021,730	21,495,813

Accumulated depreciation
Production lines and equipment	4,299,143	2,804,650
Leasehold improvements	363,144	180,297
Furniture, fixtures and office equipment	42,382	20,387
Motor vehicles	18,308	7,300

	4,722,977	3,012,634

Net
Production lines and equipment	17,596,791	17,756,497
Leasehold improvements	591,650	597,491
Furniture, fixtures and office equipment	73,696	81,738
Motor vehicles	36,616	47,453

	$18,298,753	$18,483,179

An analysis of production lines and equipment acquired under capital leases (note 15 ) and pledged to banks for banking facilities (note 14(a)) granted to the Company is as follows:

	Acquired Under capital leases		Pledged for banking facilities
	As of December 31,		As of December 31,
	2005	2004	2005	2004

Costs	$1,677,000	$10,254,575	$4,192,500	$4,553,489
Accumulated depreciation	(289,283)	(1,115,782)	(723,206)	(867,418)

Net	$1,387,717	$9,138,793	$3,469,294	$3,686,071

	Year ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Depreciation for the year	$117,390	$1,021,680	$292,565	$466,007

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

The components of depreciation charged are:

	Year ended December 31,
	2005	2004

Included in factory overheads
Production lines and equipment	$1,481,163	$1,790,419

Included in operating expenses
Leasehold improvements	181,721	152,910
Furniture, fixtures and office equipment	21,862	17,624
Motor vehicles	10,951	7,289

	214,534	177,823

	$1,695,697	$1,968,242

During 2004, equipment included in production lines and equipment with carrying amount of $53,081 (cost of $53,081 less accumulated depreciation of $Nil) was disposed for a consideration of $62,274 resulting in a gain of $9,193.

13.	Other payables and accrued liabilities

	As of December 31,
	2005	2004

Receipts in advance from new customers	$-	$7,484
Customers deposits	201,655	178,900
Accrued professional fee	317,340	167,180
Staff costs payable	173,047	39,072
Other loans interest payable	66,132	-
Other accrued expenses for operations	344,779	336,489

	$1,102,953	$729,125

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

14.	Bank borrowings

	As of December 31,
	2005	2004

Secured:
Bank overdrafts repayable on demand	$256,140	$25,398
Repayable within one year
Non-recurring bank loans	794,066	1,905,776
Other bank borrowings	1,747,847	1,123,891

	2,798,053	3,055,065

Unsecured:
Bank overdrafts repayable on demand	2,883	-
Repayable within one year
Other bank borrowings	1,660,904	-

	1,663,787	-

	$4,461,840	$3,055,065

As of December 31, 2005, the Company’s banking facilities are composed of the following:

		Amount
Facilities granted	Granted	Utilized	Unused

Bank overdrafts	$258,000	$256,140	$1,860
Non-recurring bank loans	1,290,000	1,290,000	-
Letter of credit including:
- Outstanding letter of credit	1,548,000	388,680	56,473
- Letter of credit under trust receipt		412,945
- Invoice advancement		689,902
Invoice discounting	645,000	645,000	-
Bank guarantee for utility deposit	143,190	143,190	-

	$3,884,190	$3,825,857	$58,333

As of December 31, 2005, the above banking facilities were secured by the following:-

(a)	first fixed legal charge over 5 DVD-R discs production lines with carrying amounts of $3,469,294 (note 12 );

(b)	charge over bank deposit of $263,085;

(c)	charged over trade receivables amounted to $1,668,628; and

(d)	joint and several guarantees executed by Ms. Sze, her spouse and Mr. Kwok.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

The interest rates of bank loans were at Hong Kong Prime Rate plus 2.5% per annum.

The existing available banking facilities did not have any covenant for the Company to meet. Other unsecured bank borrowings were utilised under the banking facilities granted to the Third Party and all relevant costs were borne by the Company’s directly.

15.	Obligations under capital leases

The Company leases certain production lines and equipment (Note 12 ) under non-cancelable leases classified as capital leases. The leases are negotiated for terms ranging from 1 to 2 years. Interest rates are fixed at the contract date. All leases are on a fixed repayment basis. None of the leases includes contingent rentals. The following is a schedule of future minimum lease payments for capital leases together with the present value of the net minimum lease payments :-

	As of December 31,
	2005	2004

Year ending December 31
2005	$-	$1,672,832
2006	52,919	102,944

Total minimum lease payments	52,919	1,775,776
Total capital lease charges	(227)	(30,208)

Present value of lease payments	52,692	1,745,568
Current portion	(52,692)	(1,694,323)

Non-current portion	$-	$51,245

16.	Other loans

In 2005, a new loan of $1,286,000 was arranged from an independent third party for working capital of the Company. The loan is bearing interest at Hong Kong Prime Rate plus 0.5% per annum, unsecured and repayable in 2006.

In connection with the acquisition of production lines and equipment at cost of $2,560,898 in 2004, a debt financing was arranged with an independent third party and the loan is bearing interest at 5.6% per annum (subject to annual revision), unsecured and repayable by 60 monthly instalments with the first instalment due in April of 2005.

For 2005, the average effective annual interest borrowing rate was approximately of 5.7% (2004 : 5.6%).

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

The outstanding principal of the other loan is repayable as follows:

	As of December 31,
	2005	2004
Year ending December 31
2005	$-	$340,050
2006	1,996,614	476,142
2007	505,068	503,504
2008	534,090	532,434
2009	564,778	563,027
2010	146,195	145,741

Total	3,746,745	2,560,898
Current portion	(1,996,614)	(340,050)

Non-current portion	$1,750,131	$2,220,848

17.	Advances from related parties

Advances from related parties for working capital are as follows:

	As of December 31,
	2005	2004

External Scene	$-	$129,000
Company controlled by minority interest, Ms. Li, (before the Reorganization) of ISTL		96,448
Mega Century	-	490,549
Prime Corporate	2,217,054	906,209
Rise Tech (note 19 )	-	154,317
Mr. Kwok	-	384,961
The spouse of Ms. Sze	-	1,189,370

	$2,217,054	$3,350,854

The above advances are interest-free, unsecured and all of the related parties have undertaken not to demand repayment in the next twelve months.

As of December 31, 2005, the amounts originally due to the spouse of Ms. Sze, Eternal Scene and Ms. Sze amounted to $3,870, $129,000 and $1,707,348 respectively were assigned to Prime Corporate pursuant to consent letters dated December 31, 2005.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

18.	Commitments and contingencies

The Company leases office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2004 to 2006, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases includes contingent rentals. Minimum future commitments under these agreements payable as of December 31, 2005 are as follows :-

Year ending December 31
2006	$69,515

Rental expense was $518,967 and $158,051 during 2005 and 2004 respectively.

19.	Common stock

The authorized, issued and outstanding common stock for the Company and each of its subsidiaries are as follows :
	As of December 31,
	Number of shares		Amount
	2005	2004	2005	2004
Authorized:
The Company of $1 each	50,000	-	$50,000	$-
ISTL of $0.12826 each	-	20,000	-	2,565
ISIEL of $0.12826 each	-	10,000	-	1,283

	50,000	30,000	$50,000	$3,848

Issued and outstanding:
The Company of $1 each	1	-	$1	$-
ISTL of $0.12826 each	-	20,000	-	2,565
ISIEL of $0.12826 each	-	200	-	26

	1	20,200	$1	$2,591

Authorized

At the date of inception, the Company was authorized to issue 10,000 common shares with par value of US$1.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

Issued and outstanding

(a)	The Company

On October 20, 2005, the Company acquired the entire issued common stock of ISTL and ISIEL from the Stockholders in consideration of and exchange for allotment and issue of 1 share of $1 each of the Company’s voting common stock, at the direction of the Stockholders, to Prime Fortune.

(b)	ISTL

On October 19, 2005, the authorized shares of ISTL increased from 20,000 shares to 5,000,000 shares. Immediately before the Reorganization, the 20,000 fully-paid issued shares of ISTL were held as to 14,255 shares by Eternal Scene International Limited (“Eternal Scene”)(controlled by Ms. Sze), as to 4,245 shares by Mr. Kwok and as to 1,500 shares by an individual, Ms. Li, representing approximately 71.3%, 21.2% and 7.5% of the entire issued common stock of ISTL, respectively.

In connection with the Reorganization, on October 20, 2005, Ms. Po-Nei Sze, a shareholder of Prime Corporate Developments Limited (“Prime Corporate”), converted an advance of $617,287 (equivalent of HK$4,800,000) to ISTL into 4,800,000 shares of ISTL’s voting common stock, par value $0.13 (equivalent of HK$1) per share.

(c)	ISIEL

On January 30, 2004, 198 shares were issued at par in cash to the Stockholders.

Immediately before the Reorganization, the 200 fully-paid issued shares of ISIEL were held as to 161 shares by Prime Corporate Developments Limited (“Prime Corporate”), as to 24 shares by Rise Tech Holdings Limited (“Rise Tech”) and as to 15 shares by Ms. Li representing approximately 80.5%, 12.0% and 7.5% of the entire issued common stock of ISIEL.

(d)	IML

On October 20, 2005, 9,997 shares of IML were issued and allotted to ISTL. Immediately after completion of the issue and allotment by IML, ISTL held the entire issued common stock of IML increased from 3 shares to 10,000 shares.

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

20.	Pension plans

The Company participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in employment in Hong Kong. Contributions are made by the Company operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of $2,580 (equivalent of HK$20,000). The participants are entitled to 100% of the Company’s contributions together with accrued returns irrespective of their length of service with the Company, but the benefits are required by law to be preserved until the retirement age of 65. The only obligation of the Company with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Company. The Company fully complied the contribution requirement and total pension cost was $66,107 and $43,849 for 2005 and 2004 respectively.

21.	Related party transactions

Apart from the transactions disclosed elsewhere in the financial statements, the Company had the following material transactions with its related parties during the year ended December 31, 2005:
	Year ended December 31,
	2005	2004

Sales of raw materials to Mega Century at costs actual Incurred	$29,197	$499,217
Purchases of finished goods from Mega Century at market prices	24,677	1,292,156
Sales of finished goods to Mega Century at market prices	-	26,040
Factory rentals received from Mega Century at market rentals	2,572	17,873
Machinery rentals received from Mega Century at market rentals	-	481,500
Quarters rentals paid to Eternal Scene at market rentals	-	62,274

Note: Only the transactions with Mega Century up to February 7, 2005 are regarded as related party transactions as the management considers that Mega Century was no longer a related party following the transfer of entire interest in Mega Century by Ms. Sze and her family members (Note 3).

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

22.	Segment information

The Company is engaged in the manufacture and distribution of DVD discs. The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar. In case the demands temporarily exceed the Company’s production capacity, the shortage on production of DVD discs is outsourced. Information for the activities of self-production and outsourcing is disclosed under FAS 131, “Disclosures about Segments of an Enterprise and Related Information” as below :-

	Self-production		Outsourcing		Total
	2005	2004	2005	2004	2005	2004

Revenue from external customers	$21,955,295	$14,736,785	$2,621,911	$7,684,980	$24,577,206	$22,421,765
Interest income	7,307	115	-	-	7,307	115
Interest expenses	520,827	319,693	-	-	520,827	319,693
Depreciation	1,674,059	1,966,053	21,638	2,189	1,695,697	1,968,242
Machinery rental income	-	481,500	-	-	-	481,500
Segment profit	5,147,974	3,541,249	345,701	219,454	5,493,675	3,760,703
Segment assets	22,498,034	21,421,067	1,194,969	1,147,641	23,693,003	22,568,708
Expenditure for segment assets	$1,427,097	$12,110,617	$27,434	$9,480	$1,454,531	$12,120,097

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	Year ended December 31,
	2005	2004

Total consolidated revenue	$24,577,206	$22,421,765

Total profit for reportable segments	$5,493,675	$3,760,703
Unallocated amounts relating to operations:
Professional fees for pre-listing exercise	(320,892)	-

Income before income taxes	$5,172,783	$3,760,703

	As of December 31,
	2005	2004
Assets

Total assets for reportable segments	$23,693,003	$22,568,708
Advance to the Third Party	1,227,738	-

	$24,920,741	$22,568,708

The following is a summary of operations by entities located within the indicated geographic areas for 2005 and 2004. All of long-lived assets are located in Hong Kong.

	Year ended December 31,
	2005	2004

Australia	$2,130,973	$1,225,899
Brazil	106,344	-
Chile	206,672	-
Germany	52,385	526,041
Hong Kong	2,699,221	829,764
Korea	207,162	37,657
Mainland China	270,995	-
Thailand	120,198	-
United Kingdom	18,553,687	19,399,919
USA	17,588	290,992
Other countries	211,981	111,493

Total	$24,577,206	$22,421,765

Infosmart Group Limited
(formerly Sino Excellence Group Limited)
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US Dollar)

23.	Post balance sheet date event

For the development of market in Brazil, the Company entered into an agreement on March 20, 2006 with two independent third parties for setting up a subsidiary, Discobrás Indústria E Comércio De Eletro Eletrônica Ltda (“Discobrás”), in Brazil. Discobrás has a social capital of $8,046,281 (equivalent to R$17,385,600) and 99.42% or $8,000,000 (equivalent to R$17,285,600) of which will be subscribed by the Company. The capital contribution to Discobrás is satisfied by certain production lines of $6,000,000 (equivalent to R$12,964,200) and cash consideration of $2,000,000 (equivalent to R$4,321,400). Up to April 27, 2006, $257,800 of cash was contributed by the Company.

24.	Comparative amounts

Certain amounts included in prior years’ combined balance sheet and the combined statement of operations and cash flows have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on reported total assets, liabilities, shareholders’ equity, or net income.

Infosmart Group Limited

Condensed Consolidated Financial Statements
For the six months ended June 30, 2006 and 2005
(Stated in US Dollars)

INFOSMART GROUP LIMITED
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

Report of independent registered public accounting firm

To the Board of Directors and Stockholders of
Infosmart Group Limited

We have reviewed the accompanying condensed consolidated balance sheet of Infosmart Group Limited as of June 30, 2006, and the related condensed consolidated statements of operations for the three and six months ended June 30, 2006 and 2005, and the statements of cash flows for the six months ended June 30, 2006 and 2005. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of condensed interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong

August 23, 2006

INFOSMART GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Total sales	$6,330,486	$8,648,450	$12,562,004	$14,489,359

Cost of sales	(4,436,765)	(6,373,868)	(9,077,139)	(10,469,875)

Gross profit	1,893,721	2,274,582	3,484,865	4,019,484

Administrative expenses	(336,784)	(225,443)	(610,325)	(320,881)

Depreciation	(62,947)	(51,232)	(121,084)	(100,655)

Selling and distributing costs	(150,426)	(30,724)	(198,713)	(116,179)

Income from operations	1,343,564	1,967,183	2,554,743	3,481,769

Reversal of commission payable	-	716,575	-	716,575

Other income - note 5	119,725	69,069	171,250	200,562

Interest expenses	(127,335)	(162,445)	(275,486)	(230,075)

Income before income taxes	1,335,954	2,590,382	2,450,507	4,168,831

Income taxes - note 6	(242,048)	(454,299)	(437,095)	(729,545)

Net income	$1,093,906	$2,136,083	$2,013,412	$3,439,286

Earning per share - basic and dilutive	$1,093,906	$106	$2,013,412	$170

Weighted average shares outstanding
- basic and dilutive	1	20,200	1	20,200

See the accompanying notes to condensed consolidated financial statements

INFOSMART GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005
(Stated in US Dollars)

	As of
	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$188,219	$154,368
Restricted cash - note 12(b)	266,411	263,085
Trade receivables (net of allowance for doubtful accounts of $Nil in 2006 and 2005)	5,776,975	3,252,678
Prepaid expenses and other receivables - note 8	2,074,297	1,478,343
Inventories, net - note 9	1,115,094	1,427,790

Total current assets	9,420,996	6,576,264
Deferred tax assets	-	45,724
Plant and equipment, net - note 10	18,751,977	18,298,753

TOTAL ASSETS	$28,172,973	$24,920,741

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$2,790,117	$1,800,984
Other payables and accrued liabilities - note 11	974,600	1,102,953
Bank borrowings - note 12	4,658,594	4,461,840
Current obligations under capital leases	-	52,692
Current portion of other loans	1,991,971	1,996,614

Total current liabilities	10,415,282	9,415,083
Other loans	1,746,061	1,750,131
Advance from a related party	2,098,903	2,217,054
Deferred tax liabilities	2,882,047	2,497,054

TOTAL LIABILITIES	17,142,293	15,879,322

COMMITMENTS AND CONTINGENCIES - note 15

STOCKHOLDERS’ EQUITY
Common stock: par value $1 per share
Authorized 50,000 shares; issued and outstanding 1 share	1	1
Additional paid-in-capital	619,877	619,877
Accumulated other comprehensive income	7,507	31,658
Retained earnings	10,403,295	8,389,883

TOTAL STOCKHOLDERS’ EQUITY	11,030,680	9,041,419

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,172,973	$24,920,741

See the accompanying notes to condensed consolidated financial statements

INFOSMART GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

	Six months ended
	June 30,
	2006	2005

Cash flows from operating activities
Net income	2,013,412	3,439,286
Adjustments to reconcile net income to net cash flows
provided by operating activities:
Depreciation	889,343	761,059
Income taxes	437,095	729,545
Changes in operating assets and liabilities:
Trade receivables	(2,535,796)	(2,112,989)
Prepaid expenses and other receivables	(600,322)	(1,274,526)
Inventories	309,856	756,643
Trade payables	994,865	(1,297,272)
Other payables and accrued liabilities	(125,983)	22,366

Net cash flows provided by operating activities	1,382,470	1,024,112

Cash flows from investing activities
Acquisition of plant and equipment	(1,385,893)	(226,643)

Net cash flows used in investing activities	(1,385,893)	(226,643)

Cash flows from financing activities
Proceeds from new bank loans	618,720	1,908,062
Repayment of bank loans	(372,741)	(248,561)
Repayment of other loans	-	(111,510)
Increase in restricted cash	(3,944)	(180)
(Decrease) increase in bank overdrafts	(38,527)	190,498
Advance from a related party	515,600	-
Repayment to a related party	(628,771)	(282,711)
Repayment of obligations under capital leases	(52,651)	(1,741,497)

Net cash flows provided by (used in) financing activities	37,686	(285,899)

Effect of foreign currency translation on cash and cash equivalents	(412)	1,668

Net increase in cash and cash equivalents	33,851	513,238

Cash and cash equivalents, beginning of period	154,368	95,226

Cash and cash equivalents, end of period	188,219	608,464

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$275,486	$162,445
Income taxes	-	-

See the accompanying notes to condensed consolidated financial statements

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

1.  Basis of presentation

The accompanying condensed consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month periods have been made. Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year. These condensed financial statements should be read in conjunction with the consolidated financial statements and the notes for the year ended December 31, 2005.

In connection with the Reorganization on October 20, 2005, the Company acquired all of the outstanding and issued shares of common stock of its subsidiaries from their then existing stockholders (the “Stockholders”) in consideration for the issuance of 1 share of $1 each of the Company’s voting common stock, representing 100% of the voting power in the Company. Finally, at the direction of the Stockholders, all of the Company’s stock were assigned to Prime Fortune Enterprises Limited (“Prime”).

2.  Descriptions of business

Infosmart Group Limited was incorporated in the British Virgin Islands on August 23, 2005. The Company was organized principally to manufacture recordable Digital Video Disc (“DVD-R”), an optical digital disc used for storing data and interactive sequences as well as audio and video files, under the two cooperation agreements as detailed in the consolidated financial statements for the year ended December 31, 2005. The Company intends to go public in the US through a reverse acquisition of a US publicly traded company (Note 16).

The key raw materials for the production of the Company’s products are PC resin and silver granule. PC resin is mainly used in the molding of DVD discs. Silver granule is mainly used in coating the DVD discs.

The Company’s main suppliers are located in Hong Kong while the Company’s customers are located in both Hong Kong and overseas including Australia, Europe and South America. The Company’s major customers include distributors and retail traders.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

3.  Continuance of operations

These financial statements have been prepared on a going concern basis. Due to the fact that the Company is engaged in a capital intensive industry, the Company’s working capital (deficit) as of June 30, 2006 was $(994,286). Its ability to continue as a going concern is dependent upon the ability of the Company to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company plans to satisfy its capital needs through revenue generated from its business and financing transactions through the sale of equity or debt securities.

4.  Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Basic and diluted earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the period. The calculation of the weighted average number of shares outstanding for 2005 is based on the number of outstanding shares of the subsidiaries of the Company up to June 30, 2005 before the Reorganization.

Accounts receivables

The Company extends unsecured credit to customers in the normal course of business and believes all trade receivables in excess of the allowances for doubtful receivables to be fully collectible. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. The Company does not accrue interest on trade accounts receivable.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

4.  Summary of significant accounting policies (Cont’d)

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company’s reserve requirements generally increase as the management projected demand requirements; decrease due to market conditions, product life cycle changes.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Production line and equipment	10% with 30% residual value
Leasehold improvement and others	20%

Construction in progress represents factory under construction, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of fixed assets when completed and ready for use.

Impairment of long-live assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Recent accounting pronouncements

In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 155”), and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities . SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

4.  Summary of significant accounting policies (Cont’d)

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes.” This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

We are currently evaluating the impact of adopting SFAS No. 155 and FIN 48 on our financial statements.

5.  Other income

	Three months ended		Six months ended
	June 30,		June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Interest income	$3,792	$1,040	$6,107	$1,591
Scrap sales and other income	115,933	68,029	165,143	198,971
	$119,725	$69,069	$171,250	$200,562

6.  Income taxes

Income taxes are calculated at estimated annual effective tax rate of 17.5% on the income before income taxes of the Company.

The components of the provision for income taxes in Hong Kong are:

	Three months ended		Six months ended
	June 30,		June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Current taxes	$-	$-	$-	$-
Deferred taxes	242,048	454,299	437,095	729,545
	$242,048	$454,299	$437,095	$729,545

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

6.  Income taxes (Cont’d)

Deferred tax (assets) liabilities as of June 30, 2006 and December 31, 2005 are composed of the following:

	As of
	June 30, 2006 (Unaudited)	December 31 , 2005 (Audited)
Deferred tax assets
Operating losses available for future periods	$-	$(573,653)
Deferred tax liabilities
Temporary difference on accelerated tax
depreciation on plant and equipment	2,882,047	3,024,983
Deferred tax liabilities, net	$2,882,047	$2,451,330
Recognized in the balance sheet:
Net deferred tax assets	$-	$(45,724)
Net deferred tax liabilities	2,882,047	2,497,054
	$2,882,047	$2,451,330

7.  Comprehensive income

	Three months ended		Six months ended
	June 30,		June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Net income	$1,093,906	$2,136,083	$2,013,412	$3,439,286
Foreign currency translation
adjustments	(17,142)	32,809	(24,151)	15,134
Total comprehensive income	$1,076,764	$2,168,892	$1,989,261	$3,454,420

8.  Prepaid expenses and other receivables

	As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Prepaid professional fees for listing	$28,932	$28,896
Rental and utility deposits	37,656	49,014
Advance to Mega Century	-	24,882
Advances to a party of cooperation agreement (the “Third Party”)	2,007,709	1,227,738
Other receivables for advancement	-	147,813
	$2,074,297	$1,478,343

The advances to the Third Party are interest-free and unsecured and have no fixed terms of repayment.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

9.  Inventories

	As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Raw materials	$250,755	$272,124
Finished goods	864,339	1,155,666
	$1,115,094	$1,427,790

10.  Plant and equipment

	As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Costs
Production lines and equipment	$22,054,278	$21,895,934
Leasehold improvements	1,084,491	954,794
Furniture, fixtures and office equipment	117,738	116,078
Motor vehicles	54,796	54,924

	23,311,303	23,021,730

Accumulated depreciation
Production lines and equipment	5,056,212	4,299,143
Leasehold improvements	465,976	363,144
Furniture, fixtures and office equipment	54,023	42,382
Motor vehicles	23,745	18,308

	5,599,956	4,722,977

Net
Production lines and equipment	16,998,066	17,596,791
Leasehold improvements	618,515	591,650
Furniture, fixtures and office equipment	63,715	73,696
Motor vehicles	31,051	36,616

	17,711,347	18,298,753
Construction in progress, at cost	1,040,630	-

Property, plant and equipment, net	$18,751,977	$18,298,753

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

10.  Plant and equipment (Cont’d)

An analysis of production lines and equipment acquired under capital leases and pledged to banks for banking facilities (note 12(a)) granted to the Company is as follows:

	Acquired under capital leases		Pledged for banking facilities
	As of		As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)	June 30, 2006 (Unaudited)	December 31,2005 (Audited)
Costs	-	$1,677,000	$4,800,510	$4,192,500
Accumulated depreciation	-	(289,283)	(889,542)	(723,206)
Net	-	$1,387,717	$3,910,968	$3,469,294

	Acquired under		Pledged for
	capital leases		banking facilities
	Six months ended June 30,		Six months ended June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Depreciation for the period	$-	$358,073	$168,279	$159,000

The components of depreciation charged are:
	Three months ended		Six months ended
	June 30,		June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Included in factory overheads
Production lines and equipment	$384,630	$360,723	$768,259	$660,404
Included in operating expenses
Leasehold improvements	54,309	43,347	103,838	84,909
Furniture, fixtures and office equipment	5,894	5,152	11,758	10,284
Motor vehicles	2,744	2,733	5,488	5,462
	62,947	51,232	121,084	100,655
	$447,577	$411,955	$889,343	$761,059

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

11.  Other payables and accrued liabilities

	As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Customers deposits	$196,632	$201,655
Accrued professional fee	64,350	317,340
Staff costs payable	-	173,047
Other loans interest payable	125,484	66,132
Other accrued expenses for operations	588,134	344,779
	$974,600	$1,102,953

12.  Bank borrowings

	As of
Secured:	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Bank overdrafts repayable on demand	$219,954	$256,140
Repayable within one year
Non-recurring bank loans	2,323,860	794,066
Other bank borrowings	2,114,780	1,747,847
	4,658,594	2,798,053
Unsecured:
Bank overdrafts repayable on demand	-	2,883
Repayable within one year
Other bank borrowings	-	1,660,904
	-	1,663,787
	$4,658,594	$4,461,840

As of June 30, 2006, the above banking borrowings were secured by the following:

(a)  first fixed legal charge over 6 DVD-R discs production lines with carrying amounts of $3,910,968 (note 10);

(b) charge over bank deposit of $266,411;

(c)   charged over trade receivables amounted to $1,518,061; and

(d)  joint and several guarantees executed by two beneficial shareholders of the Company, one of their spouse, a director of the Company’s subsidiary and the Third Party.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

13.  Pension plans

The Company participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in employment in Hong Kong. Contributions are made by the Company operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of $2,580 (equivalent of HK$20,000). The participants are entitled to 100% of the Company’s contributions together with accrued returns irrespective of their length of service with the Company, but the benefits are required by law to be preserved until the retirement age of 65. The only obligation of the Company with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Company. The Company fully complied the contribution requirement and total pension cost was $40,312 and $29,892 for the six months ended June 30, 2006 and 2005 respectively.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

14.  Segment Information

The Company is engaged in the manufacture and distribution of DVD discs. The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar. In case the demands temporarily exceed the Company’s production capacity, the shortage on production of DVD discs is outsourced. Information for the activities of self-production and outsourcing is disclosed under FAS 131, “Disclosures about Segments of an Enterprise and Related Information” as below:

	Self-production Six months ended June 30,		Outsourcing Six months ended June 30,		Total Six months ended June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Revenue from external customers	$12,562,004	$12,307,027	$-	$2,182,332	$12,562,004	$14,489,359
Segment profit	$2,450,507	$3,240,892	$-	$927,939	$2,450,507	$4,168,831

	Self-production Three months ended March 31,		Outsourcing Three months ended March 31,		Total Three months ended March 31,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Revenue from external customers	$6,330,486	$7,790,164	$-	$858,286	$6,330,486	$8,648,450
Segment profit	$1,335,954	$2,068,627	$-	$521,755	$1,335,954	$2,590,382

	Self-production As of		Outsourcing As of		Total As of
	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)	June 30, 2006 (Unaudited)	December 31, 2005 (Audited)
Segment assets	$26,165,264	$22,498,034	$-	$1,194,969	$26,165,264	$23,693,003

Revenues from three customers, of which contributed 10% or more of the Company’s net sales, represents $6,489,835 and (2005: one customer of $11,837,295) of the Company’s consolidated revenues for the six months ended June 30, 2006 respectively.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

14.  Segment Information (Cont’d)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	As of
	June 30, 2006 (Unaudited)	December 31 2005 (Audited)
Assets
Total assets for reportable segments	$26,165,264	$23,693,003
Advance to the Third Party	2,007,709	1,227,738
	$28,172,973	$24,920,741

Other than the construction in progress (note 10) is located in Brazil, all of the Company’s long-lived assets are located in Hong Kong. Geographic information about the revenues, which are classified based on location of the customers, is set out as follows:

	Three months ended June 30,		Six months ended June 30,
	2006 (Unaudited)	2005 (Unaudited)	2006 (Unaudited)	2005 (Unaudited)
Australia	$1,483,890	$143,571	$1,901,817	$879,294
Brazil	183,026	-	2,069,562	-
Chile	231,371	-	324,673	-
Czech Republic	207,718	-	413,879	97,560
Hong Kong	1,802,701	899,311	2,298,362	1,492,613
United Kingdom	933,507	7,456,800	3,795,614	11,837,294
United States	870,613	-	962,204	12,749
Panama	-	-	197,885	-
Other countries	617,660	148,768	598,008	169,849
Total	$6,330,486	$8,648,450	$12,562,004	$14,489,359

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

15.  Commitments and contingences

For the development of market in Brazil, the Company entered into an agreement on March 20, 2006 with two independent third parties for setting up a subsidiary, Discobrás Indústria E Comércio De Eletro Eletrônica Ltda (“Discobrás”), in Brazil. Discobrás has a social capital of $8,046,281 (equivalent to R$17,385,600) and 99.42% or $8,000,000 (equivalent to R$17,285,600) (“Investment Cost”) of which will be subscribed by the Company. The capital contribution to Discobrás is satisfied by certain production lines of $6,000,000 (equivalent to R$12,964,200) and cash consideration of $2,000,000 (equivalent to R$4,321,400).

The Investment Cost is required to be contributed by the Company within one year.

In conjunction with the Investment Cost, on March 26, 2006 the Company had contracted an engineer in Hong Kong to set up the foundation for the factory in Brazil with contract sum of approximately $2,721,000. As of June 30, 2006, $707,850 was paid.

16.  Events after balance sheet date

On July 7, 2006, Cyber Merchants Exchange, Inc. ("Cyber"), a California corporation with its common stock quoted for trading on the Over-the-Counter Bulletin Board in the United States entered into an Exchange Agreement (“Exchange Agreement”) with KI Equity Partners II, LLC, a Delaware limited liability company that owns the majority of the outstanding shares of common stock of Cyber (“KI Equity”), Prime Fortune Enterprises Limited, an international business company incorporated in the British Virgin Islands ("Prime"), and each of the equity owners of Prime (the “Prime Shareholders”). Under the terms of the Exchange Agreement, Cyber will, at closing of the exchange transaction, acquire all of the outstanding capital stock and ownership interests of Prime from the Prime Shareholders in exchange for Cyber issuing 1,000,000 shares of Series A Convertible Preferred Stock, no par value per share, of Cyber, which shall be convertible into 116,721,360 shares of Cyber’s common stock.

In August 2006, both the Company’s board of directors and Prime’s board of directors approved and adopted resolutions in connection with the re-structuring certain shareholdings of the Infosmart Group (the “Re-structuring”). Prior to the Re-structuring, the sole asset of Prime was its investment in the Company’s common stock (that being the one (1) issued and outstanding share of $1.00 each of the Company’s common stock), which was 100% of the Company’s issued capital stock. In connection with the Re-structuring, on August 11 2006, the board of directors of Prime unanimously approved the transfer of the one issued share of the Company’s common stock owned by Prime to Kwok Chung (“Andy Kwok”), one of the Prime Shareholders, in exchange for a cash payment by Andy Kwok to Prime of USD$1.00. Prime transferred the one (1) share of Infosmart stock to Andy Kwok and received payment for such share from Andy Kwok on August 11, 2006.

On August 11, 2006 and simultaneous with the transfer by Prime of its sole asset to Andy Kwok, the Company’s board of directors approved the issuance of 999 new shares of the Company’s common stock (“New Infosmart Shares”)to the Prime Shareholders on a pro-rata basis such that they have same proportional equity interests in the Company as they currently hold in Prime. As consideration for the New Infosmart Shares issued by the Company, on August 11, 2006, the Prime Shareholders paid the Company $1.00 for each share of Infosmart stock issued to the Prime Shareholders, or a total aggregate cash payment of $999 for the New Infosmart Shares. Thereafter, the Prime Shareholders became the direct equity owners of 100% of the Company’s issued and outstanding common stock.

INFOSMART GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)
(Stated in US Dollars)

16.  Events after balance sheet date (Cont’d)

Following the Re-structuring, Cyber entered into an Amendment to the Exchange Agreement with KI Equity, the Company, each of equity owners of the Company (the “Company’s Shareholders”), Prime, and the Prime Shareholders whereby Cyber will, at closing of the exchange transaction, acquire all of the outstanding capital stock and ownership interests of the Company (instead of the outstanding capital stock of Prime) from the Company’s Shareholders, and the Company’s Shareholders (instead of the Prime Shareholders) will transfer and contribute all of their equity interests in the Company to Cyber. In exchange, Cyber will issue to the Company’s Shareholders 1,000,000 shares of Series A Convertible Preferred Stock, no par value per share, of Cyber, which shall be convertible into 116,721,360 shares of Cyber’s common stock (the “Exchange Transaction”). Thereafter the Company will become a wholly owned subsidiary of Cyber and the Company’s Shareholders will become the majority stockholders of Cyber. This Exchange Transaction constitutes a reverse acquisition transaction.

The consummation of the Exchange Transaction is contingent on a minimum of $7,000,000 (or such lesser amount as mutually agreed to by the Company and the placement agent) being subscribed for by certain accredited and institutional investors for the purchase of shares of Series B Convertible Preferred Stock of Cyber promptly after the closing of the Exchange Transaction under terms and conditions approved by Cyber’s board of directors immediately following the Exchange Transaction (the “Financing”). Cyber’s Series B Convertible Preferred Stock (“Series B Preferred Stock”) is sold at a price $7.00 per share. Each share of Series B Convertible Preferred Stock will be convertible into shares of Cyber’s common stock. The Series B Convertible Preferred Stock is cumulative, non-participating and carries dividends at 8% per annum payable quarterly in cash in US Dollars. It will be convertible into shares of Cyber’s common stock at the election of the holder at conversion price equal to $0.261 per share (“Conversion Price”).

The outstanding and unconverted Series B Convertible Preferred Stock shall be converted into shares of the Cyber’s common stock at the Conversion Price then in effect by delivering to the holders an Automatic Conversion Notice upon the happening of all of the following events: (i) for each of the twenty (20) consecutive Trading Days immediately preceding the date of delivery of the Automatic Conversion Notice, the daily Closing Price of the Common Stock shall be equal to at least two hundred fifty percent (250%) of the Conversion Price in effect as of the date immediately preceding the date of the Automatic Conversion Notice; and (ii) the daily trading volume of the Common Stock for each of the Trading Days during such twenty (20) Trading day period shall be at least 500,000 shares; provided, however, no such conversion is permitted unless at the time of the delivery of the Automatic Conversion Notice and on the Automatic Conversion Date, (A) Cyber is in compliance with all of its obligations under this Certificate of Determination and the Transaction Documents, (B) during each of the Trading Days in such twenty (20) day period, the Registration Statement has been effective and has not been suspended by the SEC, (C) as of the Conversion Date, the Registration Statement is effective and has not been suspended by the SEC and no event has occurred which will likely result in the Registration Statement being declared ineffective or suspended by the SEC, and (D) no Triggering Event (as described under “Redemption Rights” in this Form 8-K) has occurred and is continuing.

Any outstanding of Series B Convertible Preferred Stock not yet converted will be converted automatically two years from the date of the issuance of such stock at the then effective conversion price.

The closing of the Financing is contingent on the closing of the Exchange Transaction, and the Exchange is contingent on the closing of the Financing.

CYBER MERCHANTS EXCHANGE, INC.

SHARES

COMMON STOCK

PROSPECTUS

_________, 2006

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the provisions of California’s Corporation Code, Cyber has adopted the following indemnification provisions in its restated Articles of Incorporation for its directors and officers:

“(a)  Directors. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)  Directors and Officers. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

In addition, Cyber’s Bylaws contain the following provision regarding indemnification of its officers, directors, employees or other agents of the corporation:

“The corporation has the power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in California Corporations Code Section 317 as that section now exists or may from time to time be amended to provide.”

Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director’s duties to the corporation and its shareholders. The provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

Section 317 of the California General Corporation Law further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its Articles of Incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cyber pursuant to Cyber’s Articles of Incorporation, Bylaws, the California Corporations Code, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the costs and expenses payable by Cyber in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee	$3,445.89
Printing Fees	$5,000
Accounting Fees and Expenses	$6,430
Legal Fees and Expenses	$100,000
Miscellaneous	$5,000
Total	$119,875.89

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

2006. In August 2006 and immediately prior to the closing of the Exchange Agreement, we issued 2,850,000 shares of Cyber’s common stock to Worldwide Gateway Co., Ltd. (“Gateway”) for Gateway’s services as a consultant to Cyber connection with the Exchange (“Gateway Shares”). Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Cyber made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholder was not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Gateway understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006, pursuant to the Exchange Agreement, Cyber issued 1,000,000 shares of its Series A Preferred Stock to the Infosmart Shareholders in exchange for 100% of the outstanding shares of Infosmart. Each share of the Series A Preferred Stock will be convertible into 116.721360 shares of Cyber’s common stock. Such securities were not registered under the Securities Act. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act. Cyber made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholders were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that such shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006, pursuant to the Financing, Cyber issued 1,092,857.143 shares of its Series B Preferred Stock to the Investors in exchange for gross proceeds of approximately $7,650,000 that Cyber received pursuant to Subscription Agreements entered into with the Investors for the purchase of its Series B Preferred Stock at a price of $7.00 per share. When converted to common stock, the conversion price per share is $0.261 per share of common stock, subject to standard adjustments. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. Cyber made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Gateway understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006 and in connection with Financing and the issuance of the Series B Preferred Stock to the Investors, Cyber also issued warrants to the Investors to purchase the number of shares of the common stock of Cyber Merchants into which such Series B Preferred Stock are convertible (the “Conversion Shares”). Cyber issued warrants to the Investors to purchase an aggregate of 29,310,345 shares common stock. The warrants have an exercise price of $0.326 per share, subject to adjustments. In connection with the Financing, Cyber also issued warrants to placement agents’ Keating Securities, LLC and Axiom Capital Management, Inc. for the purchase of an aggregate of 2,931,035 shares at an exercise price of $0.326. The warrants are fully vested and have a 5-year term. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. Cyber made this determination based on the representations of the Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In September 2006, we issued 459,770 shares of restricted common stock to Richardson & Patel LLP in settlement of indebtedness arising from the provision of legal services rendered to Cyber. We issued these securities in reliance on Section 4(2) of the Securities Act. There was no form of general solicitation or general advertising undertaken and, as Cyber’s legal counsel, the acquirer occupies a status that affords it effective access to the information registration would otherwise provide.

2005. On Effective May 31, 2005, we issued 120,862 shares of our common stock (on a post-Reverse Split basis) as a stock bonus to certain employees and directors. These shares were issued under an exemption from registration under Section 4(2) of the Securities Act. The individuals receiving the Stock Bonus previously had stock options in Cyber which were cancelled as part of this stock bonus and the Cyber Reorganization in May 2005.

In August 2005, we cancelled all outstanding stock options granted under our 1996, 1999 and 2001 Stock Option Plans (“Option Plans”) and further terminated each of Option Plans. Certain option holders agreed to the cancellation of their options, and Frank Yuan agreed to assume all obligations of Cyber with respect to options to purchase 36,025 shares of our common stock held by certain employees and consultants who did not agree to cancel their options.

On September 30, 2005, we issued 7,104,160 shares of common stock to KI Equity for $415,000, pursuant to the SPA described above. These shares of common stock were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of common stock issued to KI Equity will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

On October 5, 2005, we issued 1,000,000 shares of common stock, in restricted form, to KI Equity at a purchase price of $0.05 per share, for an aggregate purchase price of $50,000 in order to provide funds for our working capital needs. Also on October 5, 2005, Cyber issued 250,000 shares of its common stock to Kevin R. Keating, the sole officer and director of Cyber at that time, for services rendered to Cyber valued at $12,500, or $0.05 per share, and we also issued 250,000 shares of its common stock to Garisch Financial, Inc. for consulting services rendered to Cyber valued at $12,500, or $0.05 per share. We consider this to be the best estimate of the fair value of the non-cash transaction. All of the shares of common stock issued on October 5, 2005 were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of common stock issued to KI Equity, Kevin R. Keating and GFI will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Cyber agreed to grant “piggyback” registration rights to KI Equity, Kevin R. Keating and GFI with respect to the above shares.

On October 24, 2005, we issued 500,000 shares of common stock to KI Equity at a purchase price of $0.05 per share for an aggregate price of $25,000 in order to provide additional funds for our working capital needs. These shares of Common Stock were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of Common Stock issued to KI Equity will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Cyber agreed to grant "piggyback" registration rights to KI Equity with respect to the above shares.

2004. Throughout fiscal 2004, Cyber, pursuant to its 1999 Stock Option Plan, granted options to purchase an aggregate of 290,000 shares of restricted common stock, at an exercise price of $0.20 per share (estimated to be in excess of the fair market value of Cyber's common stock on the date of grant), to various employees of Cyber. The options vest through September 2005 and are exercisable through September 2013. In addition, Cyber, pursuant to the 2001 plan, granted options to purchase an aggregate 330,000 shares of restricted common stock, at exercise prices ranging from $0.20 to $0.51 per share (estimated to be the fair market value of Cyber's common stock on the dates of grant), to various employees of Cyber. The options vest through September 2005 and are exercisable through September 2013. Cyber believes the issuances of the stock options to its directors, executives and employees were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act, as amended.

2003. Throughout fiscal 2003, Cyber granted options through its 1999, and 2001 Stock Option Plans to purchase an aggregate of 50,000, and 140,000 shares, respectively, of restricted common stock, at an exercise price of $0.24 per share (the fair market value of Cyber's common stock on the date of grant), to various directors and employees of Cyber. The options vest through December 2004 and are exercisable through December 2011. We believe the issuances of the stock options to its directors, executives and employees were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act, as amended.

In May, June and through December 2003, Cyber granted warrants to purchase an aggregate of 30,000 shares of Cyber's common stock, with exercise prices ranging from $0.26 - $0.30 per share, vested upon grant and expire through May 2006. Cyber believes the issuance was exempt from registration pursuant to Rule 506 of Regulation D and/or Section (4)(e) under the Act. These warrants were cancelled in April 2005.

ITEM 27.  EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Securities Purchase Agreement, dated August 25, 2005 (5)

2.2	Transfer and Assumption Agreement dated as of May 31, 2005 (5)

2.3	Exchange Agreement by and among Cyber, KI Equity, Hamptons Investment Group, Ltd., Prime and the Prime Shareholders dated July 7, 2006 *(6)

2.4	Guarantee and Assumption Agreement by and among Cyber, Infosmart, IS International, IS Technology and IS Media dated July 7, 2006 (6)

2.5
First Amendment to the Exchange Agreement dated August 16, 2006 between Cyber, KI Equity Partners, LLC, Hamptons Investment Group, Ltd., Prime, Prime Shareholders, Infosmart Group Ltd. and the Infosmart Shareholders * (7)

2.6	Amended and Restated Guarantee and Assumption Agreement by and among Cyber, IS International, IS Technology and IS Media dated August 16, 2006 (7)

2.7	Voting Agreement by and among the Infosmart Stockholders and KI Equity dated August 16, 2006 (7)

2.8	Escrow Agreement by and among Cyber, KI Equity, Infosmart, the Infosmart Stockholders and Richardson, as escrow agent, dated August 16, 2006 (7)

2.9	Financial Advisory Agreement by an among Keating Securities LLC and Cyber Merchants Exchange Inc. dated August 16, 2006 (7)

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

3.3	Certificate Of Determination Of Rights, Preferences, Privileges And Restrictions Of Series A Convertible Preferred Stock

3.4	Certificate Of Determination Of Rights, Preferences, Privileges And Restrictions Of Series B Convertible Preferred Stock

4.1	Lock-Up Agreement (2)

4.2	Specimen Stock Certificate for Shares of Common Stock of the Company (4)

4.3	Warrant expiring October 15, 2002 issued by the Company to Burlington Coat Factory Warehouse Corporation on October 15, 1997 (1)

4.4	Warrant expiring February 10, 2004 issued by the Company to Imperial Bank on February 10, 1999 (4)

4.5	Warrant expiring May 25, 2005 issued by the Company to Factory 2-U on May 25, 2000 (3)

5.1	Opinion of Richardson & Patel LLP

10.1	Lease of registrant's facilities dated January 29, 2004

10.2	Lease of registrant's facilities dated March 22, 2006

10.3	Lease of registrant's facilities dated September 16, 2003

10.4	Lease of registrant's facilities dated July 25, 2003

10.5	Lease of registrant's facilities dated September 30, 2003

10.6	Placement Agent Agreement dated July 7, 2006 between the Registrant, Securities, LLC and Axiom Capital Management, Inc. * (7)

10.7	Form of Subscription Agreement between the Registrant and the Investor to be identified therein (7)

10.8	Registration Rights Agreement (7)

10.9	Form of Common Stock Purchase Warrant (7)

10.10	Assignment and Assumption of Placement Agreement by an among Infosmart, Cyber, Keatings Securities, LLC and Axiom Capital Management, Inc. dated August 16, 2006 (7)

10.11	Appointment Letter Agreement by and among Po Nei Sze and Infosmart Group Limited dated June 1, 2006 (7)

10.12	Appointment Letter Agreement by and among Andrew Chang and Infosmart Group Limited dated July 1, 2006 (7)

10.13	Appointment Letter Agreement by and among Chung Kwok (aka Andy Kwok) and Infosmart Group Limited dated July 1, 2006 (7)

10.14	Cooperation Agreement by and among Infoscience Media Ltd. and Infoscience Holdings Ltd. dated December 1, 2005 (7)

10.15	Cooperation Agreement by and among Info Smart Technology Limited. and Mega Century Limited dated January 1, 2006 (7)

10.16	Amendment Agreement by and among Info smart Technology Limited, Info Smart International Enterprises Limited, and Mega Century Ltd. dated January 1, 2006 (7)

10.17	Banking Facilities Letter Agreement by and between Infoscience Media Limited and Hang Seng Bank Limited dated September 15, 2005 (7)

10.18	General Banking Facilities Agreement by and between Info Smart Technology Ltd. and Chiyu Banking Corporation Limited dated November 28, 2003 (7)

10.19	Contract for two Automatic Dual Track DVDR Manufacturing Systems "Streamline II DVDR" between Infoscience Media Ltd. and ACME Cassette Manufacturing Limited dated September 15, 2004 (7)

17.1	Letter of Resignation from Kevin R. Keating to the Board of Directors (8)

17.2	Letter of Resignation of directors Jeff Andrews, Margie Blackwell and Luca Toscani to the Board of Directors (8)

21.1	List of Subsidiaries (7)

23.1	Consent Letter of PKF

24.1	Power of Attorney (included at page II-7)

* The schedules to this document are not being filed herewith.  Cyber agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

(1)	Filed on May 6, 1999 as an exhibit to Cyber's Registration Statement on Form SB-2 (File No. 333-60487), as amended, and incorporated herein by reference.

(2)	Filed on January 27, 2000 as an exhibit to a report by Cyber on a Form 8-A and incorporated herein by reference.

(3)	Filed on July 18, 2000 as an exhibit to a report by Cyber on a Form 8-K dated June 30, 2000 and incorporated herein by reference.

(4)	Filed on September 29, 2000 as an exhibit to Cyber's report on Form 10-KSB for the fiscal year ended June 30, 2000 and incorporated herein by reference.

(5)	Filed on August 26, 2005 as an exhibit to a report by Cyber on a Form 8-K dated August 25, 2005 and incorporated herein by reference.

(6)	Filed on July 12, 2006 as an exhibit to a report by Cyber on a Form 8-K dated July 7, 2006 and incorporated herein by reference.

(7)	Filed as an exhibit to Cyber's first Current Report on Form 8-K filed on August 24, 2006.

(8)	Filed as an exhibit to Cyber's second Current Report on Form 8-K filed on August 24, 2006.

ITEM 28. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[The remainder of this page is left blank intentionally.]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 to be signed on its behalf by the undersigned, in the Hong Kong, China S.A.R. on September 15, 2006.

CYBER MERCHANTS EXCHANGE, INC.

Date: September 15, 2006	By:	/s/ Chung Kwok
Chung Kwok
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Chung Kwok and Ms. Po Nei Sze as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Chung Kwok	Chief Executive Officer and President / Director	September 15, 2006
Chung Kwok

/s/ Po Nei Sze	Chief Financial Officer, Secretary and	September 15, 2006
Po Nei Sze	Treasurer / Director

/s/ Andrew Chang	Director	September 15, 2006
Andrew Chang

/s/ Godwin Wong	Director	September 15, 2006
Godwin Wong